As filed with the Securities and Exchange Commission on September 2, 2022

Registration No. 333- ______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM F-10

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HIVE Blockchain Technologies Ltd.

(Exact name of Registrant as specified in its charter)

Canada	7374	Not Applicable
(Province or other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number, if applicable)

Suite 855 -789 West Pender Street, Vancouver, BC V6C 1H2

(604) 664-1078

(Address and telephone number of Registrant's principal executive offices)

Cogency Global Inc.

122 E. 42nd Street, 18th Floor

New York, New York 10168

(800) 221-0102
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Jonathan H. Gardner Kavinoky Cook LLP 726 Exchange Street; Suite 800 Buffalo, NY 14210 (716) 845-6000	Dennis Peterson Peterson McVicar LLP 18 King St. E., Suite 902 Toronto, ON M5C 1C4 (647) 259-1790	Mark D. Wood Alyse A. Sagalchik Katten Muchin Rosenman LLP 525 W. Monroe Street Chicago, IL 60661 (312) 902-5200	Martin Langlois Stikeman Elliott LLP 5300 Commerce Court West 199 Bay Street Toronto, Ontario M5L 1B9 (416) 869-5672

Approximate date of commencement of proposed sale of the securities to the public:

As soon as practicable after this Registration Statement becomes effective

Province of British Columbia, Canada

(Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box below):

A.	☐	upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada).
B.	☐	at some future date (check the appropriate box below)

1.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time not sooner than 7 calendar days after filing).
2.	☐	pursuant to Rule 467(b) on ( ) at ( ) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on ( ).
3.	☒	pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.	☐	after the filing of the next amendment to this Form (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☒

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

S-ii

PART I

INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

This prospectus supplement (the "prospectus supplement"), together with the accompanying amended and restated short form base shelf prospectus dated January 4, 2022 (amending and restating the short form base shelf prospectus dated January 27, 2021) (the "base shelf prospectus" and, as supplemented by this prospectus supplement, the "prospectus") to which it relates, as amended or supplemented, and each document incorporated by reference into this prospectus supplement and the base shelf prospectus, constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

Information has been incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of HIVE Blockchain Technologies Ltd. at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3 (Telephone 604 664-1078), and are also available electronically at www.sedar.com and www.sec.gov.

PROSPECTUS SUPPLEMENT

to the amended and restated short form base shelf prospectus dated January 4, 2022

(amending and restating the short form base shelf prospectus dated January 27, 2021)

New Issue	September 2, 2022

HIVE BLOCKCHAIN TECHNOLOGIES LTD.

Up to US$100,000,000

This prospectus supplement of HIVE Blockchain Technologies Ltd. (the "Company", "HIVE", "we", or "our"), together with the base shelf prospectus, hereby qualifies the distribution (the "Offering") of up to US$100,000,000 of common shares in the capital of the Company ("Common Shares" and each Common Share being qualified hereunder, an "Offered Share"). See "PLAN OF DISTRIBUTION".

The Common Shares are listed for trading on the TSX Venture Exchange ("TSXV") under the trading symbol "HIVE" as well as on the Nasdaq Capital Markets Exchange (the "Nasdaq") under the trading symbol "HIVE" and on the Open Market of the Frankfurt Stock Exchange ("FSE") under the trading symbol "HBFA.F". On September 1, 2022, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSXV and Nasdaq was C$6.37 and US$4.85, respectively.

The TSXV has conditionally approved the listing of the Offered Shares offered by this prospectus supplement, subject to the Company fulfilling all of the listing requirements of the TSXV.

The Company has entered into an at the market offering agreement dated September 2, 2022 (the "Distribution Agreement") with H.C. Wainwright & Co., LLC (the "Agent"), pursuant to which the Company may distribute Offered Shares in the Offering from time to time through the Agent, as agent for the distribution of the Offered Shares in accordance with the terms of the Distribution Agreement. The Offering is being made only in the United States under a registration statement filed under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") on Form F-10 (File No. 333), filed with the United States Securities and Exchange Commission (the "SEC") on September 2, 2022. No Offered Shares will be sold under the Distribution Agreement in Canada or on the TSXV or any other trading markets in Canada. See "PLAN OF DISTRIBUTION".

The Offered Shares will be distributed at the market prices prevailing at the time of the sale. As a result, prices at which Offered Shares are sold in the Offering may vary as between purchasers and during the period of any distribution. There is no minimum amount of funds that must be raised under the Offering. This means that the Offering may terminate after only raising a portion of the Offering amount set out above, or none at all. See "PLAN OF DISTRIBUTION".

The Company will pay the Agent compensation for its services in acting as agent in connection with the sale of Offered Shares pursuant to the Distribution Agreement of 3.0% of the gross sales price per Offered Share sold (the "Commission").

No underwriter, agent, or dealer of the at-the-market distribution, no affiliate of such underwriter, agent, or dealer, and no person or company acting jointly or in concert with such underwriter, agent, or dealer, may, in connection with the distribution, enter into any transaction that is intended to stabilize or maintain the market price of the securities or securities of the same class as the securities distributed under this prospectus supplement, including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Investment in the Offered Shares is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus supplement, the base shelf prospectus and in the documents incorporated by reference as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See the "RISK FACTORS" section in the base shelf prospectus and in this prospectus supplement.

Prospective investors should be aware that the acquisition of the Company's securities described herein may have tax consequences in Canada and/or the United States. This prospectus supplement and the base shelf prospectus may not describe the tax consequences fully. Furthermore, such consequences for investors who are resident in, or citizens of, the United States may not be described fully in this prospectus supplement. You should read the tax discussion in this prospectus supplement and consult your own tax advisor with respect to your own particular circumstances prior to making any investment in the Offered Shares.

Certain of the Company's current directors, officers and promoters reside outside of Canada. The persons named below have appointed the Company as their agent for service of process. Securityholders are advised that it may not be possible to enforce judgments obtained in Canada against any person or company that is incorporated, continued or organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Name of Person	Name and Address of Agent
Frank Holmes	HIVE Blockchain Technologies Ltd. Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
Dave Perrill
Susan McGee
Ian Mann

The Company's head office is located at Suite 855, 789 West Pender Street, Vancouver, BC, V6C 1H2 and the Company's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of Canada, that some of its officers and directors are residents of a foreign country, that some or all of the underwriters or experts that may be named in the registration statement on Form F-10 that includes this prospectus supplement and the base shelf prospectus (collectively, the "Registration Statement") may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

S-iv

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Any offering made pursuant to this prospectus supplement and the accompanying base shelf prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus supplement in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Upon delivery of a placement notice by the Company, if any, the Agent may sell the Offered Shares in the United States only. The sales, if any, of Offered Shares made under the Distribution Agreement will be made by means of ordinary brokers' transactions that are deemed to be "at-the-market" distributions on Nasdaq or another existing trading market in the United States at market prices, or as otherwise agreed upon by the Company and the Agent. No Offered Shares will be offered or sold in Canada or on the TSXV or any other trading market in Canada. The Agent is not required to sell any specific number or dollar amount of Offered Shares but will use its commercially reasonable efforts, consistent with its normal sales and trading practices, to sell the Offered Shares under, and in accordance with, the terms and conditions of the Distribution Agreement. See "PLAN OF DISTRIBUTION".

The Company will pay the Agent compensation for its services in acting as agent in connection with the sale of Offered Shares pursuant to the Distribution Agreement of 3.0% of the gross sales price per Offered Share sold. In addition, the Company has agreed to reimburse the Agent for certain expenses in connection with the Distribution Agreement as described in the "PLAN OF DISTRIBUTION". In connection with sales of the Offered Shares, the Agent may be deemed to be an "underwriter" within the meaning of the U.S. Securities Act, and the compensation of the Agent may be deemed to be underwriting commissions or discounts. The Company has agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the U.S. Securities Act.

Investing in the Offered Shares is subject to certain risks that should be considered carefully by prospective purchasers. Please see "RISK FACTORS" in this prospectus supplement and the accompanying base shelf prospectus and the risk factors in the Company's documents which are incorporated by reference herein for a description of risks involved in an investment in Offered Shares.

Investors should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base shelf prospectus. The Company has not authorized anyone to provide investors with different information. Information contained on the Company's website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the Offered Shares. The Company will not make an offer of the Offered Shares in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

AGENT

H.C. WAINWRIGHT & CO.

S-v

S-vi

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE BASE SHELF PROSPECTUS

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the securities the Company is offering and also adds to and updates certain information contained in the base shelf prospectus and the documents incorporated by reference herein and therein. The second part, the base shelf prospectus, gives more general information, some of which may not apply to the Offered Shares offered hereunder. This prospectus supplement is deemed to be incorporated by reference into the base shelf prospectus solely for the purposes of the Offering of the Offered Shares. If the description of the Offered Shares varies between this prospectus supplement and the accompanying base shelf prospectus, investors should rely on the information in this prospectus supplement. This prospectus supplement may add, update or change information contained in the accompanying base shelf prospectus or any of the documents incorporated by reference herein or therein. To the extent that any statement made in this prospectus supplement is inconsistent with statements made in the accompanying base shelf prospectus or any documents incorporated by reference herein or therein filed prior to the date of this prospectus supplement, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base shelf prospectus and such documents incorporated by reference herein or therein.

Purchasers should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus. The Company and the Agent have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The Company is not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the Offering in certain jurisdictions may be restricted by law. You should assume that the information contained in this prospectus supplement and the accompanying base shelf prospectus, as well as information filed with the SEC and with the securities regulatory authorities in each of the Provinces and Territories of Canada that is incorporated by reference herein and in the accompanying base shelf prospectus, is accurate only as of its respective date, regardless of the time of delivery of the base shelf prospectus, this prospectus supplement or any amendment thereto, or of any sale of the Company's securities pursuant thereto. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

The Company is subject to the information requirements of the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), and applicable Canadian securities legislation, and, in accordance therewith, the Company files reports and other information with the SEC and with the securities regulatory authorities in each of the provinces of Canada. Under a multijurisdictional disclosure system adopted by the United States and Canada, the Company may generally prepare those reports and other information in accordance with the Canadian disclosure requirements. Those requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act.

This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

In this prospectus supplement, unless otherwise indicated, all dollar amounts and references to "US$" or "$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus supplement and the documents incorporated by reference contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience. See "CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION".

References in this prospectus supplement to "HIVE", "we", "us" or "our" refer to the Company and its wholly-owned subsidiaries, unless the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

Certain statements and other information contained in this prospectus constitute "forward-looking information" under Canadian Securities Laws and "forward-looking statements" under U.S. securities laws (collectively "forward-looking statements") that relate to the Company's current expectations and views of future events. All statements other than statements of historical fact may be forward-looking statements. In some cases, these forward-looking statements can often, but not always, be identified by words or phrases such as "may", "might", "will", "expect", "anticipate", "forecast", "estimate", "intend", "plan", "indicate", "seek", "believe", "predict" or "likely", or the negative of these terms, or other similar expressions intended to identify forward-looking statements. The Company has based these forward-looking statements on its current expectations and projections about future events and financial trends that it believes might affect its financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, among other things, statements relating to:

• the intention of the Company to complete any offering of Offered Shares on the terms and conditions described herein and the aggregate amount of the total proceeds that the Company will receive pursuant to the Offering;

• the Company's expected use of the net proceeds from any sales of Offered Shares in the Offering;

• the expenses of the Offering;

• the future price of cryptocurrencies, such as Bitcoin and Ethereum, and the other types of digital assets which HIVE and its subsidiaries mine, hold and trade;

• the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

• the liquidity and market price of the Offered Shares;

• the Company's expectations regarding the sufficiency of its capital resources and requirements for additional capital;

• litigation risks;

• currency fluctuations;

• risks related to debt securities being secured;

• risks related to the decrease of the market price of the Offered Shares if the Company's shareholders sell substantial amounts of Offered Shares;

• risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per share;

• the absence of a market through which the Company's securities, other than Offered Shares, may be sold;

• changes to governmental laws and regulations; and

• effects of the novel coronavirus ("COVID-19") outbreak as a global pandemic.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements. These statements speak only as of the date of this prospectus.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the management discussion and analysis and press releases of the Company, and such documents are available under the Company's SEDAR profile at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. Other material factors or assumptions that were applied in formulating the forward-looking statements contained herein include or relate to the following:

• the business and economic conditions affecting the Company's operations in their current state, including, general levels of economic activity, regulations, taxes and interest rates;

• the Company's ability to profitably generate cryptocurrencies;

• the Company's ability to successfully acquire and maintain required regulatory licenses and qualifications;

• historical prices of cryptocurrencies;

• the emerging cryptocurrency and blockchain markets and sectors;

• the Company's ability to maintain good business relationships;

• the Company's ability to manage and integrate acquisitions;

• the Company's ability to identify, hire and retain key personnel;

• the Company's ability to raise sufficient debt or equity financing to support the Company's continued growth;

• the technology, proprietary and non-proprietary software, data and intellectual property of the Company and third parties in the cryptocurrencies and digital asset sector is able to be relied upon to conduct the Company's business;

• the Company does not suffer a material impact or disruption from a cybersecurity incident, cyber-attack or theft of digital assets;

• continued maintenance and development of cryptocurrency mining facilities;

• continued growth in usage and in the blockchain for various applications;

• continued development of a stable public infrastructure, with the necessary speed, data capacity and security required to operate blockchain networks;

• the absence of adverse regulation or law; and

• the absence of material changes in the legislative, regulatory or operating framework for the Company's existing and anticipated business.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company's ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements include:

• the Company's cryptocurrency inventory may be exposed to cybersecurity threats and hacks;

• regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations;

• the value of cryptocurrencies may be subject to volatility and momentum pricing risk;

• cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure;

• possibility of less frequent or cessation of monetization of cryptocurrencies;

• limited history of de-centralized financial system;

• cryptocurrency network difficulty and impact of increased global computing power;

• banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment;

• the impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain;

• economic dependence on regulated terms of service and electricity rates risks;

• political and regulatory risks;

• permits and licences;

• server failures;

• global financial conditions;

• tax consequences;

• environmental regulations;

• environmental liability;

• the further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate;

• acceptance and/or widespread use of cryptocurrency is uncertain;

• possibility of the Ether algorithm transitioning to proof of stake validation;

• the Company may be required to sell its inventory of cryptocurrency to pay suppliers;

• facility developments;

• the Company's operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies;

• the Company's coins may be subject to loss, theft or restriction on access;

• incorrect or fraudulent coin transactions may be irreversible;

• if the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations;

• the price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets;

• risk related to technological obsolescence and difficulty in obtaining hardware;

• risks related to insurance;

• Bitcoin halving events;

• transactional fees and demand for Bitcoin;

• future profits/losses and production revenues/expenses;

• property and other insurance risks;

• there is a risk of serious malfunctions in servers or central processing units and/or their collapse;

• hazards associated with high-voltage electricity transmission and industrial operations may result in suspension of our operations or the imposition of civil or criminal penalties;

• limited operating history;

• future capital needs, uncertainty of additional financing and dilution;

• management of growth;

• additional funding requirements and dilution;

• loss of key employees & contractors;

• pandemics and COVID-19;

• international conflict;

• conflicts of interest;

• liquid market for securities;

• dividends;

• interest rate risk;

• currency exchange risk;

• discretion over use of proceeds;

• unallocated proceeds of the Offering;

• dilution;

• return on investment is not guaranteed;

• trading price of common shares and volatility;

• market discount;

• unsecured debt securities;

• risk of potential adverse U.S. federal income tax consequences to 10% or greater United States shareholders;

• passive foreign investment company status; and

• trading price of Common Shares and volatility.

Additional information on these and other factors is discussed under the heading "RISK FACTORS" in this prospectus supplement, in the accompanying base shelf prospectus and in the documents incorporated by reference herein including in the 2022 MD&A (as defined herein) under the heading "Risks and Uncertainties" and in the 2022 AIF (as defined herein) under the heading "Risk Factors", as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

This prospectus supplement is deemed to be incorporated by reference into the base shelf prospectus as of the date hereof and only for the purposes of the Offered Shares offered hereunder. Other documents are also incorporated, or deemed to be incorporated, by reference in the base shelf prospectus and reference should be made to the base shelf prospectus for full particulars thereof.

Information has been incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of HIVE at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3 (Telephone 604 664-1078) Attn. Chief Financial Officer. Such documents are also available without charge to shareholders and other interested parties through the "Investors" portion of the Company's website at www.hiveblockchain.com as well as on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. The filings of the Company available on the Company's website, SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.

As of the date hereof, the following documents, filed by the Company with securities commissions or similar authorities in each of the provinces and territories of Canada are specifically incorporated by reference in, and form an integral part of, this prospectus supplement, provided that such documents are not incorporated by reference to the extent that their contents are modified or superseded by a statement contained in this prospectus supplement or the accompanying base shelf prospectus or in any other subsequently filed document that is also incorporated by reference in this prospectus supplement or the accompanying base shelf prospectus, as further described below:

• the Company's annual information form for the year ended March 31, 2022, dated as at July 19, 2022 and field on July 19, 2022 (the "2022 AIF");

• the Company's audited consolidated financial statements for the years ended March 31, 2022 and 2021, the notes thereto and the independent auditor's report thereon, filed on July 19, 2022;

• the Company's annual management's discussion and analysis for the year ended March 31, 2022, dated as at July 19, 2022 and field on July 19, 2022 (the "2022 MD&A");

• the Company's unaudited condensed interim consolidated financial statements for the three months ended June 30, 2022 and 2021 and filed on August 16, 2022;

• the Company's management's discussion and analysis for the three months ended June 30, 2022 and 2021 and filed on August 16, 2022;

• the information circular dated November 9, 2021 with respect to the annual general meeting of the Company's shareholders ("Shareholders") to be held on December 21, 2021, filed on November 22, 2021;

• the Company's statement of executive compensation for the year ended March 31, 2022 and filed on August 18, 2022;

• the material change report dated April 8, 2022 related to its March 2022 cryptocurrency production;

• the material change report dated May 4, 2022 related to its April 2022 cryptocurrency production;

• the material change report dated May 11, 2022 related to the proposed consolidation (the "Consolidation") of the Common Shares on the basis of five (5) pre-Consolidation Common Shares for one (1) post-Consolidation Common Share;

• the material change report dated May 24, 2022 related to the completion of the Consolidation;

• the material change report dated June 9, 2022 related to the production figures from the Company's Bitcoin and Ethereum mining operations for the month of May 2022;

• the material change report dated July 5, 2022 related to the delay in certain annual filings, including the Company's annual report on Form 40-F and the 2022 MD&A;

• the material change report dated July 7, 2022 related to the production figures from the Company's Bitcoin and Ethereum mining operations for the month of June 2022;

• the material change report dated July 13, 2022 related to an update regarding the Company's delayed annual filings;

• the material change report dated July 20, 2022 related to the Company's financial review and results for the year ended March 31, 2022;

• the material change report dated August 5, 2022 related to related to the production figures from the Company's Bitcoin and Ethereum mining operations for the month of July 2022;

• the material change report dated August 16, 2022 related to the Company's earnings report for the first quarter ended June 30, 2022;

• the material change report dated August 17, 2022, which amended the material change report dated August 16, 2022, in order to present the actual press release disseminated on August 16, 2022;

• the material change report dated August 26, 2022 related to the grant of stock options and restricted share units to certain employees, officers and consultants of the Company; and

• the statement of executive compensation for the year ended March 31, 2022 posted to SEDAR on August 18, 2022.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectus filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this prospectus supplement and prior to the termination of this offering of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus supplement and the accompanying base shelf prospectus. To the extent that any document or information incorporated by reference into this prospectus supplement is included in a report that is filed with or furnished to the SEC pursuant to the U.S. Exchange Act, such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

In addition, if the Company disseminates a news release in respect of previously undisclosed information that, in the Company's determination, constitutes a "material fact" (as such term is defined under applicable Canadian securities laws), the Company will identify such news release as a "designated news release" for the purposes of the prospectus in writing on the face page of the version of such news release that the Company files on SEDAR (any such news release, a "Designated News Release"), and each such Designated News Release shall be deemed to be incorporated by reference into this prospectus only for the purposes of the Offering. These documents will be available through the internet on SEDAR, which can be accessed at www.sedar.com, and on EDGAR which can be accessed at www.sec.gov.

Furthermore, any "template version" of any " marketing materials" (each such term as defined in National Instrument 41-101 - General Prospectus Requirements) filed on SEDAR in connection with the Offering after the date of this prospectus supplement but prior to the termination of the distribution of the Offered Shares pursuant to the Offering is deemed to be incorporated by reference in this prospectus supplement and in the accompanying base shelf prospectus.

Any statement contained in this prospectus supplement, in the accompanying base shelf prospectus, or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying base shelf prospectus, to the extent that a statement contained herein, in any prospectus supplement hereto, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the prospectus.

References to the Company's website in this prospectus supplement, in the accompanying base shelf prospectus or in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Three months ended June 30, 2022	Three months ended June 30, 2021	Year ended March 31, 2022	Year ended March 31, 2021
	(expressed in Canadian dollars)
High	1.3039	1.2617	1.2942	1.4217
Low	1.2451	1.2040	1.2040	1.2455
Average	1.2768	1.2282	1.2536	1.3219
Closing	1.2886	1.2394	1.2496	1.2575

On September 1, 2022, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was US$1.00 = C$1.3166.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

The following documents have been, or will be, filed with the SEC as part of the Registration Statement, of which this prospectus supplement forms a part: (1) the documents listed under "DOCUMENTS INCORPORATED BY REFERENCE"; (2) powers of attorney from certain of the Company's directors and officers; and (3) the Distribution Agreement.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the U.S. Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be obtained on EDGAR at the SEC's website: www.sec.gov.

The Company has filed with the SEC the Registration Statement with respect to certain securities of the Company, including the Offered Shares. This prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated by reference herein, which form a part of the Registration Statement, do not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the Securities, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this prospectus supplement and the accompanying base shelf prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about the Company contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about the Company and the Company's business that you should consider before investing in any securities. You should carefully read the entire prospectus and this prospectus supplement, including the section entitled "RISK FACTORS", as well as the documents incorporated by reference into the prospectus and this prospectus supplement, before making an investment decision.

Name, Address, and Incorporation

The Company was incorporated in the Province of British Columbia on June 24, 1987 under the Business Corporations Act (British Columbia) under the name "Carmelita Petroleum Limited". The Company changed its name first on September 26, 1996 to "Carmelita Resources Limited", then on July 4, 2000 to "Pierre Enterprises Ltd.", then on February 1, 2011 to "Leeta Gold Corp.", and finally on September 15, 2017 to "HIVE Blockchain Technologies Ltd.".

The Company's head office is located at Suite 855, 789 West Pender Street, Vancouver, British Columbia, V6C 1H2, and the Company's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

The Common Shares are listed for trading on the TSXV under the trading symbol "HIVE" as well as on Nasdaq under the symbol "HIVE", and on the Open Market of the Frankfurt Stock Exchanges under the symbol "HBFA.F".

Subsidiaries

The chart below lists the principal material subsidiaries of the Company as of the date hereof.

Name	Jurisdiction	Assets Held
HIVE Blockchain Iceland ehf.	Iceland	Computer equipment
HIVE Blockchain Switzerland AG	Switzerland	Cryptocurrency inventory
HIVE Digital Data Ltd.	Bermuda	Cryptocurrency inventory
Bikupa Datacenter AB	Sweden	Computer equipment
Bikupa Datacenter 2 AB	Sweden	Computer equipment
9376-9974 Québec Inc.	Québec	Computer equipment
HIVE Atlantic Datacentres Ltd.	New Brunswick	50 MW substation and computer equipment

SUMMARY DESCRIPTION OF THE BUSINESS

The primary business of the Company is the provision of computing capacity to secure a distributed network by creating, verifying, publishing and propagating blocks in the blockchain in exchange for rewards and fees denominated in the native token of that network (i.e. Bitcoin or Ether, as applicable), referred in this Prospectus as "mining" or "cryptocurrency mining".

For the purposes of this section "THE COMPANY - SUMMARY DESCRIPTION OF THE BUSINESS":

"Bitcoin" shall refer to the native token of the Bitcoin Network which utilizes the SHA-256 algorithm. Bitcoin is a peer-to-peer payment system and the digital currency of the same name which uses open source cryptography to control the creation and transfer of such digital currency, with "Bitcoin Network" meaning the network of computers running the software protocol underlying Bitcoin and which network maintains the database of Bitcoin ownership and facilitates the transfer of Bitcoin among parties, and "SHA-256" meaning a cryptographic Hash algorithm. SHA-256 generates an almost-unique 256-bit (32-byte) signature for a text. The most well-known cryptocurrencies that utilize the SHA-256 algorithm are Bitcoin and Bitcoin Cash;

"Blockchain" shall refer to an immutable, decentralized public transaction ledger which records transactions, such as financial transactions in cryptocurrency, in chronological order. Bitcoin and Ethereum are examples of well-known and widely distributed blockchains;

"Ether" or "Ethereum" shall refer to the native token of the Ethereum Network which utilizes the ethash algorithm. Ethereum is a global, open-source platform for decentralized application, and "Ethereum Network" means the network of computers running the software protocol underlying Ethereum and which network maintains the database of Ether ownership and facilitates the transfer of Ether among parties;

"GPU" shall refer to a graphics processing unit, a programmable logic chip (processor) specialized for display functions and effective at solving digital currency hashing algorithms;

"Hash" shall refer to the output of a hash function, i.e. the output of the fundamental mathematical computation of a particular cryptocurrency's computer code which miners execute, and "Petahash" and "Exahash" or "PH" and "EH" mean, respectively, 1x1015 Hashes and 1x1018 Hashes; and

"Hashrate" shall refer to a measure of mining power whereby the expected income from mining is directly proportional to a miners hashrate normalized by the total hashrate of the network.

The Company operates in one segment, being the provision of data servers for the purposes of mining and sale of digital currencies. The Company owns state-of-the-art green energy-powered data centre facilities in Canada, Sweden, and Iceland which mine digital currencies, including Bitcoin, Ether and Ethereum Classic, continuously on the cloud. The Company utilizes GPU and ASIC SHA-256 computing equipment for its cryptocurrency operations and the Company is investigating other high efficiency computing applications of its GPU equipment, such as artificial intelligence and graphic rendering as well as private blockchain computing, which are becoming more widespread as the blockchain technology grows and develops.

As of the date hereof, HIVE maintains six cryptocurrency mining sites. More detailed information regarding the business of the Company as well as its mining operations can be found in the 2022 AIF under the heading "DESCRIPTION OF THE BUSINESS - Description of the Business". The Company's operating and maintenance expenses are comprised of electricity to power its computing equipment as well as cooling and lighting and other aspects of operating computer equipment. Other site expenses include leasing costs for the facilities, personnel salaries, internet access, equipment maintenance and software optimization, and facility security, maintenance and management.

The Company's facilities are strategically located in geographical locations where electricity costs are low due to an abundance of green energy, such as hydro power and geothermal energy.

Share Consolidation

On May 24, 2022, the Company completed the Consolidation of the Common Shares on the basis of five (5) pre-consolidation Common Shares for one (1) post-Consolidation Common Share. As of the date immediately prior to the Consolidation, there were 411,209,923 Common Shares issued and outstanding. Effective market open on May 24, 2022, the Consolidation was completed and there were 82,241,984 Common Shares issued and outstanding, and the exercise terms of the November 2021 Warrants (as that term is used in the 2022 AIF) were adjusted such that on post-Consolidation basis, five (5) November 2021 Warrants are now exercisable for one (1) post-Consolidation Common Share, upon the payment of an adjusted price of CAD$30.00.

RECENT DEVELOPMENTS

There have been no material developments in the business of the Company since the date of the Company's unaudited condensed interim consolidated financial statements as at and for the three months ended June 30, 2022, which have not been disclosed in this prospectus supplement, the base shelf prospectus, or the documents incorporated by reference herein.

RISK FACTORS

Before deciding to invest in the Offered Shares, prospective purchasers of the Offered Shares should carefully consider the risk factors and other information contained in this prospectus supplement and the accompanying base shelf prospectus and the documents incorporated by reference herein and therein. Investing in the Company's securities is speculative and involves a high degree of risk due to the nature of the Company's business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company's securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company's business, financial condition, results of operations and prospects. You should also refer to the other information set forth or incorporated by reference in this prospectus supplement and the accompanying base shelf prospectus, including the Company's 2022 AIF and the 2022 MD&A and annual financial statements, and the related notes. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Discussions of certain risks affecting the Company in connection with the Company's business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

General Cryptocurrency Risks

The Company's cryptocurrency inventory may be exposed to cybersecurity threats and hacks.

As with any other computer code, flaws in the cryptocurrency codes have been exposed by certain malicious actors. Several errors and defects have been found and corrected, including those that disabled some functionality for users and exposed users' information. Although discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money have historically occurred somewhat regularly, more recently, they have been becoming relatively rarer.

The computer network operated by the Company may further be vulnerable to intrusions by hackers who could interfere with and introduce defects to the mining operation. Private keys which enable holders to transfer funds may also lost or stolen, resulting in irreversible losses of cryptocurrencies.

Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies with certain governments deeming them illegal while others have allowed their use and trade. Ongoing and future regulatory actions may alter, perhaps to a materially adverse extent, the ability of the Company to continue to operate.

The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine is impossible to predict, but such change could be substantial and adverse to the Company.

Governments may in the future curtail or outlaw, the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may in the future take regulatory actions that may increase the cost and/or subject cryptocurrency companies to additional regulation or prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. By extension, similar actions by other governments, may result in the restriction of the acquisition, ownership, holding, selling, use or trading in the Common Shares. Such a restriction could result in the Company liquidating its Ether, Bitcoin or other cryptocurrency inventory at unfavorable prices and may adversely affect the Company's shareholders.

The value of cryptocurrencies may be subject to volatility and momentum pricing risk.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Momentum pricing may have resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies, inflating and making their market prices more volatile. As a result, they may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in their market prices, which could adversely affect the value of the Company's cryptocurrency inventory and thereby affect the Company's shareholders.

The profitability of the Company's operations will be significantly affected by changes in prices of cryptocurrencies. Cryptocurrency prices are highly volatile, can fluctuate substantially and are affected by numerous factors beyond the Company's control, including hacking, demand, inflation and expectations with respect to the rate of inflation, global or regional political or economic events. If cryptocurrency prices should decline and remain at low market levels for a sustained period while network difficulty does not decrease proportionally, the Company could determine that it is not economically feasible to continue activities.

Volatility may have an impact on the value of HIVE's inventory of currencies. HIVE will act to reduce this risk by combining daily sales of cryptographic currencies and converting part of the balance of the excess HIVE profits into U.S. dollars, Canadian dollars, and/or other investment assets, and a number of cryptocurrencies that will ensure coverage of current operating expenses (Opex) and capital expenditures (Capex) in order to hedge the risk of volatility with regard to HIVE expenses.

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure.

To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, this could result in a reduction in cryptocurrency prices.

Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies. For example, during the past three years, a number of cryptocurrency exchanges have been closed due to fraud, business failure or security breaches. For instance, in early 2019, the QuadrigaCX trading platform ("Quadriga") ceased operations, which the Ontario Securities Commission attributed largely to fraudulent activity of its co-founder and CEO, Gerald Cotton. Quadriga subsequently filed for creditor protection. Clients of Quadriga were owed approximately an aggregate of $215 million and only approximately $46 million was recovered to pay such clients. In many of these instances, the customers of the closed exchanges are not compensated or made whole for the partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and "malware" (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

Possibility of less frequent or cessation of monetization of cryptocurrencies.

A decision by the Company to cease monetization of cryptocurrencies or to monetize cryptocurrencies less frequently can increase the risk of cryptocurrencies held decreasing in value and the risk of loss or theft of cryptocurrencies. This in turn, may increase the level of audit risk for the Company's auditors in the area of auditing the existence and ownership rights of crypto-asset holdings. If the Company's auditors deem the audit risk too high, there is risk that the current auditors would withdraw from the audit which, in turn, would increase the risk of the Company's ability to comply with the requirement for reporting annual audited financial statements as part of its ongoing continuous disclosure requirements as a publicly listed company.

Limited history of de-centralized financial system.

Compared with traditional and existing centralized financial systems, the cryptocurrency financial system is relatively new and has only limited history. Online cryptocurrency exchanges and trades therein operate with comparatively little regulation and are particularly liable to platform failures and fraudulent activities, which may have an effect on underlying prices of cryptocurrencies. In fact, many of the largest online cryptocurrency exchanges have been compromised by hackers. Traditional banks and banking services may limit or refuse the provision of banking services to businesses that supply cryptographic or cryptocurrencies as payment, and may refuse to accept money derived from cryptocurrency-related businesses. This may make management of bank accounts held by companies operating in the field difficult.

Cryptocurrency network difficulty and impact of increased global computing power.

Network difficulty is a measure of how difficult it is to solve the cryptographic hash that is required to validate a block of transactions and earn a cryptocurrency reward from mining. If the network difficulty increased at a significantly higher rate than the Company's hashrate and the price of cryptocurrency did not increase at the same rate as network difficulty, then the profitability of the Company's operations would be significantly affected. There can be no assurance that cryptocurrency prices will increase in proportion to the rate of increase of network difficulty as network difficulty is subject to volatility in growth.

Banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.

A number of companies that provide BTC and/or other cryptocurrency-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to BTC and/or other cryptocurrency-related companies or companies that accept cryptocurrencies for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide BTC and/or other cryptocurrency-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks were to close the accounts of many or of a few key businesses providing BTC and/or other cryptocurrency-related services. This could decrease the market prices of cryptocurrencies and adversely affect the value of the Company's cryptocurrency inventory.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of the Company's cryptocurrency inventory.

The possibility of large-scale purchases of cryptocurrencies in times of crisis may have a short-term positive impact on the prices of cryptocurrencies. For example, in March 2013, a report of uncertainty in the economy of the Republic of Cyprus and the imposition of capital controls by Cypriot banks motivated individuals in Cyprus and other countries with similar economic situations to purchase BTC. This resulted in a significant short-term positive impact on the price of BTC. However, as the purchasing activity of individuals in this situation waned, speculative investors engaged in significant sales of BTC, which significantly decreased the price of BTC. Crises of this nature in the future may erode investors' confidence in the stability of cryptocurrencies and may impair their price performance which would, in turn, adversely affect the Company's investments. See "RISK FACTORS - Pandemics and COVID-19".

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies such as Ether, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralised means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of BTC either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in their market prices and adversely affect the Company's operations and profitability.

Economic Dependence on Regulated Terms of Service and Electricity Rates Risks.

The Company's operations are dependent on its ability to maintain reliable and economical sources of power to run its cryptocurrency mining assets. The Company conducts mining in Iceland, Sweden and the Provinces of Québec and New Brunswick, each of which has regulated electrical power suppliers and there can be no assurance that electricity can be provided on terms which are economic for the Company's current and future operations, anticipated growth, and sustainability.

Political and regulatory risk.

The Company's primary properties are located in Sweden, Iceland, and the Provinces of Québec and New Brunswick and will be subject to changes in political conditions and regulations within such jurisdictions. Changes, if any, in mining or investment policies or shifts in political attitude could adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on price controls, currency remittance, income taxes, foreign investment, maintenance of claims, environmental legislation, land use, electricity use and safety. For example, cryptocurrency mining involves considerable computing power, which is likely to increase. This computing power necessitates a high consumption of energy. Although the energy costs used by HIVE are typically determined and controlled by a regulator, there is no certainty that tariffs or other regulatory costs will not be imposed, which may reduce the profitability of mining cryptographic currencies.

Ongoing and future regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations. The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine is impossible to predict, but such change could be substantial and adverse to the Company. The jurisdictions in which HIVE operates may in the future curtail or outlaw, the acquisition, use or redemption of cryptocurrencies.

Permits and licences.

The operations of the Company may require licences and permits from various governmental authorities. There can be no assurance that the Company will be able to obtain all necessary licences and permits that may be required.

Server failures.

There is a risk of serious malfunctions in servers or central processing units and/or their collapse. HIVE works to reduce this risk by employing a team of experts with many years of experience in building and managing data centres. HIVE utilizes this team of experts that enables, among other things, control, management and reporting of malfunctions in real time, which enables ongoing control over the operation of the equipment, including its cooling. While malfunctions in central servers, or central processing units can only occur on a specific server farm or part of it or for short periods of time, such server crashes or failures may cause significant economic damage to the Company.

Global financial conditions.

Global financial conditions over the last few years have been characterized by volatility and the bankruptcy of several financial institutions or the rescue thereof by governmental authorities. These factors may affect the ability of the Company to obtain equity or debt financing in the future on terms favourable to it. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. If such levels of volatility and market turmoil continue, the operations of the Company may suffer adverse impact and the price of the Common Shares may be adversely affected.

Tax consequences.

The transactions described herein may have tax consequences in Canada or another jurisdiction, depending on each particular existing or prospective shareholder's specific circumstances. Such tax consequences are not described herein, and this prospectus supplement is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Existing and prospective shareholders should consult their own tax advisors with respect to any such tax considerations.

Environmental regulations.

All of the Company's operations will be subject to environmental regulations, which can make operations expensive or prohibitive. The continued evolvement of environmental regulations may lead to the imposition of stricter standards, more diligent enforcement, and heavier fines and penalties for noncompliance. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations or cause delays in the development of mining projects.

Environmental liability.

The Company may be subject to potential risks and liabilities associated with pollution of the environment through its use of electricity to mine cryptocurrencies. In addition, environmental hazards may exist on a property in which the Company directly or indirectly holds an interest which are unknown to the Company at present which have been caused by previous or existing owners or operators of the property which would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. To the extent the Company is subject to environmental liabilities, the payment of such liabilities or the costs that it may incur to remedy environmental pollution would reduce funds otherwise available to it and could have a material adverse effect on the Company. If the Company is unable to fully remedy an environmental problem, it might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The potential exposure may be significant and could have a material adverse effect on the Company.

The further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete other transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may adversely affect the Company's operations. A significant portion of cryptocurrency demand may be attributable to speculation. The failure of retail and commercial marketplaces to adopt cryptocurrency payment methods may result in increased volatility and/or a reduction in market prices, either of which may adversely impact the Company's operations and profitability. The factors affecting the further development of the industry, include, but are not limited to:

  Continued worldwide growth in the adoption and use of cryptocurrencies;

  Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

  Changes in consumer demographics and public tastes and preferences;

  The maintenance and development of the Open-source software protocol of the network;

  The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

  General economic conditions and the regulatory environment relating to digital assets; and

  Negative consumer sentiment and perception of BTC specifically and cryptocurrencies generally.

Acceptance and/or widespread use of cryptocurrency is uncertain.

Currently, there is relatively small use of cryptocurrencies in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect the Company's operations, investment strategies, and profitability.

As relatively new products and technologies, cryptocurrencies and their underlying networks have not been widely adopted as a means of payment for goods and services by major retail and commercial outlets. Conversely, a significant portion of cryptocurrency demand is generated by speculators and investors seeking to profit from the short-term or long-term holding of cryptocurrencies. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. A lack of expansion by cryptocurrencies into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in their market prices, either of which could adversely impact the Company's operations, investment strategies, and profitability.

Ether algorithm transitioning to proof of stake validation.

Proof of stake is an alternative method in validating cryptocurrency transactions. It is anticipated that the Ether algorithm will shift from a proof of work validation method to a proof of stake method. As a result, mining ETH will require significantly less energy. The change may render the Company less competitive as other miners are able to mine ETH with lower energy requirements. The HIVE facilities located in Iceland and Sweden, which are located in a cool climate and low energy cost environment may see their advantages decrease. The current proposal for Ethereum's shift to proof of stake has several unknown variables, including uncertainty over timing, although some reports indicate that the switch is imminent. As a result of these uncertainties, the Company cannot estimate the impact of a potential change to proof of stake on operations but may see its competitive advantages decrease over time; this may have a material adverse effect on the Company.

Company Cryptocurrency Risks

The Company may be required to sell its inventory of cryptocurrency to pay suppliers.

The Company may sell its inventory of cryptocurrency to pay necessary expenses, irrespective of then-current cryptocurrency prices. Consequently, the Company's inventory of cryptocurrency may be sold at a time when the price is low, resulting in a negative effect on the Company's profitability.

Facility developments.

The continued development of existing and planned facilities is subject to various factors, and may be delayed or adversely affected by such factors beyond the Company's control, including delays in the delivery or installation of equipment by suppliers, difficulties in integrating new equipment into existing infrastructure, shortages in materials or labour, defects in design or construction, diversion of management resources, insufficient funding, or other resource constraints. Actual costs for development may exceed the Company's planned budget. Delays, cost overruns, changes in market circumstances and other factors may result in different outcomes than those intended.

The Company's operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

The Company competes with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrencies through entities similar to the Company. Market and financial conditions, and other conditions beyond the Company's control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly which could limit the market for the Company's Common Shares and reduce their liquidity.

Regulation of cryptocurrency outside of Canada has led some mining companies to consider Canada as a jurisdiction in which to operate. This may increase competition to HIVE; however, the Company believes that only a few competitors exist that can compete with the speed and cost effectiveness of HIVE's current operations and buildout capabilities. Nevertheless, the Company's assumptions with respect to its competitors could be inaccurate and the Company may face unexpected competition in the form of a new entrant in the marketplace. Such competition could erode the Company's expected market share and could adversely impact the Company's profitability. Increased competition could result in increased network computing resources and consequently increased hash difficulty.

The Company's coins may be subject to loss, theft or restriction on access.

There is a risk that some or all of the Company's coins could be lost or stolen. Access to the Company's coins could also be restricted by cybercrime (such as a denial of service ("DDoS") attack) against a service at which the Company maintains a hosted online wallet. Any of these events may adversely affect the operations of the Company and, consequently, its investments and profitability.

The loss or destruction of a private key required to access the Company's digital wallets may be irreversible. The Company's loss of access to its private keys or its experience of a data loss relating to the Company's digital wallets could adversely affect its investments.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet's public key or address is reflected in the network's public Blockchain. The Company will publish the public key relating to digital wallets in use when it verifies the receipt of cryptocurrency transfers and disseminates such information into the network, but it will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, the Company will be unable to access its coins and such private keys will not be capable of being restored by network. Any loss of private keys relating to digital wallets used to store the Company's cryptocurrency inventories could adversely affect its investments and profitability.

International Conflict

International conflict and other geopolitical tensions and events, including war, military action, terrorism, trade disputes, and international responses thereto have historically led to, and may in the future lead to, uncertainty or volatility in global commodity, energy, and financial markets. Russia’s recent invasion of Ukraine has led to sanctions being levied against Russia by the international community and may result in additional sanctions or other international action, any of which may have a destabilizing effect on commodity prices and global economies more broadly. The extent and duration of the current Russian-Ukrainian conflict and related international action cannot be accurately predicted at this time and the effects of such conflict may magnify the impact of the other risks identified in this prospectus supplement, including those relating to commodity price volatility and global financial conditions. The situation is rapidly changing and unforeseeable impacts may materialize and may have an adverse effect on our business, results of operation and financial condition.

Incorrect or fraudulent coin transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred coins may be irretrievable. As a result, any incorrectly executed or fraudulent coin transactions could adversely affect the Company's investments. Incorrectly executed transactions may be the result of computer or human error, despite rigorous controls to prevent such errors.

Coin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. Although the Company's transfers of coins will regularly be made by experienced members of the management team, it is possible that, through computer or human error, or through theft or criminal action, the Company's coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations.

As the number of coins awarded for solving a block in the Blockchain decreases, the incentive for miners to continue to contribute processing power to the network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the Blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for the relevant coins and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of the relevant cryptocurrency that could adversely impact the Company's cryptocurrency inventory and investments.

In order to incentivize miners to continue to contribute processing power to the network, the network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record on the blocks they solve only those transactions that include payment of a transaction fee or by the network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for the recording of transactions in the Blockchain become too high, the marketplace may be reluctant to accept network as a means of payment and existing users may be motivated to switch between cryptocurrencies or back to fiat currency. Decreased use and demand for coins may adversely affect their value and result in a reduction in the market price of coins.

If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. Miners ceasing operations would reduce collective processing power, which would adversely affect the confirmation process for transactions (i.e., decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the network more vulnerable to a malicious actor or botnet obtaining control in excess of fifty percent of the processing power. Any reduction in confidence in the confirmation process or processing power of the network may adversely impact the Company's mining activities, inventory of coins, and future investment strategies.

The price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets.

To the extent that other vehicles investing in coins or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for coins, large redemptions of the securities of those vehicles and the subsequent sale of coins by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the inventory held by the Company.

Risk related to technological obsolescence and difficulty in obtaining hardware.

To remain competitive, the Company will continue to invest in hardware and equipment at its facilities required for maintaining the Company's mining activities. Should competitors introduce new services/software embodying new technologies, the Company recognizes its hardware and equipment and its underlying technology may become obsolete and require substantial capital to replace such equipment. There can be no assurance that mining hardware will be readily available when the need is identified.

Equipment in the HIVE facilities will require replacement from time to time. Shortages of graphics processing units may lead to unnecessary downtime as the Company searches for replacement equipment to ensure the HIVE facilities are running smoothly. Moreover, there can be no assurance that new and unforeseeable technology, either hardware-based or software-based, will not disrupt the existing cryptocurrency industry. For example, the arrival of quantum computers, which are capable of solving certain types of mathematical problems fundamental to cryptocurrency more quickly and efficiently than traditional computers, may have a significant effect on the cryptocurrency industry.

Risks related to insurance.

The Company intends to insure its operations in accordance with technology industry practice. However, given the novelty of cryptocurrency mining and associated businesses, such may be unavailable or uneconomical for the Company, or the nature or level may be insufficient to provide adequate insurance cover. The occurrence of an event that is not covered or fully covered by insurance could have a material adverse effect on the Company.

Bitcoin halving events.

In May 2020, the Bitcoin block reward decreased from 12.5 to 6.25 Bitcoins per block (each such event, a "Bitcoin Halving"), and consequently the number of new Bitcoin issued to Miners has been reduced to approximately 900 per day, excluding transaction fees.

Given that profitability is required for self-acting agents to perform mining to continue to support the validation of transactions, the expected impact of the Bitcoin Halving suggests that market variables of Bitcoin price will adjust over time to ensure that mining remains profitable. The period of market normalization after the Bitcoin Halving to incentivizing profitability levels is unknown.

Management believes that revenue per Terahash will continue to normalize to levels that would allow Miners with competitive electricity pricing, sufficient scale of efficient mining operations, recent generation mining hardware and access to capital to remain profitable. If Bitcoin price and mining difficulty do not maintain or continue their trend of adjusting to pre-Bitcoin Halving profitability levels over time, or the period of market normalization after the Bitcoin Halving to pre-Bitcoin Halving profitability levels is too long, there is a risk that the Bitcoin Halving will render the Company unprofitable for a sustained time period such that it would be unable to continue as a going concern. The next Bitcoin Halving is expected to occur on or around May 2024.

Transactional fees and demand for bitcoin.

Currently, miners receive both rewards of new Bitcoin and transaction fees paid in Bitcoin by persons engaging in Bitcoin transactions on the Bitcoin blockchain for being the first to solve Bitcoin blocks. As the number of Bitcoins awarded for solving a block in a blockchain decreases through the halving events described above, the incentive for miners to continue to contribute to the Bitcoin network may transition from a set reward and transaction fees to solely transaction fees. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of the highest transaction fees. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept Bitcoin as a means of payment, and existing users may be motivated to switch from Bitcoin to another cryptocurrency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for Bitcoin and prevent the expansion of the Bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of Bitcoin. Decreased use of and demand for Bitcoin may adversely affect its value and result in a reduction in the price of Bitcoin and, consequently, the value of our ordinary shares.

The decentralized nature of the governance of Bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many Bitcoin systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of Bitcoin systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our ordinary shares may be adversely affected.

Future profits/losses and production revenues/expenses.

Further development and acquisitions of server farms and the ongoing operation of the existing mining facilities will require additional capital and monthly expenses. The Company's operating expenses and capital expenditures may increase in subsequent years as needed consultants, personnel and equipment associated with the maintenance of the existing mining facilities and any other mining facilities the Company may acquire are added. There is no assurance that the Company will be successful in obtaining the required financing for these or other purposes, including for general working capital.

The amount and timing of expenditures will depend on the progress of ongoing development, the results of consultants' analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, and other factors, many of which are beyond the Company's control. The Company's management tested and studied the cryptocurrency marketplace before developing its financial projections. The Company's forecasts and plans are built upon data available on the profitability of cryptocurrency, a new and unstable field. Despite the Company's confidence in achieving its projections, it may fail to meet its objectives and milestones.

Property and other insurance risks.

The Company's operations and computing equipment, including its mining operations, are subject to all of the hazards and risks normally encountered for computing equipment, blockchain and digital asset companies. Such hazards include the loss of computing and mining equipment resulting from natural disasters, including floods, fires, inclement weather, mudslides, earthquakes, or other similar events beyond the control of the Company or its suppliers, any of which could result in damage to, or destruction of, computing and/or mining equipment, damage to life or property, environmental damage, and possible legal liability for which the Company may not be insured or is underinsured for. Further, any failure in the Company's software, including its ability to effectively manage our server farms, could have a material adverse effect on the Company's business, results of operations and financial condition.

There is a risk of serious malfunctions in servers or central processing units and/or their collapse.

While the Company will maintain insurance against risks in the operation of its business and in amounts that it believes to be reasonable, such insurance will contain exclusions and limitations on coverage. If we incur losses that are material, our business, operating results and financial condition could be adversely affected, and we may not have recourse to an insurer. Even in the case of a loss for which that the Company maintains insurance, there is no guarantee that any such insurance coverage will be sufficient or that insurance proceeds will be paid to us.

Hazards associated with high-voltage electricity transmission and industrial operations may result in suspension of our operations or the imposition of civil or criminal penalties.

The operations of the Company are subject to typical hazards associated with high-voltage electricity transmission and the supply of utilities to the facilities of the Company at an industrial scale, including explosions, fires, inclement weather, natural disasters, flooding, mechanical failure, unscheduled downtime, equipment interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases and other environmental risks. The hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties.

General Risk Factors

Limited operating history.

The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. In particular, the Company has a limited history with its mining operations and remains in the early stage of development. The Company is subject to many risks common to venture enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment or meeting other metrics of success.

The Company incurs substantial expenses in the establishment and operation of its business. A significant portion of the Company's financial resources have been and will continue to be, directed to the development of its business and related activities. The success of the Company will ultimately depend on its ability to generate cash from its business. There is no assurance that the required funds will be available for future expansion of the Company's business. If the Company does not have access to the required funds to continue the operation and development of its business and operational activities, and to the extent that it does not generate cash flow and income, the Company's long-term viability may be materially and adversely affected.

Future capital needs, uncertainty of additional financing and dilution.

The ability of the Company to secure any required financing to sustain operations and expansion plans will depend in part upon prevailing capital market conditions and business success. There can be no assurance that the Company will be successful in its efforts to secure any additional financing or additional financing on terms satisfactory to management.

The Company currently anticipates that the internally generated funds will be sufficient for working capital requirements. However, the Company will need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms attractive to the Company, or at all. Even if such funding is available, the Company cannot predict the size of future issues of the HIVE Shares or securities convertible into HIVE Shares or the effect, if any, that future issues and sales of the HIVE Shares will have on the price of the HIVE Shares.

Furthermore, any additional equity financing may be dilutive to shareholders and debt financing, if available, may involve restrictive covenants. If additional funds are raised through the issuance of equity securities, the percentage ownership of the shareholders of the Company will be reduced, shareholders may experience additional dilution in net book value per share, or such equity securities may have rights, preferences or privileges senior to those of the holders of the common shares. If adequate funds are not available on acceptable terms the Company may be unable to develop or enhance its business, take advantage of future opportunity or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, financial condition and operating results.

Management of growth.

The Company has recently experienced, and may continue to experience, rapid growth in the scope of its operations. This growth has resulted in increased responsibilities for the Company's existing personnel, the hiring of additional personnel and, in general, higher levels of operating expenses. In order to manage its current operations and any future growth effectively, the Company will need to continue to implement and improve its operational, financial and management information systems, as well as hire, manage and retain its employees and maintain its corporate culture including technical and customer service standards. There can be no assurance that the Company will be able to manage such growth effectively or that its management, personnel or systems will be adequate to support the Company's operations.

Additional funding requirements and dilution.

Further acquisitions of additional data centres will require additional capital to fund ongoing operating and capital expenditures, and the Company will require funds to operate as a public company. There is no assurance that the Company will be successful in obtaining the required financing for these or other purposes, including for general working capital. Also, the issuance of additional securities and the exercise of purchase warrants, stock options and other convertible securities will result in dilution of the equity interests of any persons who are or may become hold shares of the Company.

Loss of key employees & contractors.

The Company will depend on a number of key employees and contractors, the loss of any one of whom could have an adverse effect on the Company. As of the date hereof, the Company does not have, and is not expected to purchase, key person insurance on such individuals, which insurance would provide the Company with insurance proceeds in the event of their death. Without key person insurance, the Company may not have the financial resources to develop or maintain its business until it replaces the individual. The development of the business of the Company will be dependent on its ability to attract and retain highly qualified management and mining personnel. The Company will face competition for personnel from other employers. If the Company is unable to attract or retain qualified personnel as required, it may not be able to adequately manage and implement its business plan.

Pandemics and COVID-19.

The Company cautions that current global uncertainty with respect to the spread of the COVID-19 Virus ("COVID-19") and its effect on the broader global economy may have a significant negative effect on the Company. While the precise impact of COVID-19 on the Company remain unknown, rapid spread of COVID-19 may have a material adverse effect on global economic activity, and can result in volatility and disruption to global supply chains, operations, mobility of people and the financial markets, which could affect interest rates, credit ratings, credit risk, inflation, business, financial conditions, ability to visit and/or monitor the Company's facilities, results of operations and other factors relevant to the Company.

Conflicts of interest.

Certain of the officers and directors of the Company are also directors, officers or shareholders of other companies. Such associations may give rise to conflicts of interest from time to time. The directors of the Company will be required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interest which they may have in any project or opportunity of the Company. If a conflict arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not the Company will participate in any project or opportunity, the director will primarily consider the degree of risk to which the Company may be exposed and its financial position at that time.

Liquid market for securities.

Even though currently the Company's Common Shares, which trade on the TSXV, NASDAQ and FSE, have an active and liquid market, there can be no assurance than an active and liquid market for the Common Shares will continue or be maintained.

Dividends.

To date, the Company has not paid any dividends on its outstanding securities and the Company does not expect to do so in the foreseeable future. Any decision to pay dividends on the Company's Common Shares will be made by the Board of Directors.

Interest rate risk.

Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has not entered into any derivative contracts to manage this risk. The Company will be exposed to interest rate changes on its investments that are expected to pay interest, and any credit facilities it may have that bear interest at a floating rate. Changes in the prime lending rate would affect earnings and could adversely affect the Company's profitability.

Currency exchange risk.

The Company is exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations. In particular, exchange rate fluctuations may affect the costs that the Company incurs in its operations. Cryptocurrencies are generally sold in U.S. dollars and the Company's costs are incurred principally in Canadian dollars as well as other foreign currencies. The appreciation of non-U.S. dollar currencies against the U.S. dollar could increase the cost of mining in U.S. dollar terms. In addition, the Company holds cash balances in both U.S. dollars and Canadian dollars the values of which are impacted by fluctuations in currency exchange rates.

Risks Related to the Offering of Securities

Discretion over use of proceeds.

The Company intends to allocate the net proceeds it will receive from an offering as described under "USE OF PROCEEDS" in this prospectus supplement and the accompanying base shelf prospectus; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in "USE OF PROCEEDS" in this prospectus supplement or the base shelf prospectus if the Company believes it would be in the Company's best interests to do so. The Company's investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Unallocated proceeds of the Offering.

As discussed in "USE OF PROCEEDS", the net proceeds from the Offering will be used for general corporate purposes, working capital needs and capital expenditures. Accordingly, the Company's management will have broad discretion concerning the use of the net proceeds of the Offering as well as the timing of their expenditures, and there can be no assurance as to how the funds will be allocated. The failure by the Company's management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company's business and cause the price of the Common Shares to decline. Pending their use, the Company may invest the net proceeds from the Offering in a manner that does not produce income or that loses value.

Dilution.

The number of Common Shares that the Company is authorized to issue is unlimited. The Company may, in its sole discretion, as part of future offerings, issue additional Common Shares and/or securities convertible into or exercisable for Common Shares from time to time subject to the rules of any applicable stock exchange on which the Common Shares are then listed and applicable securities law. The issuance of any additional Common Shares and/or securities convertible into or exercisable for Common Shares may have a dilutive effect on the interests of holders of the Company's Common Shares. If proceeds of the Offering are used to pay down existing indebtedness, the Offering may result in substantial dilution on a per Common Share basis to the Company's net income and certain other financial measures used by the Company.

Return on investment is not guaranteed.

There can be no assurance regarding the amount of income to be generated by the Company. Common Shares are equity securities of the Company and are not fixed income securities. Unlike fixed income securities, there is no obligation of the Company to distribute to shareholders a fixed amount or any amount at all, or to return the initial purchase price of the Common Shares on any date in the future. The market value of the Common Shares may deteriorate if the Company is unable to generate sufficient positive returns, and that deterioration may be significant.

Trading price of Common Shares and volatility.

In recent years, the securities markets in the United States and Canada, have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company's shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company's control nor be a reflection of the Company's actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

Market discount.

The price of the Common Shares will fluctuate with market conditions and other factors. If a shareholder sells its Common Shares, the price received may be more or less than the original investment. The Common Shares may trade at a discount from their book value.

Risk of potential adverse U.S. federal income tax consequences to 10% or greater United States shareholders.

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our Common Shares, such person may be treated as a "United States shareholder" with respect to each "controlled foreign corporation" in our group. A United States shareholder of a controlled foreign corporation may be required to report annually and include in its U.S. taxable income its pro rata share of "Subpart F income," "global intangible low-taxed income," and investments in U.S. property by controlled foreign corporations, regardless of whether we make any distributions. We are not committing to assist investors in determining whether any of our non-U.S. subsidiaries is treated as a controlled foreign corporation or whether any investor is treated as a United States shareholder with respect to any such controlled foreign corporation or to furnish to any United States shareholders information that may be necessary to comply with the aforementioned reporting and tax paying obligations. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our Common Shares.

We have cross-border transactions among the entities within our company group in relation to various aspects of our business. Canadian and U.S. transfer pricing regulations, as well as regulations applicable in other countries in which we operate, require that any international transaction involving associated enterprises be on arm's-length terms and conditions. We view the transactions entered into among the Company and our subsidiaries to be priced on arm's length terms and conditions and to be in accordance with the relevant transfer pricing regulations. If, however, a tax authority in any jurisdiction successfully challenges our position and asserts that the terms and conditions of such transactions are not on arm's length terms and conditions, or that other income of our subsidiaries should be taxed in that jurisdiction, we may incur increased tax liability, including accrued interest and penalties, which would cause our tax expense to increase, possibly materially, thereby reducing our profitability and cash flows, which in turn could have a material adverse effect on our future cash flows, future earnings and financial condition.

Passive foreign investment company status.

Generally, if for any taxable year 75% or more of our gross income is passive income, or at least 50% of the average quarterly value of our assets are held for the production of, or produce, passive income, we would be characterized as a passive foreign investment company ("PFIC") for U.S. federal income tax purposes. Whether we are a PFIC for 2022 or any future taxable year is uncertain. Neither we nor our U.S. tax advisors have performed any analysis of our PFIC status, and neither we nor our U.S. counsel express any opinion with respect to our PFIC status or our expectations regarding our PFIC status. Given this uncertainty, U.S. persons contemplating an investment in the Common Shares may want to assume that we are a PFIC and are urged to consult their own tax advisors regarding our PFIC status and the resulting U.S. federal income tax consequences in light of their own particular circumstances. If we are characterized as a PFIC, U.S. holder s of our Common Shares may suffer adverse tax consequences, including the treatment of gains realized on the sale of our Common Shares as ordinary income, rather than as capital gain, the loss of the preferential income tax rate applicable to dividends received on our Common Shares by individuals who are U.S. holders, and the addition of interest charges to the tax on such gains and certain distributions. A U.S. shareholder of a PFIC generally may mitigate these adverse U.S. federal income tax consequences by making a Qualified Electing Fund ("QEF") election, or, to a lesser extent, a mark-to-market election. However, we do not intend to provide the information necessary for U.S. Holders to make QEF elections if we are classified as a PFIC.

Trading price of Common Shares and volatility.

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company's shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company's control nor be a reflection of the Company's actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

Forward looking statements.

Some statements contained in this prospectus are not historical facts, but rather are forward looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

CONSOLIDATED CAPITALIZATION

There have been no material changes to the Company's consolidated capitalization since the date of the Company's unaudited condensed interim consolidated financial statements as at and for the three months ended June 30, 2022 which have not been disclosed in this prospectus or the documents incorporated by reference.

The Company may, from time to time during the period that the Offering remains in effect, issue and sell Offered Shares having an aggregate sale price of up to US$100,000,000. See "PLAN OF DISTRIBUTION".

USE OF PROCEEDS

The net proceeds from the Offering, if any, are not determinable in light of the nature of the distribution. The net proceeds of any given distribution of Offered Shares through the Agent in an "at-the-market distribution" or "at-the-market" offering will represent the gross proceeds after deducting the applicable compensation payable to the Agent under the Sales Agreement and the expenses of the distribution. The proceeds actually received by the Company will depend on the number of Offered Shares actually sold and the offering price of such Offered Shares. See "PLAN OF DISTRIBUTION".

The net proceeds from the Offering, to the extent raised, are expected to be used by the Company primarily to support the growth and development of the Company's existing mining operations as well as for working capital and general corporate purposes.

Although the Company intends to apply the net proceeds to the objectives set forth above, there may be circumstances where, for business reasons, a reallocation of funds may be deemed prudent or necessary, and the ultimate use of proceeds from the Offering may vary materially from that set forth above. For example, the operations of the Company may continue to be adversely impacted by COVID-19, which has already reduced the availability of and affected the timing of delivery of mining equipment. It has also reduced the mobility of the Company's technical personnel and access to the Company's data centres. Further, when mining equipment does become available, the Company anticipates that it may be subject to increased equipment costs and increased shipping costs, in each case attributable to supply chain disruption caused by COVID-19. Accordingly, those and other factors may result in management of the Company exercising discretion in applying the net proceeds from the sale of Offered Shares. See "RISK FACTORS - Discretion over use of proceeds".

PRIOR SALES

Information in respect of the Company's Common Shares that we issued within the immediately preceding twelve month period, including Common Shares that we issued upon the exercise of stock options of the Company ("Options") and the Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs") and warrants, is summarized below, and presented on a post-Consolidation basis:

Options

The following table summarizes details of the stock options to purchase an aggregate of 675,200 Common Shares granted by the Company during the 12 months immediately preceding the date of this prospectus supplement:

Date of Issuance	Exercise Price per Option	Number of Options
October 7, 2021	C$18.50	180,000
November 10, 2021	C$25.35	60,000
December 8, 2021	C$21.00	20,000
August 26, 2022	C$5.66	415,200

Notes:

(1)	Effective market open on May 24th, 2022, the Company underwent the Consolidation. Figures above are provided on a post-Consolidation basis.

RSUs

The following table summarizes details of the 1,433,280 RSUs granted by the Company during the 12 months immediately preceding the date of this prospectus supplement:

Date of Issuance	Price per RSU	Number of RSUs
October 7, 2021	N/A	8,000
August 26, 2022	N/A	1,425,280

Notes:

(1)	Effective market open on May 24th, 2022, the Company underwent the Consolidation. Figures above are provided on a post-Consolidation basis.

Warrants

The following table summarizes details of the warrants to purchase an aggregate of 28,862,427 Common Shares granted by the Company during the 12 months immediately preceding the date of this prospectus supplement:

Date of Issuance	Exercise Price per Warrant (C$)	Number of Warrants
November 30, 2021	C$6.00	19,170,500(1),(3)
January 12, 2022	C$6.00	9,585,250(2),(3)
March 15, 2022	C$30.00	106,677(4)

Notes:

(1)	Special Warrants automatically exercised into units on January 12, 2022, with each such unit being composed of one common share and one half of one Warrant. Each whole Warrant entitles the holder thereof to purchase one common share of the Company at a price of C$6.00 per common share until May 30, 2024. See the base shelf prospectus under the heading "PRIOR SALES - Special Warrants".
(2)	Issued pursuant to the automatic exercise of the Special Warrants. See the base shelf prospectus under the heading "PRIOR SALES - Special Warrants".
(3)	Pursuant to the Consolidation, the exercise terms of these Warrants were adjusted such that on post-Consolidation basis, five (5) Warrants are exercisable for one (1) post-Consolidation Common Share, upon the payment of an adjusted price of CAD$30.00.
(4)	Issued to Titan IO, Inc. in connection with the Titan Investment (as that term is defined in the 2022 AIF), and presented on a post-Consolidation basis.

Common Shares

The following table sets out details of an aggregate of 28,436,564 Common Shares issued by the Company during the 12 months immediately preceding the date of this prospectus supplement.

Date of Issuance Price per Common Share(6) (C$) Number of Common Shares September 1, 2021 3.97 41,300(3) September 3, 2021 4.14 250,100(3) September 3, 2021 2.00 46,154(1)	September 7, 2021 4.26 278,200(3) September 8, 2021 4.46 463,500(3) September 8, 2021 2.00 2,500(1) September 9, 2021 4.58 54,900(3) September 10, 2021 4.22 2,100(3)

September 13, 2021
4.15
124,200(3)
September 15, 2021
3.85
78,500(3)
September 16, 2021
3.93
77,400(3)
September 17, 2021
3.84
63,200(3)
September 21, 2021
3.72
4,400(3)
September 23, 2021
3.37
76,000(3)
September 24, 2021
3.56
300,600(3)
September 27, 2021
3.68
140,200(3)
September 28, 2021
3.75
200(3)
September 29, 2021
3.70
20,300(3)
October 4, 2021
3.40
34,700(3)
October 4, 2021
3.33
102,100(3)
October 5, 2021
3.49
150,600(3)
October 6, 2021
3.55
124,300(3)
October 6, 2021
N/A
277,000(2)
October 7, 2021
3.73
218,700(3)
October 7, 2021
2.00
31,038(1)
October 8, 2021
3.87
172,900(3)
October 13, 2021
3.72
19,900(3)
October 14, 2021
3.73
74,700(3)
October 15, 2021
3.63
26,500(3)
October 18, 2021
3.57
52,400(3)
October 19, 2021
3.81
310,000(3)
October 20, 2021
4.15
390,600(3)
October 21, 2021
2.00
2,500(1)
October 27, 2021
4.81
186,300(3)
October 28, 2021
4.85
14,700(3)
November 1, 2021
4.44
328,000(3)
November 2, 2021
4.71
441,400(3)

November 3, 2021
4.62
326,000(3)
November 4, 2021
5.10
539,700(3)
November 4, 2021
2.00
22,538(1)
November 10, 2021
2.00
34,769(1)
November 12, 2021
2.00
123,538(1)
November 15, 2021
0.62
500,000(1)
November 15, 2021
2.00
130,769(1)
November 17, 2021
N/A
326,000(2)
November 19, 2021
2.00
25,307(1)
November 23, 2021
2.00
53,769(1)
December 1, 2021
2.00
93,077(1)
December 3, 2021
2.00
11,538(1)
December 14, 2021
0.30
10,000(1)
December 14, 2021
0.29
250,000(1)
December 15, 2021
2.00
61,538(1)
December 22, 2021
2.00
67,307(1)
December 23, 2021
N/A
31,000(2)
December 24, 2021
2.00
93,083(1)
December 29, 2021
2.00
123,077(1)
December 30, 2021
N/A
5,000(2)
December 31, 2021
2.00
38,538(1)
January 7, 2022
2.00
46,154(1)
January 12, 2022
C$6.00
19,170,500(4)
March 1, 2022
N/A
297,500(2)
March 15, 2022
C$2.22
1,066,770(5)
SHARE CONSOLIDATION 5:1 AS OF MAY 24, 2022
July 8, 2022
N/A
7,000(2)

Notes:

(1)	Issued in connection with the exercise of stock options.
(2)	Issued in connection with the vesting of RSUs.
(3)	Issued in connection with the ATM.
(4)	Issued pursuant to the automatic exercise of the Special Warrants. See the base shelf prospectus under the heading "PRIOR SALES - Special Warrants".
(5)	Issued to Titan IO, Inc. in connection with the Titan Investment (as that term is defined in the 2022 AIF).
(6)	Effective market open on May 24th, 2022, the Company underwent the Consolidation. Prices and quantities prior to May 23, 2022 reflect issuance on pre-Consolidation basis and prices and quantities after May 23, 2022 reflect issuance on a post-Consolidation basis.

Pursuant to the Canaccord ATM Financing, the Company distributed Common Shares from time to time through Canaccord Genuity Corp., as agent for the distribution of Common Shares in accordance with the terms of the Canaccord Distribution Agreement. Pursuant to the Canaccord ATM Financing, the Company issued an aggregate of 27,236,000 Common Shares over the TSXV, for aggregate gross proceeds to the Company of C$125,314,796. The Common Shares were sold at prevailing market prices, for an average price per ATM Share of C$4.60. On March 8, 2022, the HIVE announced that it had concluded the Canaccord ATM Financing. See the base shelf prospectus under the heading "THE COMPANY - Summary Description of the Business - 2021 At-the-market Financing".

TRADING PRICE AND VOLUME

The Common Shares trade on the: (i) TSXV under the symbol "HIVE"; (ii) NASDAQ under the symbol "HIVE"; and (iii) FSE under the symbol "HBFA.F". The Common Shares traded on the OTCQX until June 30, 2021, and on July 1, 2021, HIVE's Common Shares began trading on the NASDAQ.

The following table sets out the price range and trading volume for the Common Shares, as reported by the TSXV, for each month since the beginning of the Company's most recently completed financial year:

	Price Range
Month	High (C$)	Low (C$)	Volume
September 1, 2022	6.55	6.23	319,518
August, 2022	9.70	5.41	9,962,100
July, 2022	5.84	3.73	7,301,500
June, 2022	5.64	3.65	9,626,100
May 24 to May 31, 2022	6.18	4.55	2,591,900
SHARE CONSOLIDATION 5:1 AS OF MAY 24, 2022
May 1 to May 23, 2022(1)	2.03	1.01	34,621,200
April, 2022(1)	2.73	1.88	27,623,900
March, 2022(1)	2.93	2.04	43,933,300
February, 2022(1)	3.04	2.01	60,501,700
January, 2022(1)	3.50	1.91	49,628,100
December, 2021(1)	4.97	3.12	47,487,300
November, 2021(1)	6.57	4.45	87,307,000
October, 2021(1)	5.18	3.43	69,181,088
September, 2021(1)	4.70	3.20	47,076,600
August, 2021(1)	4.27	3.12	47,719,100
July, 2021(1)	3.90	2.38	44,983,300
June, 2021(1)	3.95	2.54	53,528,500
May, 2021(1)	4.76	2.41	73,302,000
April, 2021(1)	5.50	3.23	70,475,600

Notes:

(1)

Effective market open on May 24th, 2022, the Company underwent the Consolidation. Price ranges and volumes prior to May 23, 2022 reflect trading of on pre-Consolidation basis and price ranges and volumes after May 23, 2022 reflect trading on a post-Consolidation basis.

The following table sets out the price range and trading volume for the Common Shares, as reported by the Nasdaq, for each month since HIVE's Shares began trading on the Nasdaq:

	Price Range
Month	High (US$)	Low (US$)	Volume
September 1, 2022	4.97	4.72	841,300
August, 2022	7.53	4.05	41,645,500
July, 2022	4.54	2.87	42,151,300
June, 2022	4.48	2.82	43,692,300
May 24 to May 31, 2022	4.63	3.55	11,870,700
SHARE CONSOLIDATION 5:1 AS OF MAY 24, 2022
May 1 to May 23, 2022(1)	1.60	0.78	97,931,600
April, 2022(1)	2.19	1.46	117,210,300
March, 2022(1)	2.34	1.58	183,524,000
February, 2022(1)	2.41	1.58	196,065,300
January, 2022(1)	2.76	1.50	180,425,800
December, 2021(1)	3.91	2.43	181,694,600
November, 2021(1)	5.60	3.56	309,763,500
October, 2021(1)	4.21	2.70	188,159,300
September, 2021(1)	3.75	2.50	102,878,300
August, 2021(1)	3.42	2.51	96,130,300
July, 2021(1)	3.30	1.87	70,970,600

Notes:

(1)

Effective market open on May 24th, 2022, the Company underwent the Consolidation. Price ranges and volumes prior to May 23, 2022 reflect trading of on pre-Consolidation basis and price ranges and volumes after May 23, 2022 reflect trading on a post-Consolidation basis.

The following table sets out the price range and trading volume for the Common Shares on a pre-Consolidation basis, as reported by the OTCQX, for each month since the beginning of the Company's most recently completed financial year until HIVE Shares began trading on the Nasdaq:

	Price Range
Month	High (US$)	Low (US$)	Volume
June, 2021(1)	3.20	2.05	39,109,925
May, 2021(1)	3.87	2.00	46,407,082
April, 2021(1)	4.50	2.58	56,420,968

The following table sets out the price range and trading volume for the Common Shares, as reported by the FSE, for each month since the beginning of the Company's most recently completed financial year:

	Price Range
Month	High (€)	Low (€)	Volume
September 1, 2022	5.00	4.70	2,5256
August, 2022	7.10	4.10	98,605
July, 2022	4.44	2.77	103,259
June, 2022	4.11	2.65	55,419
May 24 to May 31, 2022	4.30	3.41	36,404
SHARE CONSOLIDATION 5:1 AS OF MAY 24, 2022
May 1 to May 23, 2022(1)	1.52	0.80	290,739
April, 2022(1)	2.02	1.39	203,534
March, 2022(1)	2.10	1.47	324,675
February, 2022(1)	2.06	1.41	333,377
January, 2022(1)	2.43	1.34	646,482
December, 2021(1)	3.46	2.18	511,359
November, 2021(1)	4.64	3.13	762,534
October, 2021(1)	3.55	2.26	585,505
September, 2021(1)	3.24	2.16	538,510
August, 2021(1)	2.89	2.15	618,272
July, 2021(1)	2.76	1.60	755,405
June, 2021(1)	2.31	1.76	802,853
May, 2021(1)	3.24	1.70	815,746
April, 2021(1)	3.66	2.14	807,301

Notes:

(1)

Effective market open on May 24th, 2022, the Company underwent the Consolidation. Price ranges and volumes prior to May 23, 2022 reflect trading of on pre-Consolidation basis and price ranges and volumes after May 23, 2022 reflect trading on a post-Consolidation basis.

DESCRIPTION OF COMMON SHARES

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there are 82,248,988 Common Shares and nil preferred shares issued and outstanding. For a summary of certain material attributes and characteristics of the Common Shares, see "DESCRIPTION OF SHARE CAPITAL - Common Shares" in the base shelf prospectus.

Holders of Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of the shareholders of the Company, and each Common Share confers the right to one vote, provided that the shareholder is a holder on the applicable record date declared by the Board. The holders of Common Shares, subject to the prior rights, if any, of any other class of shares of the Company with special rights as to dividends, are entitled to receive such dividends in any financial year as the Board may determine. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Common Shares are entitled to receive, subject to the prior rights, if any, of the holders of any other class of shares of the Company, the remaining property and assets of the Company. The Common Shares are not subject to call or assessment rights, redemption rights, rights regarding purchase for cancellation or surrender, or any pre-emptive or conversion rights.

PLAN OF DISTRIBUTION

The Company has entered into the Distribution Agreement with the Agent pursuant to which the Company may offer and sell the Offered Shares having an aggregate sales price of up to US$100,000,000 from time to time through the Agent. The Agent is not required to sell any specific number or dollar amount of Offered Shares but will use its commercially reasonable efforts, consistent with its normal sales and trading practices, to sell the Offered Shares under the terms and conditions of the Distribution Agreement. Sales of Offered Shares, if any, will be made by any method that is deemed to be an "at-the-market distribution" or an "at-the-market" offering under applicable securities laws, including, without limitation, sales made directly on Nasdaq or other existing trading markets for the Offered Shares in the United States. The sales, if any, of Offered Shares made under the Distribution Agreement will be made by means of ordinary brokers' transactions on Nasdaq or another existing trading market in the United States at market prices, or as otherwise agreed upon by the Company and the Agent. No Offered Shares will be offered or sold in Canada, on the TSXV or on any other trading market in Canada. Neither the Company nor the Agent will undertake any act, advertisement, solicitation, conduct or negotiation directly or indirectly in furtherance of the sale of the Offered Shares in Canada, undertake an offer or sale of any of the Offered Shares to a person that it knows or has reason to believe is in Canada or has been pre-arranged with a buyer in Canada, or to any person who it knows or has reason to believe is acting on the behalf of persons in Canada or to any person whom it knows or has reason to believe intends to reoffer, resell or deliver the Offered Shares in Canada on the TSXV or on other trading markets in Canada or to any persons in Canada or acting on behalf of persons in Canada. Under the Offering, prices may vary as between purchasers and during the period of distribution. The Agent will not engage in any transactions that stabilize the price of the Offered Shares.

The Company will designate the maximum number or amount of Offered Shares to be sold through the Agent on a daily basis or otherwise as the Company and the Agent agree and the minimum price per Offered Share at which such Offered Shares may be sold. Subject to the terms and conditions of the Distribution Agreement, the Agent will use reasonable efforts to sell on the Company's behalf the maximum number or amount of Offered Shares so designated. The Company may instruct the Agent not to sell any Offered Shares if the sales cannot be effected at or above the minimum price designated by the Company in any such instruction. The Company or the Agent, may suspend the offering of the Offered Shares at any time and from time to time by notifying the other parties.

The Company has the right to terminate the provisions of the Distribution Agreement relating to solicitations of offers to purchase Offered Shares in its sole discretion upon written notice to the Agent as specified in the Distribution Agreement, and the Agent has the right to terminate the provisions of the Distribution Agreement relating to solicitations of offers to purchase Offered Shares, by giving written notice as specified in the Distribution Agreement.

The Agent has agreed in the Distribution Agreement to provide to the Company written confirmation following the close of trading on Nasdaq on each day in which Offered Shares are sold under the Distribution Agreement. Each confirmation will include the number of Offered Shares sold on that day, the gross sales proceeds and the net proceeds to the Company. The Company will report at least quarterly the number of Offered Shares sold through the Agent under the Distribution Agreement, the net proceeds to the Company and the Commission payable to the Agent in connection with the sales of the Offered Shares.

The Company will pay the Agent a Commission of 3.0% of the gross sales price per Offered Share sold through the Agent as the Company's agent under the Distribution Agreement. Because there is no minimum offering amount required as a condition to close the Offering, the actual total public offering amount, Commission and proceeds to the Company, if any, are not determinable at this time. The Company has agreed to reimburse the Agent for certain of their expenses, including the fees and disbursements of its legal counsel, in an amount not to exceed US$100,000. Additionally, pursuant to the terms of the Distribution Agreement, the Company agreed to reimburse the Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with the Agent's ongoing diligence arising from the transactions contemplated by the Distribution Agreement in an amount not to exceed US$5,000 in the aggregate per calendar quarter. All expenses relating to the Offering and any compensation paid to the Agent will be paid out of the proceeds from the sale of Offered Shares, unless otherwise stated in the applicable prospectus supplement.

Settlement for sales of Offered Shares will occur, unless the parties agree otherwise, on the second trading day following the date on which any sales were made in return for payment of the net proceeds to the Company. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. Sales of Offered Shares will be settled through the facilities of The Depository Trust Company or by such other means as the Company and the Agent may agree upon.

The Agent is not registered as a dealer in any Canadian jurisdiction and, accordingly, is not permitted to and will not, directly or indirectly, advertise or solicit offers to purchase any of the Offered Shares in Canada.

The offering of Offered Shares pursuant to the Distribution Agreement will terminate upon the earliest of (i) the sale of all Offered Shares subject to the Distribution Agreement; and (ii) the termination of the Distribution Agreement as provided therein.

In connection with the sale of the Offered Shares on the Company's behalf, the Agent may be deemed to be an "underwriter" within the meaning of the U.S. Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts. The Company has agreed to provide indemnification and contribution to the Agent against certain liabilities, including liabilities under the U.S. Securities Act. The Agent will not engage in any transactions that stabilize the price of the Offered Shares. No underwriter or dealer involved in the distribution, no affiliate of such an underwriter or dealer and no person or company acting jointly or in concert with such an underwriter or dealer has over-allotted, or will over-allot, Offered Shares in connection with the distribution or effect any other transactions that are intended to stabilize or maintain the market price of the Offered Shares.

The Company has applied to list the Offered Shares on the TSXV. Listing is subject to the approval of the TSXV in accordance with its applicable listing requirements.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes, as of the date hereof, the principal Canadian federal income tax considerations under the Income Tax Act (Canada) and the regulations thereunder (the "Tax Act"), generally applicable to a holder who acquires, as beneficial owner, Offered Shares pursuant to the Offering, and who, for the purposes of the Tax Act and at all relevant times, holds Offered Shares as capital property and deals at arm's length and is not affiliated with the Company, the Agent and any subsequent purchaser of such securities. A holder who meets all of the foregoing requirements is referred to as a "Holder" herein, and this summary only addresses such Holders. Generally, Offered Shares will be considered to be capital property to a Holder, provided the Holder does not hold Offered Shares in the course of carrying on a business of trading or dealing in securities and has not acquired the Offered Shares in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is not applicable to a holder (i) that is a "financial institution", as defined in the Tax Act for the purposes of the mark-to-market rules in the Tax Act, (ii) that is a "specified financial institution", as defined in the Tax Act, (iii) of an interest which is a "tax shelter investment" as defined in the Tax Act, (iv) that has elected to determine its Canadian tax results in a "functional currency" other than the Canadian dollar, (v) that has entered into or will enter into a "derivative forward agreement" or a "synthetic disposition arrangement" with respect to the Offered Shares, or (vi) that receives dividends on Offered Shares under or as part of a "dividend rental arrangement", as defined in the Tax Act. Any such holder should consult its own tax advisor with respect to an investment in Offered Shares.

Additional considerations, not discussed herein, may be applicable to a Holder that is a corporation resident in Canada and is (or does not deal at arm's length with a corporation resident in Canada for purposes of the Tax Act that is), or becomes, controlled by a non-resident person or a group of non-resident persons (comprised of any combination of non-resident corporations, non-resident individuals or non-resident trusts) for purposes of the "foreign affiliate dumping" rules in section 212.3 of the Tax Act. Such Holders should consult their tax advisors with respect to the consequences of acquiring Offered Shares.

This summary is based upon the provisions of the Tax Act and the regulations thereunder in force as of the date hereof, all specific proposals to amend the Tax Act and the regulations thereunder that have been publicly and officially announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments") and counsel's understanding of the current administrative policies and assessing practices of the Canada Revenue Agency (the "CRA"), published in writing by it prior to the date hereof. This summary assumes the Proposed Amendments will be enacted in the form proposed. However, no assurance can be given that the Proposed Amendments will be enacted in their current form, or at all.

This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account or anticipate any changes in the law or any changes in the CRA's administrative policies and assessing practices, whether by legislative, governmental or judicial action or decision, nor does it take into account or anticipate any other federal or any provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Holder, and no representations with respect to the income tax consequences to any Holder are made. Consequently, Holders should consult their own tax advisors with respect to the tax consequences applicable to them, having regard to their own particular circumstances.

Currency Conversion

Generally, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of the Offered Shares must be converted into Canadian dollars. Amounts denominated in any other currency must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Taxation of Resident Holders

The following portion of this summary applies to Holders (as defined above) who, for the purposes of the Tax Act, are or are deemed to be resident in Canada at all relevant times (herein, "Resident Holders") and this portion of the summary only addresses such Resident Holders. Certain Resident Holders who might not be considered to hold their Offered Shares as capital property may, in certain circumstances, be entitled to make the irrevocable election permitted by subsection 39(4) of the Tax Act to have them and any other "Canadian security" (as defined in the Tax Act) be treated as capital property for the taxation year of the election and in all subsequent taxation years. Resident Holders contemplating such election should consult their own tax advisors for advice as to whether it is available and, if available, whether it is advisable in their particular circumstances.

Taxation of Dividends

A Resident Holder will be required to include in computing income for a taxation year any dividends received, or deemed to be received, in the year by the Resident Holder on the Offered Shares. In the case of a Resident Holder that is an individual (other than certain trusts), such dividends will be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit provisions where the Company designates the dividend as an "eligible dividend" in accordance with the provisions of the Tax Act. There may be restrictions on the ability of the Company to designate any particular dividend as an "eligible dividend".

A dividend received or deemed to be received by a Resident Holder that is a corporation must be included in computing its income but will generally be deductible in computing the corporation's taxable income for that taxation year, subject to all of the rules and restrictions under the Tax Act in that regard. In certain circumstances, subsection 55(2) of the Tax Act will treat a taxable dividend received by a Resident Holder that is a corporation as proceeds of disposition or a capital gain. A corporation that is a "private corporation" or a "subject corporation" (each as defined in the Tax Act), generally will be liable to pay an additional tax (refundable under certain circumstances) under Part IV of the Tax Act on dividends received or deemed to be received on the Offered Shares in a year to the extent such dividends are deductible in computing its taxable income for the year.

Disposition of Offered Shares

A Resident Holder who disposes, or is deemed to dispose, of an Offered Share generally will realize a capital gain (or capital loss) equal to the amount, if any, by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are exceeded by) the adjusted cost base to the Resident Holder of such Offered Shares, as the case may be, immediately before the disposition or deemed disposition. The adjusted cost base to a Resident Holder of an Offered Share will be determined by averaging the cost of that Offered Share with the adjusted cost base (determined immediately before the acquisition of the Offered Share) of all other Common Shares held as capital property at that time by the Resident Holder. The taxation of capital gains and losses is generally described below under the heading "Capital Gains and Capital Losses".

Capital Gains and Capital Losses

Generally, a Resident Holder is required to include in computing income for a taxation year one-half of the amount of any capital gain (a "taxable capital gain") realized by the Resident Holder in such taxation year. Subject to and in accordance with the rules contained in the Tax Act, a Resident Holder is required to deduct one-half of the amount of any capital loss (an "allowable capital loss") realized in a particular taxation year against taxable capital gains realized by the Resident Holder in the year. Allowable capital losses in excess of taxable capital gains realized in a particular taxation year may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

The amount of any capital loss realized by a Resident Holder that is a corporation on the disposition or deemed disposition of an Offered Share may be reduced by the amount of any dividends received or deemed to have been received by such Resident Holder on such shares, to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a Resident Holder that is a corporation is a member of a partnership or a beneficiary of a trust that owns Offered Shares, directly or indirectly, through a partnership or trust. Resident Holders to whom these rules may be relevant should consult their own tax advisors.

A Resident Holder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional tax (refundable in certain circumstances) on certain investment income, including amounts in respect of net taxable capital gains and dividends or deemed dividends that are not deductible in computing the Resident Holder's taxable income. Such Resident Holders should consult their own tax advisors.

Alternative Minimum Tax

Capital gains realized and dividends received or deemed to be received by a Resident Holder that is an individual or a trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act. Resident Holders should consult their own tax advisors in this regard.

Taxation of Non-Resident Holders

The following portion of this summary is generally applicable to Holders who, for the purposes of the Tax Act and at all relevant times: (i) are neither resident nor deemed to be resident in Canada, and (ii) do not use or hold Offered Shares in the course of business carried on or deemed to be carried on in Canada. Holders who meet all of the foregoing requirements are referred to herein as "Non-Resident Holders", and this portion of the summary only addresses such Non-Resident Holders. Special rules, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Holders should consult their own tax advisors.

Receipt of Dividends

Dividends paid or credited or deemed to be paid or credited to a Non-Resident Holder by the Company are subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless reduced by the terms of an applicable tax treaty or convention between Canada and the country in which the Non-Resident Holder is resident. For example, under the Canada-United States Tax Convention (1980), as amended (the "Treaty"), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is the beneficial owner of the dividends, is resident in the U.S. for purposes of the Treaty and entitled to full benefits under the Treaty (a "U.S. Holder") is generally reduced to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Holder that is a company owning at least 10% of the Company's voting shares). Non-Resident Holders should consult their own tax advisors in this regard.

Disposition of Offered Shares

A Non-Resident Holder generally will not be subject to tax under the Tax Act in respect of a capital gain realized on the disposition or deemed disposition of an Offered Share unless such Offered Share constitutes "taxable Canadian property" (as defined in the Tax Act) of the Non-Resident Holder at the time of disposition and the gain is not exempt from tax pursuant to the terms of an applicable tax treaty or convention.

Provided the Offered Shares are listed on a "designated stock exchange", as defined in the Tax Act (which currently includes the TSXV, the Nasdaq, and the FSE) at the time of disposition, the Offered Shares will generally not constitute taxable Canadian property of a Non-Resident Holder at that time, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are satisfied concurrently: (i) (a) the Non-Resident Holder; (b) persons with whom the Non-Resident Holder did not deal at arm's length; (c) partnerships in which the Non-Resident Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships; or (d) any combination of the persons and partnerships described in (a) through (c), owned 25% or more of the issued shares of any class or series of shares of the Company; and (ii) more than 50% of the fair market value of the Offered Shares was derived directly or indirectly from one or any combination of: real or immovable property situated in Canada, "Canadian resource properties", "timber resource properties" (each as defined in the Tax Act), and options in respect of, or interests in or for civil law rights in, such properties, whether or not such property exists. Notwithstanding the foregoing, in certain circumstances set out in the Tax Act, the Offered Shares may be deemed to be taxable Canadian property. Non-Resident Holders should consult their own tax advisors as to whether their Offered Shares constitute taxable Canadian property in their particular circumstances.

Even if the Offered Shares are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such Offered Shares by virtue of an applicable income tax treaty or convention. In cases where a Non-Resident Holder disposes, or is deemed to dispose, of an Offered Share that is taxable Canadian property of that Non-Resident Holder, and the Non-Resident Holder is not entitled to an exemption from tax under the Tax Act or pursuant to the terms of an applicable income tax treaty or convention, the consequences under the heading "CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS - Taxation of Resident Holders - Capital Gains and Capital Losses" will generally be applicable to such disposition. Non-Resident Holders who may hold Offered Shares as taxable Canadian property should consult their own tax advisors.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax consequences relating to the acquisition, ownership and disposition of Offered Shares by U.S. Holders (as defined herein). This discussion applies to U.S. Holders that purchase Offered Shares pursuant to this Offering and hold such Offered Shares as capital assets (generally, assets held for investment purposes). This discussion is based on the Internal Revenue of Code of 1986 as amended (the "IRC"), U.S. Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion does not address all of the U.S. federal income tax consequences that may be relevant to specific U.S. Holders in light of their particular circumstances or to U.S. Holders subject to special treatment under U.S. federal income tax law (such as certain financial institutions, insurance companies, broker- dealers and traders in securities or other persons that generally mark their securities to market for U.S. federal income tax purposes, tax-exempt entities, retirement plans, regulated investment companies, real estate investment trusts, certain former citizens or residents of the United States, persons who hold Offered Shares as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or integrated investment, persons that have a "functional currency" other than the U.S. dollar, persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares, corporations that accumulate earnings to avoid U.S. federal income tax, partnerships and other pass-through entities (or arrangements treated as a partnership for U.S. federal income tax purposes), and investors in such pass-through entities). This discussion does not address any U.S. state or local or non-U.S. tax consequences or any U.S. federal estate, gift or alternative. We have not requested, and will not request, a ruling from the Internal Revenue Service (the "IRS") or an opinion of legal counsel with respect to any of the U.S. federal income tax consequences described below, and as a result there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described herein.

As used in this discussion, the term "U.S. Holder" means a beneficial owner of Offered Shares that is, (1) an individual who is a citizen or resident alien of the United States for U.S. federal income tax purposes, (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income tax regardless of its source or (4) a trust (x) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (y) that has elected under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

If a partnership or pass-through entity for U.S. federal income tax purposes is the beneficial owner of Offered Shares, the U.S. federal income tax consequences relating to an investment in the Offered Shares will depend in part upon the status and activities of such entity and the particular partner. A U.S. Holder that is a partner (or other owner) of a pass-through entity that acquires Offered Shares is urged to consult its own tax advisors regarding the U.S. federal income tax consequences applicable to it and its partners of the purchase, ownership and disposition of Offered Shares.

Persons considering an investment in Offered Shares are urged to consult their own tax advisors as to the particular tax consequences applicable to them relating to the purchase, ownership and disposition of Offered Shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Passive Foreign Investment Company Consequences

Special, generally unfavorable, U.S. federal income tax rules apply to U.S. persons owning stock of a PFIC. In general, a corporation organized outside the United States will be treated as a PFIC, for any taxable year in which either (1) at least 75% of its gross income is "passive income", or (2) on average at least 50% of its assets, determined on a quarterly basis, are assets that produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, dividends, interest, royalties, rents, and gains from the sale or exchange of property that gives rise to passive income. Assets that produce or are held for the production of passive income generally include cash, even if held as working capital or raised in a public offering, marketable securities, and other assets that may produce passive income. Generally, in determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation or partnership in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

Whether we are a PFIC for 2022 or any future taxable year is uncertain, and neither we nor our U.S. tax advisors have performed any analysis of our PFIC status. Even if we determine that we are not a PFIC for a taxable year, there can be no assurance that the IRS will agree with our conclusion and that the IRS would not successfully challenge our position. Our status as a PFIC is a fact-intensive determination made on an annual basis. Neither we nor our U.S. counsel express any opinion with respect to our PFIC status or our expectations regarding our PFIC status. Given this uncertainty, prospective U.S. Holders contemplating an investment in the Offered Shares may want to assume that we are a PFIC, and are urged to consult their own tax advisors regarding our PFIC status and the resulting U.S. federal income tax consequences in light of their own particular circumstances.

If we are a PFIC in any taxable year during which a U.S. Holder owns Offered Shares, such U.S. Holder would be liable for additional taxes and interest charges under the "PFIC excess distribution regime" upon (1) a distribution paid during a taxable year that is greater than 125% of the average annual distributions paid in the three preceding taxable years, or, if shorter, the U.S. Holder's holding period for the Offered Shares, and (2) any gain recognized on a sale, exchange or other disposition, including a pledge, of the Offered Shares, whether or not we continue to be a PFIC. Under the PFIC excess distribution regime, the tax on such distribution or gain would be determined by allocating the distribution or gain ratably over the U.S. Holder's holding period for Offered Shares. The amount allocated to the current taxable year (i.e., the year in which the distribution occurs or the gain is recognized) and any year prior to the first taxable year in which we are a PFIC will be taxed as ordinary income earned in the current taxable year. The amount allocated to other taxable years will be taxed at the highest marginal rates in effect for individuals or corporations, as applicable, to ordinary income for each such taxable year, and an interest charge, generally applicable to underpayments of tax, will be added to the tax.

If we are a PFIC for any year during which a U.S. Holder holds Offered Shares, we must generally continue to be treated as a PFIC by that holder for all succeeding years during which the U.S. Holder holds the Offered Shares, unless we cease to meet the requirements for PFIC status and the U.S. Holder makes a "deemed sale" election with respect to the Offered Shares. If the election is made, the U.S. Holder will be deemed to sell the Offered Shares it holds at their fair market value on the last day of the last taxable year in which we were treated as a PFIC, and any gain recognized from such deemed sale would be taxed under the PFIC excess distribution regime. After the deemed sale election, the U.S. Holder's Offered Shares would not be treated as shares of a PFIC unless we subsequently become a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds Offered Shares and one of our non-U.S. corporate subsidiaries is also a PFIC (i.e., a lower-tier PFIC), such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be taxed under the PFIC excess distribution regime on distributions by the lower-tier PFIC and on gain from the disposition of shares of the lower-tier PFIC even though such U.S. Holder would not receive the proceeds of those distributions or dispositions. Each U.S. Holder is urged to consult its own tax advisors regarding the application of the PFIC rules to our non-U.S. subsidiaries.

If we are a PFIC, a U.S. Holder will not be subject to tax under the PFIC excess distribution regime on distributions or gain recognized on Offered Shares if such U.S. Holder makes a valid "mark-to-market" election for our Offered Shares. A mark-to-market election is available to a U.S. Holder only for "marketable stock." Our Offered Shares will be marketable stock if they are listed on Nasdaq and are regularly traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. If a mark-to-market election is in effect, a U.S. Holder generally would take into account, as ordinary income each year, the excess of the fair market value of Offered Shares held at the end of such taxable year over the adjusted tax basis of such Offered Shares. The U.S. Holder would also take into account, as an ordinary loss each year, the excess of the adjusted tax basis of such Offered Shares over their fair market value at the end of the taxable year, but only to the extent of the excess of amounts previously included in income over ordinary losses deducted as a result of the mark-to-market election. The U.S. Holder's tax basis in Offered Shares would be adjusted to reflect any income or loss recognized as a result of the mark-to-market election. Any gain from a sale, exchange or other disposition of Offered Shares in any taxable year in which we are a PFIC would be treated as ordinary income and any loss from such sale, exchange or other disposition would be treated first as ordinary loss (to the extent of any net mark-to-market gains previously included in income) and thereafter as capital loss.

A mark-to-market election will not apply to Offered Shares for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to our non-U.S. subsidiaries. Accordingly, a U.S. Holder may continue to be subject to tax under the PFIC excess distribution regime with  respect to any lower-tier PFICs that we own notwithstanding the U.S. Holder's mark-to-market election for the Offered Shares.

The tax consequences that would apply if we are a PFIC would also be different from those described above if a U.S. Holder were able to make a valid QEF election. At this time we do not intend to provide U.S. Holders with the information necessary for a U.S. Holder to make a QEF election, and therefore prospective investors should assume that a QEF election will not be available.

As discussed below under "-Distributions," notwithstanding any election made with respect to the Offered Shares, if we are a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the Offered Shares will not qualify for reduced income tax rates.

Each U.S. person that is an investor in a PFIC is generally required to file an annual reports with the IRS. US Holders should consult their tax advisers regarding whether we are a PFIC in any given taxable year and on the consequences of failing to file any required report with the IRS.

The U.S. federal income tax rules relating to PFICs are very complex. Prospective U.S. investors are strongly urged to consult their own tax advisors with respect to the impact of PFIC status on the purchase, ownership and disposition of Offered Shares, the consequences to them of this investment if we are a PFIC, the inability to make a QEF election with respect to our Offered Shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition to our Offered Shares if we are a PFIC.

Distributions

Subject to the discussion above under "-Passive Foreign Investment Company Consequences," a U.S. Holder that receives a distribution with respect to Offered Shares generally will be required to include the gross amount of such distribution (before reduction for any Canadian withholding taxes withheld therefrom) in gross income as a dividend when actually or constructively received to the extent paid out of our current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution exceeds our current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder's Offered Shares. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder's Offered Shares, the remainder will be taxed as capital gain recognized on a sale, exchange or other taxable disposition (as discussed below). Because we may not account for our earnings and profits in accordance with U.S. federal income tax principles, U.S. Holders should expect all distributions to be reported to them as dividends. Distributions on Offered Shares that are treated as dividends generally will constitute income from sources outside the United States for foreign tax credit purposes and generally will constitute passive category income. Such dividends will not be eligible for the "dividends received" deduction generally allowed to corporate shareholders with respect to dividends received from U.S. corporations.

Dividends paid by a "qualified foreign corporation" are eligible for taxation in the case of non-corporate U.S. Holders at a reduced long-term capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain requirements are met.  A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on Offered Shares that are readily tradable on an established securities market in the United States. We believe that, subject to the discussion above under "-Passive Foreign Investment Company Consequences", dividends paid on Offered Shares may be treated as "qualified dividend income" in the hands of non-corporate U.S. Holders, provided that such U.S. Holders satisfy certain conditions, including conditions relating to holding period and the absence of certain risk reduction transactions. Each non- corporate U.S. Holder is advised to consult its tax advisors regarding the availability of the reduced tax rate on dividends with regard to its particular circumstances.

Sale, Exchange or Other Disposition of Offered Shares

Subject to the discussion above under "-Passive Foreign Investment Company Consequences," a U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of Offered Shares in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition and such U.S. Holder's adjusted tax basis in the Offered Shares. Such capital gain or loss generally will be long-term capital gain taxable at a reduced rate for non-corporate U.S. Holders or long-term capital loss if, on the date of sale, exchange or other disposition, the Offered Shares were held by the U.S. Holder for more than one year. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. Holder from the sale or other disposition of Offered Shares will generally be gain or loss from sources within the United States for U.S. foreign tax credit purposes.

Receipt of Foreign Currency

The gross amount of any payment in a currency other than U.S. dollars will be included by each U.S. Holder in income in a U.S. dollar amount calculated by reference to the exchange rate in effect on the day such U.S. Holder actually or constructively receives the payment in accordance with its regular method of accounting for U.S. federal income tax purposes regardless of whether the payment is in fact converted into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of the payment, the U.S. Holder should not be required to recognize any foreign currency gain or loss with respect to the receipt of foreign currency. If, instead, the foreign currency is converted at a later date, any currency gains or losses resulting from the conversion of the foreign currency will be treated as U.S. source ordinary income or loss for U.S. foreign tax credit purposes. U.S. Holders are urged to consult their own U.S. tax advisors regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Additional Tax on Net Investment Income

U.S. Holders that are individuals, estates or trusts are generally required to pay an additional 3.8% tax on the lesser of (1) the U.S. Holder's "net investment income" for the relevant taxable year and (2) the excess of the U.S. Holder's modified adjusted gross income for the taxable year over a certain threshold. A U.S. Holder's "net investment income" generally includes, among other things, dividends and net gains from disposition of property (other than property held in the ordinary course of the conduct of a trade or business). Accordingly, dividends on and capital gain from the sale, exchange or other taxable disposition of Offered Shares may be subject to this additional tax. U.S. Holders are urged to consult their own tax advisors regarding the additional tax on passive income.

Information Reporting and Backup Withholding

In general, dividends paid to a U.S. Holder in respect of Offered Shares and the proceeds received by a U.S. Holder from the sale, exchange or other disposition of Offered Shares within the United States or through certain U.S.-related financial intermediaries will be subject to U.S. information reporting rules, unless a U.S. Holder is a corporation or other exempt recipient and properly establishes such exemption. Backup withholding may apply to such payments if a U.S. Holder does not establish an exemption from backup withholding, or fails to provide a correct taxpayer identification number or make any other required certifications.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

In addition, U.S. Holders should be aware of reporting requirements with respect to the holding of certain foreign financial assets, including stock of foreign issuers which is not held in an account maintained by certain financial institutions, if the aggregate value of all of such assets exceeds US$50,000. U.S. Holders must attach a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their return for each year in which they hold our Offered Shares. U.S. Holders should also be aware that if we are or become a PFIC, they will generally be required to file IRS Form 8261 during any taxable year in which such U.S. Holder recognizes gain or receives an excess distribution or with respect to which the U.S. Holder has made certain elections. U.S. Holders are urged to consult their own tax advisors regarding the application of the information reporting rules to the Offered Shares and their particular situations.

EACH PROSPECTIVE U.S. INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISORS ABOUT THE U. S. TAX CONSEQUENCES TO IT OF AN INVESTMENT IN OUR COMMON SHARES IN LIGHT OF THE INVESTOR'S OWN CIRCUMSTANCES.

INTEREST OF EXPERTS

Certain legal matters in connection with the Offering will be passed upon on behalf of the Company by Peterson McVicar LLP, with respect to Canadian legal matters and Kavinoky Cook LLP, with respect to United States legal matters. Certain legal matters in connection with the Offering will be passed upon for H.C. Wainwright & Co., LLC by Katten Muchin Rosenman LLP, with respect to United States legal matters.

As of the date hereof, Peterson McVicar LLP, and its partners and associates, and Kavinoky Cook LLP, and its partners and associates, beneficially own, directly or indirectly, in their respective groups, less than 1% of any class of outstanding securities of the Company.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Davidson & Company LLP at its offices located at 1200 - 609 Granville Street, Vancouver, BC V7Y 1G6.

The transfer agent and registrar of the Company is Computershare Investor Services Inc. with its principal offices in Vancouver, British Columbia and Toronto, Ontario.

AGENT FOR SERVICE OF PROCESS

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Certain directors of the Company reside outside of Canada. Frank Holmes, Dave Perrill, Susan McGee, and Ian Mann have appointed the following agents for service of process:

Name of Person	Name and Address of Agent
Frank Holmes	HIVE Blockchain Technologies Ltd. Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
Dave Perrill
Susan McGee
Ian Mann

The Company has filed with the SEC, concurrently with the Registration Statement, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Cogency Global Inc. ("Agent"), located at 122 East 42nd Street, 18th Floor, New York, NY 10168, for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the offering of Offered Shares under the prospectus.

EXEMPTIVE RELIEF FROM NATIONAL INSTRUMENT 44-101

Pursuant to a decision of the Autorité des Marchés Financiers, the securities regulatory authority in the Province of Québec, dated December 22, 2020, the Company was granted relief from the requirement that this prospectus and all documents incorporated by reference herein, as well as any prospectus supplement that relates to any future "at-the- market" distribution, must be in both the French and English languages. The Company is not required to file French versions of this prospectus, the documents incorporated by reference herein or any prospectus supplement relating to an "at-the-market" distribution. This exemption was granted on the condition that this prospectus, together with any prospectus supplement, and any documents incorporated by reference in the prospectus or any prospectus supplement, be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market" distribution.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

The following is a description of a purchaser's statutory rights in connection with any purchase of Offered Shares pursuant to the Offering, which supersedes and replaces the statement of purchasers' rights included in the base shelf prospectus.

Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the base shelf prospectus, prospectus supplement relating to securities purchased by a purchaser and any amendment are not sent or delivered to the purchaser, provided that the remedies are exercised by the purchaser within the time limit prescribed by securities legislation. However, purchasers of Offered Shares distributed under an at-the-market distribution by the Company do not have the right to withdraw from an agreement to purchase the Offered Shares and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus supplement, the base shelf prospectus and any amendment thereto relating to Offered Shares purchased by such purchaser because the prospectus supplement, the base shelf prospectus and any amendment thereto relating to the Offered Shares purchased by such purchaser will not be delivered, as permitted under Part 9 of NI 44-102.

Securities legislation in certain of the provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the base shelf prospectus, prospectus supplement and any amendment thereto relating to securities purchased by a purchaser contains a misrepresentation, provided that the remedies are exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of Offered Shares distributed under an at-the-market distribution by the Company may have against the Company or the Agent for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus supplement, the base shelf prospectus and any amendment thereto relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

A purchaser should refer to applicable securities legislation for the particulars of these rights and should consult a legal adviser.

* * *

CERTIFICATE OF THE COMPANY

Dated: September 2, 2022

This amended and restated short form prospectus, together with the documents incorporated in the prospectus by reference, as supplemented by the foregoing, will, as of the date of a particular distribution of securities under the prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by the prospectus and the supplement as required by the securities legislation of each of the provinces and territories of Canada.

(Signed) "Frank Holmes"	(Signed) "Darcy Daubaras"
Frank Holmes Executive Chairman in his capacity as Chief Executive Officer	Darcy Daubaras Chief Financial Officer

On Behalf of the Board of Directors

(Signed) "Ian Mann"	(Signed) "Dave Perrill"
Ian Mann Director	Dave Perrill Director

This amended and restated short form prospectus is a base shelf prospectus. This short form base shelf prospectus has been filed under legislation in each of the provinces and territories of Canada, that permits certain information about these securities to be determined after this prospectus has become final and that permits the omission from this prospectus of that information. The legislation requires the delivery to purchasers of a prospectus supplement containing the omitted information within a specified period of time after agreeing to purchase any of these securities. Notwithstanding the foregoing, delivery to purchasers of a prospectus supplement containing the omitted information is not required where an exemption from the delivery requirements under applicable securities legislation in each of the provinces and territories of Canada is available.

No securities regulatory authority has expressed an opinion about these securities, and it is an offence to claim otherwise. This amended and restated short form base shelf prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities.

The securities offered under this amended and restated short form prospectus have not been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or any state securities laws and may not be offered or sold within the United States of America or to, or for the account or benefit of, U.S. Persons (as defined in Regulation S under the U.S. Securities Act) unless the securities offered hereunder are registered under the U.S. Securities Act or exemptions from the registration requirements of the U.S. Securities Act and applicable state securities laws are available. This amended and restated short form prospectus does not constitute an offer to sell or a solicitation or an offer to buy any of the securities offered hereby within the United States or to, or for the benefit of, U.S. persons. See "Plan of Distribution".

Information contained herein is subject to completion or amendment. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Information has been incorporated by reference in this amended and restated short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of HIVE Blockchain Technologies Ltd. at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3 (Telephone 604 664-1078), and are also available electronically at www.sedar.com.

AMENDED AND RESTATED SHORT FORM BASE SHELF PROSPECTUS

(amending and restating the short form base shelf prospectus dated January 27, 2021)

New Issue	January 4, 2022

HIVE BLOCKCHAIN TECHNOLOGIES LTD.

US$600,000,000

Common Shares

Warrants

Subscription Receipts

Units

Debt Securities

Share Purchase Contracts

This amended and restated short form base shelf prospectus relates to the offering for sale from time to time, during the 25-month period commencing January 27, 2021, that this prospectus, including any amendments hereto, remains effective, of the securities of HIVE Blockchain Technologies Ltd. (the "Company", "HIVE", "we" or "our") listed above in one or more series or issuances, with a total offering price of such securities, in the aggregate, of up to US$600,000,000 (or the equivalent thereof in Canadian dollars or one or more foreign currencies or composite currencies). The securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of the sale and set forth in an accompanying prospectus supplement.

In addition, the securities may be offered and issued in consideration for the acquisition of other businesses, assets or securities by the Company or a subsidiary of the Company. The consideration for any such acquisition may consist of any of the securities separately, a combination of securities or any combination of, among other things, securities, cash and the assumption of liabilities.

The common shares of the Company ("Common Shares") are listed for trading on the TSX Venture Exchange (the "TSXV") under the trading symbol "HIVE" as well as on the Nasdaq Capital Market Exchange ("Nasdaq") under the symbol "HIVE", and on the Open Market of the Berlin and Frankfurt Stock Exchange under the symbols "HBF.B" and "HBF.F", respectively. On December 31, 2021, being the last complete trading day prior to the date hereof, the closing price of the Common Shares on the TSXV was C$3.31. On January 3, 2022, being the last complete trading day on Nasdaq prior to the date hereof, the closing price of the Common Shares on Nasdaq was US$2.66.

Unless otherwise specified in an applicable prospectus supplement, debt securities, subscription receipts, units, warrants and share purchase contracts will not be listed on any securities or stock exchange or on any automated dealer quotation system. There is currently no market through which the Company's securities, other than the Common Shares, may be sold and purchasers may not be able to resell such securities purchased under this short form prospectus. This may affect the pricing of the Company's securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of the Company's securities and the extent of issuer regulation. See "RISK FACTORS".

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any applicable prospectus supplement with respect to any particular offering and consult your own tax advisor with respect to your own particular circumstances.

No underwriter has been involved in the preparation of this prospectus or performed any review of the contents of this prospectus.

This prospectus constitutes a public offering of the securities only in those jurisdictions where they may be lawfully offered for sale and only by persons permitted to sell the securities in such jurisdiction. All applicable information permitted under securities legislation to be omitted from this prospectus that has been so omitted will be contained in one or more prospectus supplements that will, except in respect of any sales pursuant to an "at-the-market" distribution as contemplated by National Instrument 44-102 - Shelf Distributions ("NI 44-102"), be delivered to purchasers together with this prospectus. Each prospectus supplement will be incorporated by reference into this prospectus for the purposes of securities legislation as of the date of the prospectus supplement and only for the purposes of the distribution of the securities to which the prospectus supplement pertains. You should read this prospectus and any applicable prospectus supplement carefully before you invest in any securities issued pursuant to this prospectus. The Company's securities may be sold pursuant to this prospectus through underwriters or dealers or directly or through agents designated from time to time at amounts and prices and other terms determined by us.

This Prospectus may qualify an "at-the-market distribution" as defined in NI 44-102.

The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be an "at-the-market" distributions as contemplated by 44-102 and as permitted by applicable law, including sales made directly on the TSXV, and in the future on the Nasdaq or other existing trading markets for the Securities, and as set forth in a prospectus supplement for such purpose. See "PLAN OF DISTRIBUTION".

A prospectus supplement will set out the names of any underwriters, dealers or agents involved in the sale of the Company's securities, the amounts, if any, to be purchased by underwriters, the plan of distribution for such securities, including the net proceeds we expect to receive from the sale of such securities, if any, the amounts and prices at which such securities are sold and the compensation of such underwriters, dealers or agents.

Unless stated to the contrary in any prospectus supplement, the Securities have not been registered under the U.S. Securities Act or any state securities laws and may not be offered, sold or delivered within the United States or to U.S. persons within the meaning of Regulation S under the U.S. Securities Act, except in certain transactions that are registered or exempt from the registration requirements of the U.S. Securities Act. In addition, until 40 days after the commencement of an offering of Securities, an offer or sale of the Securities within the United States or to U.S. persons by any dealer, whether or not participating in the offering, may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act. Each prospectus supplement with respect to the Company's securities being offered will set forth the terms of the offering, including:

  the person offering the securities;

  the name or names of any underwriters, dealers or other placement agents;

  the number and the purchase price of, and form of consideration for, our securities;

  any proceeds to the Company from such sale; and

  any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

Investment in the securities being offered is highly speculative and involves significant risks that you should consider before purchasing such securities. You should carefully review the risks outlined in this prospectus (including any prospectus supplement) and in the documents incorporated by reference as well as the information under the heading "Cautionary Note Regarding Forward-Looking Statements" and consider such risks and information in connection with an investment in the securities. See "RISK FACTORS".

The specific terms of the securities with respect to a particular offering will be set out in one or more prospectus supplements and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms; (ii) in the case of warrants, the offering price, the designation, number and terms of the Common Shares or debt securities issuable upon exercise of the warrants, any procedures that will result in the adjustment of these numbers, the exercise price, dates and periods of exercise, the currency in which the warrants are issued and any other specific terms; (iii) in the case of subscription receipts, the number of subscription receipts being offered, the offering price, the procedures for the exchange of the subscription receipts for Common Shares, debt securities or warrants, as the case may be, and any other specific terms; (iv) in the case of debt securities, the specific designation, the aggregate principal amount, the currency or the currency unit for the debt securities being offered, the maturity, the interest provisions, the authorized denominations, the offering price, the covenants, the events of default, any terms for redemption or retraction, any exchange or conversion terms, whether the debt securities are secured, affiliate-guaranteed, senior or subordinated and any other terms specific to the debt securities being offered; (v) in the case of units, the designation, number and terms of the Common Shares, warrants, subscription receipts, share purchase contracts or debt securities comprising the units; and (vi) in the case of share purchase contracts, whether the share purchase contracts obligate the holder to purchase or sell or both purchase and sell Common Shares, whether the share purchase contracts are to be prepaid or not or paid in instalments, any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied, whether the share purchase contracts are to be settled by delivery, any provisions relating to the settlement of the share purchase contracts, the date or dates on which the sale or purchase must be made, whether the share purchase contracts will be issued in fully registered or global form and the material income tax consequences of owning, holding and disposing of the share purchase contracts. Where required by statute, regulation or policy, and where securities are offered in currencies other than Canadian dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities.

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process. Most of the Company's subsidiaries, namely HIVE Blockchain Iceland ehf., HIVE Blockchain Switzerland AG Bikupa Datacenter AB, Bikupa Datacenter 2 AB, HIVE Digital Data Ltd., and Liv Eiendom AS are incorporated under laws of foreign jurisdictions and some of the Company's directors, namely: Frank Holmes, Dave Perrill, Susan McGee, and Ian Mann reside outside of Canada and have appointed the Company at its registered office set forth below as their agent for service of process in Canada.

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is incorporated or organized under the laws of the Province of British Columbia, that some of its officers and directors are residents of a foreign country, that some or all of the underwriters or experts that may be named in a registration statement on Form F-10 that includes this prospectus and that may be filed in the future if an offering is made by the Company in the United States (the "Registration Statement") may be residents of a foreign country, and that all or a substantial portion of the assets of the Company and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "SEC") NOR ANY STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Any offering made pursuant to this prospectus is made by a Canadian issuer that is permitted, under a multijurisdictional disclosure system adopted by the United States and Canada, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

The Company's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

Investors should rely only on the information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide investors with different information. Information contained on the Company's website shall not be deemed to be a part of this prospectus (including any applicable prospectus supplement) or incorporated by reference herein and should not be relied upon by prospective investors for the purpose of determining whether to invest in the securities. We will not make an offer of these securities in any jurisdiction where the offer or sale is not permitted. Investors should not assume that the information contained in this prospectus is accurate as of any date other than the date on the face page of this prospectus, the date of any applicable prospectus supplement or the date of any documents incorporated by reference herein.

v

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell or seeking an offer to buy the securities offered pursuant to this prospectus in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and any applicable prospectus supplement is accurate only as of the date on the front of such document and that information contained in any document incorporated by reference is accurate only as of the date of that document, regardless of the time of delivery of this prospectus or any applicable prospectus supplement or of any sale of the Company's securities pursuant thereto. The Company's business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus and any applicable prospectus supplement, and the documents incorporated by reference in this prospectus and any applicable prospectus supplement, were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

In this prospectus and any prospectus supplement, unless otherwise indicated, all dollar amounts and references to "US$" or "$" are to U.S. dollars and references to "C$" are to Canadian dollars. This prospectus and the documents incorporated by reference contain translations of certain U.S. dollar amounts into Canadian dollars solely for your convenience. See "Currency Presentation and Exchange Rate Information".

In this prospectus and in any prospectus supplement, unless the context otherwise requires, references to "we", "us", "our" or similar terms, as well as references to "HIVE" or the "Company", refer to HIVE Blockchain Technologies Ltd. together, where context requires, with its subsidiaries and affiliates.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements and other information contained in this prospectus constitute "forward-looking information" under Canadian Securities Laws and "forward-looking statements" under U.S. securities laws (collectively "forward-looking statements"). Such forward-looking statements include, but are not limited to, statements relating to:

  the future price of cryptocurrencies, such as Bitcoin and Ethereum, and the other types of digital assets which HIVE and its subsidiaries mine, hold and trade;

  the Company's intended use of net proceeds from the sale of its securities;

  the number of securities the Company intends to issue;

  the future pricing for services and solutions in the businesses of the Company and its subsidiaries;

  the liquidity and market price of the Common Shares;

  the Company's expectations regarding the sufficiency of its capital resources and requirements for additional capital;

  litigation risks;

  currency fluctuations;

  risks related to debt securities being secured;

  risks related to the decrease of the market price of the Common Shares if the Company's shareholders sell substantial amounts of Common Shares;

  risks related to future sales or issuances of equity securities diluting voting power and reducing future earnings per share;

  the absence of a market through which the Company's securities, other than Common Shares, may be sold;

  changes to governmental laws and regulations; and

  effects of the novel coronavirus ("COVID-19") outbreak as a global pandemic.

These forward-looking statements relate to future events or future performance. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are often, but not always, identified by the use of words such as "seek", "anticipate", "plan", "continue", "estimate", "expect", "may", "will", "project", "predict", "potential", "targeting", "intend", "could", "might", "should", "believe", "future", "continue" or similar expressions or the negatives thereof.

By their very nature, forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or events to differ materially from those anticipated in such forward-looking statements and such forward-looking statements included in this prospectus should not be unduly relied upon. These statements speak only as of the date of this prospectus.

The forward-looking statements in this document are based on what the Company currently believes are reasonable assumptions, including the material assumptions set out in the management discussion and analysis and press releases of the Company (such documents are available under the Company's SEDAR profile at www.sedar.com, in the United States through EDGAR at the website of the SEC at www.sec.gov, or on the Company's website at www.hiveblockchain.com). Other material factors or assumptions that were applied in formulating the forward-looking statements contained herein include or relate to the following:

  the business and economic conditions affecting the Company's operations in their current state, including, general levels of economic activity, regulations, taxes and interest rates;

  the Company's ability to profitably generate cryptocurrencies;

  the Company's ability to successfully acquire and maintain required regulatory licenses and qualifications;

  historical prices of cryptocurrencies;

  the emerging cryptocurrency and blockchain markets and sectors;

  the Company's ability to maintain good business relationships;

  the Company's ability to manage and integrate acquisitions;

  the Company's ability to identify, hire and retain key personnel;

  the Company's ability to raise sufficient debt or equity financing to support the Company's continued growth;

  the technology, proprietary and non-proprietary software, data and intellectual property of the Company and third parties in the cryptocurrencies and digital asset sector is able to be relied upon to conduct the Company's business;

  the Company does not suffer a material impact or disruption from a cybersecurity incident, cyber-attack or theft of digital assets;

  the Company's continued maintenance and development of cryptocurrency mining facilities;

  continued growth in usage and in the blockchain for various applications;

  continued development of a stable public infrastructure, with the necessary speed, data capacity and security required to operate blockchain networks;

  the absence of adverse regulation or law; and

  the absence of material changes in the legislative, regulatory or operating framework for the Company's existing and anticipated business.

Inherent in forward-looking statements are risks, uncertainties and other factors beyond the Company's ability to predict or control. Some of the risks that could cause outcomes and results to differ materially from those expressed in the forward-looking statements include:

  The Company's cryptocurrency inventory may be exposed to cybersecurity threats and hacks.

  Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations.

  The value of cryptocurrencies may be subject to volatility and momentum pricing risk.

  Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure.

  Possibility of less frequent or cessation of monetization of cryptocurrencies.

  Limited history of de-centralized financial system.

  Cryptocurrency network difficulty and impact of increased global computing power.

  Banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.

  The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

  Economic dependence on regulated terms of service and electricity rates risks.

  Political and regulatory risks.

  Permits and licences.

  Server failures.

  Global financial conditions.

  Tax consequences.

  Environmental regulations.

  Environmental liability.

  The further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

  Acceptance and/or widespread use of cryptocurrency is uncertain.

  Possibility of the Ether algorithm transitioning to proof of stake validation.

  The Company may be required to sell its inventory of cryptocurrency to pay suppliers.

  Facility developments.

  The Company's operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

  The Company's coins may be subject to loss, theft or restriction on access.

  Incorrect or fraudulent coin transactions may be irreversible.

  If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations.

  The price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets.

  Risk related to technological obsolescence and difficulty in obtaining hardware.

  Risks related to insurance.

  Limited operating history.

  Future capital needs, uncertainty of additional financing and dilution.

  Management of growth.

  Additional funding requirements and dilution.

  Loss of key employees & contractors.

  Pandemics and COVID-19.

  Conflicts of interest.

  Liquid market or securities.

  Dividends.

  Interest rate risk.

  Currency exchange risk.

  Discretion over use of proceeds.

  Absence of a public market for certain of the securities.

  Unsecured debt securities.

  Effect of changes in interest rates on debt securities.

  Effect of fluctuations in foreign currency markets on debt securities.

  Trading price of Common Shares and volatility.

Additional information on these and other factors is discussed under the heading "RISK FACTORS" in this prospectus and in the documents incorporated by reference herein including in the 2021 MD&A (as defined herein) under the heading "Risks and Uncertainties" and in the 2021 AIF (as defined herein) under the heading "Risk Factors", as may be modified or superseded by other subsequently filed documents that are also incorporated or deemed to be incorporated by reference in this prospectus.

The forward-looking statements contained in this prospectus are expressly qualified by this cautionary statement. Except as required by law, the Company does not undertake any obligation to publicly update or revise any forward- looking statements, whether as a result of new information, future events or otherwise.

DOCUMENTS INCORPORATED BY REFERENCE

Information has been incorporated by reference in this amended and restated short form base shelf prospectus from documents filed with the securities commissions or similar authorities in Canada and filed with, or furnished to, the SEC.

Copies of the documents incorporated herein by reference may be obtained on request without charge from the Chief Financial Officer of HIVE at Suite 855, 789 West Pender, Vancouver, British Columbia, V6C 1H2 (Telephone 604-664-1078) Attn: Chief Financial Officer. Such documents are also available without charge to shareholders and other interested parties through the "Investors" portion of the Company's website at www.hiveblockchain.com as well as on the Canadian System for Electronic Document Analysis and Retrieval ("SEDAR"), at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.SEC.gov. The filings of the Company available on the Company's website, SEDAR and EDGAR are not incorporated by reference in this prospectus except as specifically set out herein.

The following documents, filed with the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada, are specifically incorporated by reference into, and form an integral part of, this amended and restated short form base shelf prospectus:

  the Company's annual information form for the year ended March 31, 2021, dated as at September 23, 2021 and filed on September 23, 2021, as refiled on September 27, 2021, as refiled on December 31, 2021 (the "2021 AIF");

  the Company's unaudited condensed interim consolidated financial statements for the three and six months ended September 30, 2021 and 2020 and filed on November 15, 2021;

  the Company's management's discussion and analysis for the three and six months ended September 30, 2021 and 2020 and filed on November 15, 2021 (the "Interim MD&A");

  the Company's audited consolidated financial statements for the years ended March 31, 2021 and 2020, the notes thereto and the independent auditor's report thereon, filed on September 23, 2021;

  the Company's annual management's discussion and analysis for the year ended March 31, 2021, dated as at September 23, 2021 and filed on September 23, 2021; (the "2021 MD&A");

  the information circular dated November 9, 2021 with respect to the annual general meeting of the Company's shareholders ("Shareholders") to be held on December 21, 2021, filed on November 22, 2021;

  the material change report dated February 26, 2021 relating to the Company's acquisition of GPU Atlantic Inc.;

  the material change report dated April 8, 2021 relating to the Company's fiscal year end cryptocurrency inventory;

  the material change report dated April 20, 2021 relating to the completion of the acquisition of a 50 megawatt data centre campus in New Brunswick from GPU.One Holding Inc.;

  the material change report dated April 21, 2021 relating to the closing of the share swap transaction with DeFi Technologies Inc. and containing certain market information1,2,3;

  the material change report dated May 10, 2021 relating to the sale of the Company's Norwegian subsidiary Kolos Norway AS;

  the material change report dated May 28, 2021 relating to the confirmation from Bodens Energi Nät AB for the supply of an additional 10 MW of electricity for the Company's GPU data centre in Sweden, the continual mining of Ethereum Classic and the continuation of the Company's strategy of holding coins in cold wallets;

  the material change report dated June 17, 2021 relating to the approval to list the Common Shares on Nasdaq;

  the material change report dated June 21, 2021 relating to the expansion in Sweden with a 4.6 MW facility;

  the material change report dated June 30, 2021 relating to the date the Common Shares were listed on Nasdaq;

  the material change report dated July 2, 2021 relating to joining the NVIDIA Partner Network Cloud Service Provider program and the entering into of purchaser agreements for NVIDIA GPU's;

  the material change report dated July 2, 2021 relating to the Company's long term high performance computing strategy beyond Ethereum 2.0;

  the material change report dated July 12, 2021 relating to the acquisition of cryptocurrency mining equipment;

  the material change report dated July 30, 2021 relating to the Company's operation hash rate and the acquisition of cryptocurrency mining equipment;

  the material change report dated August 3, 2021 relating to the filing of the Company's annual financial statements;

  the material change report dated August 5, 2021 relating to Company's request to be granted a management cease trade order;

  the material change report dated August 13, 2021 relating to the acquisition of cryptocurrency mining equipment;

  the material change report dated August 19, 2021 relating to the appointment of Aydin Kilic as President and Chief Operating Officer;

  the material change report dated August 24, 2021 relating to the appointment of Johanna Thörnblad to the position of Country President in Sweden for the Company's data centres located in Sweden;

  the material change report dated August 30, 2021 relating to achievement of the Company's target of 1 exahash per second of Bitcoin mining hashrate;

_________________________________________
1 Haig, S. (2020, October 23). Ethereum set to become first blockchain to settle $1 trillion in one year. Cointelegraph. Retrieved April 21, 2021, from https://cointelegraph.com/news/ethereum-set-to-become-first-blockchain-to-settle-1-trillion-in-one-year.

2 Top defi coins by market capitalization. CoinGecko. (n.d.). Retrieved November 17, 2021, from https://www.coingecko.com/en/categories/decentralized-finance-defi.

3 MeV explore. MEV Explore. (n.d.). Retrieved November 17, 2021, from https://explore.flashbots.net/.

  the material change report dated September 9, 2021 relating to the acquisition of cryptocurrency mining equipment and the Company holding over 1,000 Bitcoins in its cold wallets;

  the material change report dated September 13, 2021 relating to the acquisition of cryptocurrency mining equipment;

  the material change report dated September 13, 2021 relating to the construction of the Company's data centre in New Brunswick and that the Company's Nasdaq ticker will be changing to HIVE;

  the material change report dated September 24, 2021 relating to the Company's fiscal year 2021 year end financial results;

  the material change report dated October 4, 2021 relating to the Company's fiscal year 2021 first quarter financial results;

  the material change report dated October 5, 2021 relating to the appointment of Diana Biggs to the board of directors of the Company's subsidiary HIVE Blockchain Switzerland AG;

  the material change report dated October 13, 2021 relating to an update on the Company's ATM Financing;

  the material change report dated October 21, 2021 relating to the acquisition of cryptocurrency mining equipment;

  the material change report dated October 26, 2021 relating to the restatement of the Company's interim financial statements for the period ended June 30, 2021 and 2020 and the corresponding management's discussion and analysis;

  the material change report dated October 27, 2021 relating to the C$450,000 strategic investment of HIVE in Network Entertainment, Inc., and containing certain market information 4,5;

  the material change report dated November 9, 2021 relating to a proposed $110,020,000 bought deal private placement financing;

  the material change report dated November 17, 2021 relating to the Company's earnings report for the second quarter ended September 30, 2021;

  the material change report dated November 22, 2021 relating to the production figures from the Company's global Bitcoin and Ethereum mining operations for the month of October 2021, the Company's BTC HODL position and the announcement of a new team member in New Brunswick;

  the material change report dated November 30, 2021 relating to the closing of a $115,023,000 bought deal private placement financing;

  the material change report dated December 1, 2021 relating to the Company's investment in Titan.IO, Inc.;

  the material change report dated December 22, 2021 relating to the results from the Company's shareholder meeting and a corporate update; and

  the material change report dated December 31, 2021 relating to the refiling of the Company's annual information form for the year ended March 31, 2021.

_________________________________________
4 Howcroft, E. (2021, July 6). NFT sales volume surges to $2.5 bln in 2021 First Half. Reuters. Retrieved October 27, 2021, from https://www.reuters.com/technology/nft-sales-volume-surges-25-bln-2021-first-half-2021-07-05/.

5 Saxena, S. (2021, October 12). Coinbase NFT is coming soon: Join the waitlist today for early access. Medium. Retrieved October 27, 2021, from https://blog.coinbase.com/coinbase-nft-is-coming-soon-join-the-waitlist-today-for-early-access-cc7bac29fd72.

Any documents of the type described in Section 11.1 of Form 44-101F1 Short Form Prospectuses filed by the Company with a securities commission or similar authority in any province or territory of Canada subsequent to the date of this amended and restated short form base shelf prospectus and prior to the expiry of this prospectus, or the completion of the issuance of securities pursuant hereto, will be deemed to be incorporated by reference into this prospectus. To the extent that any document or information incorporated by reference into this prospectus is included in a report that is filed with or furnished to the SEC pursuant to the United States Securities Exchange Act of 1934, as amended (the "U.S. Exchange Act"), such document or information shall also be deemed to be incorporated by reference as an exhibit to the Registration Statement (in the case of a report on Form 6-K, if and to the extent expressly provided in such report).

A prospectus supplement containing the specific terms of any offering of the Company's securities will be delivered to purchasers of the Company's securities together with this prospectus and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company's securities to which that prospectus supplement pertains.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Upon the Company's filing of a new annual information form and the related annual financial statements and management's discussion and analysis with applicable securities regulatory authorities during the currency of this prospectus, the previous annual information form, the previous annual financial statements and management's discussion and analysis and all interim financial statements, material change reports and information circulars filed prior to the commencement of the Company's financial year in which the new annual information form is filed will be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of the Company's securities under this prospectus. Upon interim consolidated financial statements and the accompanying management's discussion and analysis being filed by us with the applicable securities regulatory authorities during the duration of this prospectus, all interim consolidated financial statements and the accompanying management's discussion and analysis filed prior to the new interim consolidated financial statements shall be deemed no longer to be incorporated into this prospectus for purposes of future offers and sales of securities under this prospectus. Upon a new annual information form being filed by us with the applicable securities regulatory authorities during the term of this prospectus for which the related annual comparative consolidated financial statements include at least nine months of financial results of an acquired business for which a business acquisition report was filed by us and incorporated by reference into this prospectus, such business acquisition report shall no longer be deemed to be incorporated into this prospectus for the purpose of future offers and sales of the securities hereunder. Upon a new information circular of the Company prepared in connection with an annual general meeting of the Company being filed with the applicable securities regulatory authorities during the currency of this Prospectus, the previous information circular of the Company, if prepared in connection with solely an annual general meeting of the Company, shall be deemed no longer to be incorporated by reference into this Prospectus for purposes of future offers and sales of Securities hereunder.

References to the Company's website in any documents that are incorporated by reference into this prospectus do not incorporate by reference the information on such website into this prospectus, and we disclaim any such incorporation by reference.

CURRENCY PRESENTATION AND EXCHANGE RATE INFORMATION

The high, low, average and closing rates for the US dollar in terms of Canadian dollars for each of the financial periods indicated below, as quoted by the Bank of Canada, were as follows:

	Three months ended September 30, 2021	Three months ended September 30, 2020	Year ended March 31, 2021	Year ended March 31, 2020
	(expressed in Canadian dollars)
High	1.2856	1.3616	1.4217	1.4496
Low	1.2343	1.2040	1.2455	1.2970
Average	1.2600	1.2779	1.3219	1.3308
Closing	1.2741	1.3339	1.2575	1.4187

On December 31, 2021, the daily exchange rate for the US dollar in terms of Canadian dollars, as quoted by the Bank of Canada, was $1.00 = C$1.2678.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

In the event the Registration is filed at a future date, the following documents will or will have been filed with the SEC as part of the Registration Statement, of which when filed at a future date, this prospectus will form a part: (1) the documents listed under "DOCUMENTS INCORPORATED BY REFERENCE"; (2) the consent of Davidson & Company LLP; (3) powers of attorney from certain of the Company's directors and officers; and (4) the forms of senior and subordinated indenture relating to the debt securities.

AVAILABLE INFORMATION

The Company is subject to the informational requirements of the U.S. Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the U.S. Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the U.S. Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be obtained on EDGAR at the SEC's website: www.sec.gov.

THE COMPANY

The following description of the Company is, in some instances, derived from selected information about us contained in the documents incorporated by reference into this prospectus. This description does not contain all of the information about us and our business that you should consider before investing in any securities. You should carefully read the entire prospectus and the applicable prospectus supplement, including the section entitled "RISK FACTORS", as well as the documents incorporated by reference into this prospectus and the applicable prospectus supplement, before making an investment decision.

Name, Address and Incorporation

The Company was incorporated in the Province of British Columbia on June 24, 1987 under the Business Corporations Act (British Columbia) under the name "Carmelita Petroleum Limited". The Company changed its name first on September 26, 1996 to "Carmelita Resources Limited", then on July 4, 2000 to "Pierre Enterprises Ltd.", then on February 1, 2011 to "Leeta Gold Corp.", and finally on September 15, 2017 to "HIVE Blockchain Technologies Ltd.".

The Company's head office is located at Suite 855, 789 West Pender, Vancouver, British Columbia, V6C 1H2, and the Company's registered office is located at Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3.

The Company's Common Shares are listed for trading on the TSX Venture Exchange (the "TSXV") under the trading symbol "HIVE" as well as on Nasdaq under the symbol "HIVE", and on the Open Market of the Berlin and Frankfurt Stock Exchanges under the symbols "HBF.B" and "HBF.F", respectively.

Subsidiaries

The table below lists the principal subsidiaries of the Company as of the date hereof.

Name	Jurisdiction	Assets Held
HIVE Blockchain Iceland ehf.	Iceland	Computer equipment
HIVE Blockchain Switzerland AG	Switzerland	Cryptocurrency inventory
HIVE Digital Data Ltd.	Bermuda	Cryptocurrency inventory
Bikupa Datacenter AB	Sweden	Computer equipment
Bikupa Datacenter 2 AB	Sweden	Computer equipment
9376-9974 Québec Inc.	Québec	Computer equipment
HIVE Atlantic Datacentres Ltd.	New Brunswick	50 MW substation and computer equipment

Summary Description of the Business

The primary business of the Company is the provision of computing capacity to secure a distributed network by creating, verifying, publishing and propagating blocks in the blockchain in exchange for rewards and fees denominated in the native token of that network (i.e. Bitcoin or Ether, as applicable), referred in this Prospectus as "mining" or "cryptocurrency mining".

For the purposes of this section "THE COMPANY - Summary Description of the Business":

"Bitcoin" shall refer to the native token of the Bitcoin Network which utilizes the SHA-256 algorithm. Bitcoin is a peer-to-peer payment system and the digital currency of the same name which uses open source cryptography to control the creation and transfer of such digital currency, with "Bitcoin Network" meaning the network of computers running the software protocol underlying Bitcoin and which network maintains the database of Bitcoin ownership and facilitates the transfer of Bitcoin among parties, and "SHA-256" meaning a cryptographic Hash algorithm. SHA-256 generates an almost-unique 256-bit (32-byte) signature for a text. The most well-known cryptocurrencies that utilize the SHA-256 algorithm are Bitcoin and Bitcoin Cash;

"Blockchain" shall refer to an immutable, decentralized public transaction ledger which records transactions, such as financial transactions in cryptocurrency, in chronological order. Bitcoin and Ethereum are examples of well-known and widely distributed blockchains;

"Ether" or "Ethereum" shall refer to the native token of the Ethereum Network which utilizes the ethash algorithm. Ethereum is a global, open-source platform for decentralized application, and "Ethereum Network" means the network of computers running the software protocol underlying Ethereum and which network maintains the database of Ether ownership and facilitates the transfer of Ether among parties;

"GPU" shall refer to a graphics processing unit, a programmable logic chip (processor) specialized for display functions and effective at solving digital currency hashing algorithms;

"Hash" shall refer to the output of a hash function, i.e. the output of the fundamental mathematical computation of a particular cryptocurrency's computer code which miners execute, and "Petahash" and "Exahash" or "PH" and "EH" mean, respectively, 1x1015 Hashes and 1x1018 Hashes; and

"Hashrate" shall refer to a measure of mining power whereby the expected income from mining is directly proportional to a miners hashrate normalized by the total hashrate of the network.

The Company operates in one segment, being the provision of data servers for the purposes of mining and sale of digital currencies. The Company owns state-of-the-art green energy-powered data centre facilities in Canada, Sweden, and Iceland at which it mines digital currencies, including Bitcoin and Ether, continuously on the cloud. The Company utilizes GPU and ASIC SHA-256 computing equipment for its cryptocurrency operations and is investigating other high efficiency computing applications of its GPU equipment, such as artificial intelligence and graphic rendering as well as private blockchain computing, which are becoming more widespread as the blockchain technology grows and develops.

As of the date hereof, HIVE maintains four cryptocurrency mining sites. More detailed information regarding the business of the Company as well as its mining operations can be found in the 2021 AIF under the heading "DESCRIPTION OF THE BUSINESS - Description of the Business". The Company's operating and maintenance expenses are comprised of electricity to power its computing equipment as well as cooling and lighting and other aspects of operating computer equipment. Other site expenses include leasing costs for the facilities, personnel salaries, internet access, equipment maintenance and software optimization, and facility security, maintenance and management.

The Company's facilities are strategically located in geographical locations where electricity costs are low due to an abundance of green energy, such as hydro power and geothermal energy.

Current Mining Capacity and Revenue

As of the date hereof, the Company's daily revenue is approximately C$835,000 or approximately US$655,000, generated through 1,670 PH/s of Bitcoin mining capacity (US$400,000 daily revenue) and 4,450 TH/s of Ethereum mining capacity (US$255,000 daily revenue).

By the end of March 2022, the Company plans to have approximately 2,000 PH/s of Bitcoin mining capacity and 5,500 TH/s of Ethereum mining capacity, which would provide the Company with a total of US$1.2 million or C$1.5 million per day of revenue (see the Revised Prospectus under the heading "USE OF PROCEEDS - Business Plan Summary".) This would thus bring the Company's monthly revenue to US$36 million once all machines are installed and operating, based on crypto prices as of the date hereof.

As of the date hereof, the Company's total Bitcoin mining capacity is 1,600 PH/s, which includes:

  New Brunswick: 1,040 PH/s active;

  Quebec: 515 PH/s active;

  Sweden: 75 PH/s active; and

  Iceland: 40 PH/s active.

As of the date hereof, the Company's current total Ethereum mining capacity is 4.1 TH/s6, which includes:

  Sweden: 3,780 GH/s active; and

  Iceland: 500 GH/s active.

_________________________________________
6 1 TH/s is equivalent to 1,000 GH/s.

Custodial services for digital currencies

HIVE does not self-custody its digital currencies. The Company holds its digital currencies in cold storage solutions, which are not connected to the internet, with Fireblocks Ltd. ("Fireblocks") and also at Bank Frick ("Bank Frick" and together with Fireblocks, the "Custodians"), which is headquartered in Liechtenstein. The Custodians are responsible only for safeguarding the cryptocurrency assets as of the Company. Neither the Company nor the Custodians process cryptocurrency asset payments for the Company or for others. Neither of the Custodians uses a sub-custodian and neither is a related party of the Company. Bank Frick is regulated by the Liechtenstein financial market authority and is the foreign equivalent of a Canadian financial institution (as that term is defined in National Instrument 45-106 Prospectus Exemption). The Company is not aware of anything with regards to the Custodian's operations that would adversely affect the issuer's ability to obtain an unqualified audit opinion on its audited financial statements. As at  September 30, 2021, the percentages of the Company's cryptocurrency assets held by Fireblocks and Bank Frick were approximately 99% and 1%, respectively. As at September 30, 2021, the quantity and dollar value of the Company's cryptocurrency assets were 1,115 Bitcoins and 25,154 Ether, with market values of approximately US$48.4M and US$74.8M, respectively.

The Company has conducted due diligence on its Custodians and has not identified any material concerns. It routinely reviews and verifies its asset balances on public blockchain explorers. In order to monitor Fireblocks, the Custodian at which the large majority of the Company's assets are held, the Company relies on system and organization controls provided by a SOC 2 Type II report, undertaken by an independent audit firm. Management of the Company is not aware of any security breaches or other similar incidents involving either of the Custodians which resulted in lost or stolen cryptocurrency assets. In the event of an insolvency or bankruptcy of the Custodians, the Company would write off as losses any unrecoverable cryptocurrency assets.

The Company has chosen to continue to use Bank Frick as custodian due to its track record in the industry. Bank Frick has acted as custodian for the Company since its early stages and was one of the few institutions that readily accepted cryptocurrency companies in Europe after changes in Switzerland greatly limited banks from operating in the cryptocurrency industry. In addition, Bank Frick permits the Company to maintain accounts in both fiat currency as well as cryptocurrency, and consequently, upon sales of cryptocurrency, the proceeds can be deposited into the Company's account with Bank Frick that is denominated in US dollars.

Fireblocks was chosen as a second custodian after they had announced in December 2019 that they had completed an examination and received a SOC 2 Type II certification. In general, a SOC 2 Type II certification is issued by an outside auditor and evaluates the extent to which a vendor complies with five trust principles based on the systems and processes in place. These five principles include the following (collectively, the "Trust Services Criteria"):

  "Security", which addresses the safeguarding of system resources and assets against unauthorized access;

  "Availability", which addresses the accessibility of the system as stipulated by the applicable service agreement between vendor and customer;

  "Processing Integrity", which addresses whether or not a system achieves its purpose;

  "Confidentiality", which addresses whether access and disclosure of data is restricted to a specified set of persons or organizations; and

  "Privacy", which addresses the system's collection, use, retention, disclosure and disposal of personal information in conformity with an organization's privacy notice.

The most recent SOC 2 Type II certification received by Fireblocks was based on an examination of its platform for the period from September 1, 2020 to August 31, 2021 (the "2021 SOC 2 Report"). The 2021 SOC 2 Report concluded that the controls implemented by Fireblocks were suitably designed to meet Fireblocks' service commitments and system requirements based on the applicable Trust Services Criteria. As a result of their nature however, the controls implemented by a service organization such as Fireblocks may not always operate effectively or continue to meet the applicable Trust Services Criteria. It is impossible to predict the future applicability of any evaluation regarding the suitability of design or operating effectiveness of the controls used by Fireblocks, as these are subject to the risk that the systems or controls used may change or become ineffective. Additionally, the conclusion of the 2021 SOC 2 Report is based on the assumption that the controls in place were effectively applied by user entities and any subservice organizations engaged by Fireblocks, which may not always be the case.

As of the date hereof, the Company's only material custodian is Fireblocks. The Company relies primarily on Fireblocks as it compiles documented controls that can be provided to the Company, such as the SOC 2 Type II certification, which are viewed as instrumental in providing verification to third parties that appropriate controls have been put in place.

Fireblocks is a wallet infrastructure provider and a digital asset security firm which was backed in its early stages by the investment arm of Fidelity International Ltd.. Fireblocks utilizes multi-party computation technology to secure private keys to assist its customers to securely self-custody and transfer cryptocurrency assets among counterparties, and consequently, does not directly hold the Company's cryptocurrency inventory. Fireblocks stores two of the Company's three key shares on servers located in the United States and operated by Microsoft Azure, a cloud computing service operated by Microsoft Corporation, and International Business Machines Corporation; the Company maintains the third key share in the secure enclave of authorized user's mobile devices. All three key shares are required in order to execute a transfer of cryptocurrency from the cold storage wallet.

As at September 30, 2021, the Company had elected to maintain 99% of its cryptocurrency with Fireblocks primarily due to the comfort provided by the SOC 2 Type II certification performed by EY, and for which Fireblocks undergoes a review on an annual basis. Such reports are not applicable to Bank Frick or other large cryptocurrency custodians at this time. The Company reviews the SOC 2 Type II report to ensure it maintains a secure technology infrastructure and the security systems designed to safeguard cryptocurrency assets are operating effectively. To date, the Company has not identified any material concerns based on its review of the SOC 2 Type II report.

Fireblocks also maintains an insurance policy which covers technology, cyber, and professional liability, and has received an "A" rating by A.M. Best based on the strength of the policy. The Company is not aware of any security breaches or incidents involving Fireblocks, or of any other limitations on Fireblocks's insurance.

The Company further believes that the SOC 2 Type II certification better addresses the commentary of the Canadian Public Accountancy Board and the Canadian Securities Administrators continuing review and guidance in respect of custodial controls and security of cryptocurrency assets.

The Company has not been able to insure its mined digital currency, nor do either of the Custodians maintain any insurance over the cryptocurrency assets they hold, as of the date hereof. The Company views the risk of loss or theft as low, as its assets are maintained in cold storage with its Custodians. Given the novelty of digital currency mining and associated businesses, insurance of this nature is generally not available, or uneconomical for the Company to obtain which leads to the risk of inadequate insurance cover. Further information regarding the Company and its business is set out in the 2021 AIF, 2021 MD&A and Interim MD&A, all of which are incorporated by reference herein.

Fireblocks License Agreement

The commercial relationship between the Company and Fireblocks is governed by a license agreement entered into on September 28, 2020 (the "Fireblocks License Agreement"). Pursuant to the terms of the Fireblocks License Agreement, the Company is entitled to a non-exclusive, non-sublicensable, and non-transferable license to access the custodial services provided by Fireblocks. Specifically, these services include a cryptocurrency wallet that stores private and public keys, interacts with various blockchains and enables the Company to monitor its balances of assets, as well as a number of optional services the Company may opt-in to from time to time. A full list of the optional services can be found in Appendix A of the Fireblocks License Agreement which has been posted to the Company's SEDAR profile. Following an initial term of one year, the Fireblocks License Agreement was renewed for an additional one-year term on October 15, 2021.

Either the Company or Fireblocks may terminate the Fireblocks License Agreement at any time by giving written notice if the other party is in breach or default of any material provision, and fails to cure the breach or default within thirty (30) days after being given such notice. If the Company does not pay two consecutive monthly invoices, Fireblocks may suspend, block and/or restrict the Company's access to the system upon providing ten (10) days prior notice of such suspension or termination to the Company.

Acquisition of HIVE Atlantic Datacentres Ltd.

On April 19, 2021, the Company announced it had completed the acquisition of HIVE Atlantic Datacentres Ltd. ("HIVE Atlantic") for a total purchase price of C$25,000,000, paid in Common Shares at a deemed price of C$5.00 per Common Share. Pursuant to the acquisition agreement, the Company also agreed to spend a minimum of C$6 million on construction and development costs to expand the facility. The primary assets of HIVE Atlantic are a 50 MW electricity substation and two fully operational data centres with the aggregate capacity of delivering an aggregate of 30 MW of power as well as the premises on which the substation and data centres are located. The availability of power has been confirmed in a facility study conducted by New Brunswick Power Corporation dated August 11th, 2020.

On October 23, 2019, HIVE Atlantic signed a network operating agreement (the "NOA") and an agreement for the supply of power and energy (the "ASPE", and together with the NOA, the "NB Agreements") with New Brunswick Power Corporation ("NB Power") a Crown Corporation wholly owned by the Province of New Brunswick and its primary electric utility. Both of the NB Agreements have a term of ten (10) years.

Pursuant to the NOA, NB Power shall provide power to HIVE Atlantic and shall suspend delivery only in the event of certain exigent circumstances, namely safeguarding life or property, for making repairs, changes, renewals, improvements or replacements to the facilities of NB Power. When possible, such suspensions shall be arranged for a time least objectionable to HIVE Atlantic. NB Power will provide the HIVE Atlantic with two weeks' written notice when such work is of a non-emergency nature.

Pursuant to the ASPE, NB Power shall supply 2.250 kW of power to HIVE Atlantic (the "Contracted Reserve"). HIVE Atlantic is also able to purchase surplus energy ("Surplus Energy") from NB Power pursuant to the ASPE to complement the Contracted Reserve to meet the capacity at this facility at Grand Falls, New Brunswick. NB Power shall determine the quantity and the times when Surplus Energy may be available for purchase. A charge is applied for Surplus Energy in dollars per kilowatt our (kWh), and HIVE Atlantic is notified in advance of delivery. The incremental cost of Surplus Energy during "on peak" hours and "off peak" hours is 0.9¢ per kWh and 0.3¢ per kWh, respectively, where "on peak" peak hours are defined as 8:00 a.m. to 12:00 a.m. (Atlantic Prevailing Time), on all weekdays, except statutory holidays in the Province of New Brunswick, and "off peak" hours are all other such times.

HIVE Atlantic is subject to standard terms and conditions and rates for electrical loads for its rate class as may be approved by NB Power from time to time. As of the date hereof, HIVE Atlantic is subject to the "Large Industrial" rate class and pays a demand charge equal to $14.55 per kW of "billing demand" per month and an energy charge of 5.38¢ per kWh per month, where "billing demand" is the greatest of: (i) the monthly maximum kW of demand; (ii) 90% of the maximum kVA of demand; (iii) 90% of the firm amount reserved in the contract for non-curtailable Customers or 100% of the total contracted amount for curtailable Customers; (iv) 90% of the maximum demand recorded during the current calendar year excluding April through November; and (v) 90% of the lesser of the average demand recorded during the previous calendar year, or the previous calendar year excluding April through November. Curtailable power which is available to HIVE Atlantic varies daily with on-peak and off-peak hours. Each week, HIVE Atlantic obtains the anticipated pricing forecast for the week's available Surplus Energy and can elect when it wishes to operate and at what capacity (over and above its fixed Contracted Reserve).

Purchase of NVIDIA GPU's

On July 1, 2021, the Company announced that it had entered into purchase agreements for NVIDIA GPU's with a total value of more than US$66 million. Details regarding the description, quantity, price and initial expected delivery date of each of the deliveries to be made pursuant to the purchase agreements are as follows:

Model	Quantity	Price (per unit)	Delivery
Nvidia/PNY RTX A4000	20,000	US$1,010	July to December, 2021
Nvidia/PNY RTX A5000	12,000	US$2,100	July to December, 2021
Nvidia/PNY A40	5,000	US$4,225	June to August, 2021

As an update to the Company's July 1, 2021 news release, the Company has received and installed cards with a value of $32 million. The remainder of the deliveries outlined above are now expected to be fully completed by mid- calendar 2022.

DeFi Technologies Inc. Investment

On April 19, 2021, the Company announced that it had completed a share exchange transaction with DeFi Technologies Inc. ("DeFi"), pursuant to which the Company acquired 10,000,000 Common Shares of DeFi, representing approximately 5% of the issued and outstanding shares of DeFi at that time, in exchange for 4,000,000 Common Shares of the Company.

2021 At-the-market Financing

Pursuant to the prospectus supplement dated February 2, 2021 to the short form base shelf prospectus dated January 27, 202 and an equity distribution agreement dated February 2, 2021 (the "Canaccord Distribution Agreement") between the Company and Canaccord Genuity Corp. ("Canaccord"), the Company established an at the market financing in Canada (the "Canaccord ATM Financing"). Pursuant to the Canaccord ATM Financing, the Company distributed Common Shares from time to time through Canaccord, as agent, for the distribution of Common Shares pursuant to the offering of Common Shares in accordance with the terms of the Canaccord Distribution Agreement. Sales of Common Shares in the Canaccord ATM Financing were deemed to be "at-the-market distributions" as defined in National Instrument 44-102 - Shelf Distributions ("NI 44-102"). As of January 4, 2022, the Company had distributed a cumulative amount of 27,236,000 common shares ("ATM Shares") under the Canaccord ATM Financing for aggregate proceeds of US$99,499,217 or C$125,314,796. The Company may still distribute up to an additional US$500,783 under the terms of the Canaccord ATM Financing and, consequently, the Canaccord Distribution Agreement is not yet terminated.

The intended and actual use of proceeds from the Canaccord ATM Financing were as follows:

Intended Use of Proceeds	Actual Use of Proceeds

During 2021, the Company received proceeds under its ATM Offering of US$99,499,217. The issuer intended to use the proceeds from the ATM Offering for discretionary growth capital, general corporate purposes and working capital.

As of the date of this Prospectus, the Company had used, and was continuing to use, the funds as intended, including for the purchase of certain ASIC miners as follows:

Item
Amount
% Delivered
MicroBT miners
US$   16.45M
0
Canaan miners(1)
US$   42.42M
38%
Bitmain miners
US$     4.89M
0%
House Brand miners(2)
US$     1.88M
100%
Strong U miners(3)
US$   24.72M
15%
GPU Card(4)
US$     3.63M
100%
GPU Miner Cases(5)
US$     1.51M
65%
D&O Insurance
US$     0.81M
N/A
Construction of 2 New Data Centres at the New Brunswick facility
US$     3.19M
N/A
Miscellaneous
US$     0.40M
N/A
Total:
US$     99.9M

There has been no impact on the ability of the Company to achieve its business objectives and milestones. The Company intends to continue to explore expansion opportunities in new and existing properties, subject to market conditions and the ability to continue to obtain suitable financing.

Notes:

(1)

2,000 units have been delivered to the HIVE Lachute Facility;

1,100 units have been delivered to the Bikupa 2 Facility;

150 units have been delivered to the HIVE Sweden Facility; and

740 units have been delivered to the atNorth Facility.

(2)	2,600 units have been delivered to the HIVE Lachute Facility; and 1900 units have been delivered to the Bikupa 2 Facility.
(3)	2,000 units have been delivered to the HIVE Lachute Facility
(4)	9,800 units have been delivered to the HIVE Sweden Facility.
(5)	2,322 units have been delivered to the HIVE Sweden Facility.

2021 Management Cease Trade Order

Frank Holmes (Executive Chairman, Director and Interim Chief Executive Officer) and Darcy Daubaras (Chief Financial Officer) were subject to a management cease trade order issued by the BCSC on July 30, 2021 (the "2021 Cease Trade Order"), in connection with the late filing of the Company's March 31, 2021 annual financial statements and management's discussion and analysis. The 2021 Cease Trade Order was revoked on October 4, 2021 upon the filing of the relevant financial statements and management's discussion and analysis.

Bitcoin Production

On April 8, 2021, the Company announced that it intended to grow its Bitcoin production capability from its then existing capability of 1 EH/s to 3 EH/s (representing a 3-fold or 300% increase), assuming constant prices of Bitcoin and Ethereum as well as the network difficulty, for the purposes of that statement; as revenues are directly and proportionally related to mining capability, the Company expects that revenues would increase by the same factor.

2021 Special Warrant Financing

On November 9, 2021 the Company announced that it had entered an agreement with Stifel GMP as lead underwriter and sole bookrunner of a syndicate of underwriters, which included BMO Capital Markets, Canaccord Genuity Corp. and PI Financial Corp. (collectively, the "Underwriters"), whereby the Underwriters agreed to purchase on a bought-deal basis, 16,670,000 special warrants (each a "Special Warrant") of the Company at a price of $6.00 per Special Warrant for aggregate gross proceeds to the Company of $100,020,000 (the "Special Warrant Offering"). The Company also granted the Underwriters an option to increase the size of the offering by up to an additional 15% of the Special Warrants sold under the Special Warrant Offering (the "Underwriters' Option"). On November 30, 2021, the Company announced that it had closed the Special Warrant Offering for an aggregate of 19,170,500 Special Warrants sold for gross proceeds of $115,023,000, including 2,500,500 Special Warrants sold pursuant to the full exercise of the Underwriters' Option.

Subject to adjustment in certain circumstances, each Special Warrant entitles the holder to receive one (1) unit of the Company (each a "Unit") upon the exercise of each Special Warrant. Each Unit consists of one (1) common share of the Company and one-half of one common share purchase warrant (each whole common share purchase warrant, a "Warrant"). Each Warrant entitles the holder thereof to purchase one common share of the Company at a price of $6.00 per share for a period of 30 months following the closing date of the Special Warrant Offering.

RISK FACTORS

Investing in the Company's securities is speculative and involves a high degree of risk due to the nature of the Company's business and the present stage of its development. The following risk factors, as well as risks currently unknown to us, could materially and adversely affect the Company's future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking statements relating to the Company, or its business or financial results, each of which could cause purchasers of the Company's securities to lose part or all of their investment. The risks set out below are not the only risks we face; risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect the Company's business, financial condition, results of operations and prospects. You should also refer to the risk factors and other information set forth or incorporated by reference in this prospectus or any applicable prospectus supplement, including the Company's 2021 AIF and the 2021 MD&A and annual financial statements, and the related notes. A prospective investor should carefully consider the risk factors set out below along with the other matters set out or incorporated by reference in this prospectus.

Discussions of certain risks affecting the Company in connection with the Company's business are provided in our annual and interim disclosure documents filed with the various securities regulatory authorities which are incorporated by reference in this prospectus.

General Cryptocurrency Risks

The Company's cryptocurrency inventory may be exposed to cybersecurity threats and hacks.

As with any other computer code, flaws in the cryptocurrency codes have been exposed by certain malicious actors. Several errors and defects have been found and corrected, including those that disabled some functionality for users and exposed users' information. Although discovery of flaws in or exploitations of the source code that allow malicious actors to take or create money have historically occurred somewhat regularly, more recently, they have been becoming relatively rarer.

The computer network operated by the Company may further be vulnerable to intrusions by hackers who could interfere with and introduce defects to the mining operation. Private keys which enable holders to transfer funds may also lost or stolen, resulting in irreversible losses of cryptocurrencies.

Regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations.

As cryptocurrencies have grown in both popularity and market size, governments around the world have reacted differently to cryptocurrencies with certain governments deeming them illegal while others have allowed their use and trade. On-going and future regulatory actions may alter, perhaps to a materially adverse extent, the ability of the Company to continue to operate.

The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine is impossible to predict, but such change could be substantial and adverse to the Company.

Governments may in the future curtail or outlaw, the acquisition, use or redemption of cryptocurrencies. Ownership of, holding or trading in cryptocurrencies may then be considered illegal and subject to sanction. Governments may in the future take regulatory actions that may increase the cost and/or subject cryptocurrency companies to additional regulation or prohibit or severely restrict the right to acquire, own, hold, sell, use or trade cryptocurrencies or to exchange cryptocurrencies for fiat currency. By extension, similar actions by other governments, may result in the restriction of the acquisition, ownership, holding, selling, use or trading in the Common Shares. Such a restriction could result in the Company liquidating its Ether, Bitcoin or other cryptocurrency inventory at unfavorable prices and may adversely affect the Company's shareholders.

The value of cryptocurrencies may be subject to volatility and momentum pricing risk.

Momentum pricing typically is associated with growth stocks and other assets whose valuation, as determined by the investing public, accounts for anticipated future appreciation in value. Cryptocurrency market prices are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Momentum pricing may have resulted, and may continue to result, in speculation regarding future appreciation in the value of cryptocurrencies, inflating and making their market prices more volatile. As a result, they may be more likely to fluctuate in value due to changing investor confidence in future appreciation (or depreciation) in their market prices, which could adversely affect the value of the Company's cryptocurrency inventory and thereby affect the Company's shareholders.

The profitability of the Company's operations will be significantly affected by changes in prices of cryptocurrencies. Cryptocurrency prices are highly volatile, can fluctuate substantially and are affected by numerous factors beyond the Company's control, including hacking, demand, inflation and expectations with respect to the rate of inflation, global or regional political or economic events. If cryptocurrency prices should decline and remain at low market levels for a sustained period while network difficulty does not decrease proportionally, the Company could determine that it is not economically feasible to continue activities.

Volatility may have an impact on the value of HIVE's inventory of currencies. HIVE will act to reduce this risk by combining daily sales of cryptographic currencies and converting part of the balance of the excess HIVE profits into U.S. dollars, Canadian dollars, and/or other investment assets, and a number of cryptocurrencies that will ensure coverage of current operating expenses (Opex) and capital expenditures (Capex) in order to hedge the risk of volatility with regard to HIVE expenses.

Cryptocurrency exchanges and other trading venues are relatively new and, in most cases, largely unregulated and may therefore be more exposed to fraud and failure

To the extent that cryptocurrency exchanges or other trading venues are involved in fraud or experience security failures or other operational issues, this could result in a reduction in cryptocurrency prices.

Cryptocurrency market prices depend, directly or indirectly, on the prices set on exchanges and other trading venues, which are new and, in most cases, largely unregulated as compared to established, regulated exchanges for securities, derivatives and other currencies. For example, during the past three years, a number of cryptocurrency exchanges have been closed due to fraud, business failure or security breaches. For instance, in early 2019, the QuadrigaCX trading platform ("Quadriga") ceased operations, which the Ontario Securities Commission attributed largely to fraudulent activity of its co-founder and CEO, Gerald Cotton. Quadriga subsequently filed for creditor protection. Clients of Quadriga were owed approximately an aggregate of $215 million and only approximately $46 million was recovered to pay such clients. In many of these instances, the customers of the closed exchanges are not compensated or made whole for the partial or complete losses of their account balances. While smaller exchanges are less likely to have the infrastructure and capitalization that provide larger exchanges with additional stability, larger exchanges may be more likely to be appealing targets for hackers and "malware" (i.e., software used or programmed by attackers to disrupt computer operation, gather sensitive information or gain access to private computer systems) and may be more likely to be targets of regulatory enforcement action.

Possibility of Less Frequent or Cessation of Monetization of Cryptocurrencies

A decision by the Company to cease monetization of cryptocurrencies or to monetize cryptocurrencies less frequently can increase the risk of cryptocurrencies held decreasing in value and the risk of loss or theft of cryptocurrencies. This in turn, may increase the level of audit risk for the Company's auditors in the area of auditing the existence and ownership rights of crypto-asset holdings. If the Company's auditors deem the audit risk too high, there is risk that the current auditors would withdraw from the audit which, in turn, would increase the risk of the Company's ability to comply with the requirement for reporting annual audited financial statements as part of its ongoing continuous disclosure requirements as a publicly listed company.

Limited History of De-Centralized Financial System

Compared with traditional and existing centralized financial systems, the cryptocurrency financial system is relatively new and has only limited history. Online cryptocurrency exchanges and trades therein operate with comparatively little regulation and are particularly liable to platform failures and fraudulent activities, which may have an effect on underlying prices of cryptocurrencies. In fact, many of the largest online cryptocurrency exchanges have been compromised by hackers. Traditional banks and banking services may limit or refuse the provision of banking services to businesses that supply cryptographic or cryptocurrencies as payment, and may refuse to accept money derived from cryptocurrency-related businesses. This may make management of bank accounts held by companies operating in the field difficult.

Cryptocurrency Network Difficulty and Impact of Increased Global Computing Power

Network difficulty is a measure of how difficult it is to solve the cryptographic hash that is required to validate a block of transactions and earn a cryptocurrency reward from mining. If the network difficulty increased at a significantly higher rate than the Company's hashrate and the price of cryptocurrency did not increase at the same rate as network difficulty, then the profitability of the Company's operations would be significantly affected. There can be no assurance that cryptocurrency prices will increase in proportion to the rate of increase of network difficulty as network difficulty is subject to volatility in growth.

Banks may not provide banking services, or may cut off banking services, to businesses that provide cryptocurrency-related services or that accept cryptocurrencies as payment.

A number of companies that provide BTC and/or other cryptocurrency-related services have been unable to find banks that are willing to provide them with bank accounts and banking services. Similarly, a number of such companies have had their existing bank accounts closed by their banks. Banks may refuse to provide bank accounts and other banking services to BTC and/or other cryptocurrency-related companies or companies that accept cryptocurrencies for a number of reasons, such as perceived compliance risks or costs. The difficulty that many businesses that provide BTC and/or other cryptocurrency-related services have and may continue to have in finding banks willing to provide them with bank accounts and other banking services may be currently decreasing the usefulness of cryptocurrencies as a payment system and harming public perception of cryptocurrencies or could decrease its usefulness and harm its public perception in the future. Similarly, the usefulness of cryptocurrencies as a payment system and the public perception of cryptocurrencies could be damaged if banks were to close the accounts of many or of a few key businesses providing BTC and/or other cryptocurrency-related services. This could decrease the market prices of cryptocurrencies and adversely affect the value of the Company's cryptocurrency inventory.

The impact of geopolitical events on the supply and demand for cryptocurrencies is uncertain.

Crises may motivate large-scale purchases of cryptocurrencies which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior wanes, adversely affecting the value of the Company's cryptocurrency inventory.

The possibility of large-scale purchases of cryptocurrencies in times of crisis may have a short-term positive impact on the prices of cryptocurrencies. For example, in March 2013, a report of uncertainty in the economy of the Republic of Cyprus and the imposition of capital controls by Cypriot banks motivated individuals in Cyprus and other countries with similar economic situations to purchase BTC. This resulted in a significant short-term positive impact on the price of BTC. However, as the purchasing activity of individuals in this situation waned, speculative investors engaged in significant sales of BTC, which significantly decreased the price of BTC. Crises of this nature in the future may erode investors' confidence in the stability of cryptocurrencies and may impair their price performance which would, in turn, adversely affect the Company's investments. See "RISK FACTORS - Pandemics and COVID-19".

As an alternative to fiat currencies that are backed by central governments, cryptocurrencies such as Ether, which are relatively new, are subject to supply and demand forces based upon the desirability of an alternative, decentralised means of buying and selling goods and services, and it is unclear how such supply and demand will be impacted by geopolitical events. Nevertheless, political or economic crises may motivate large-scale acquisitions or sales of BTC either globally or locally. Large-scale sales of cryptocurrencies would result in a reduction in their market prices and adversely affect the Company's operations and profitability.

Economic Dependence on Regulated Terms of Service and Electricity Rates Risks

The Company's operations are dependent on its ability to maintain reliable and economical sources of power to run its cryptocurrency mining assets. The Company conducts Mining in Iceland, Sweden and the Provinces of Québec and New Brunswick, each of which has regulated electrical power suppliers and there can be no assurance that electricity can be provided on terms which are economic for the Company's current and future operations, anticipated growth, and sustainability.

Political and Regulatory Risk

The Company's primary properties are located in Sweden, Iceland, and the Provinces of Québec and New Brunswick and will be subject to changes in political conditions and regulations within such jurisdictions. Changes, if any, in mining or investment policies or shifts in political attitude could adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, but not limited to, restrictions on price controls, currency remittance, income taxes, foreign investment, maintenance of claims, environmental legislation, land use, electricity use and safety. For example, cryptocurrency mining involves considerable computing power, which is likely to increase. This computing power necessitates a high consumption of energy. Although the energy costs used by HIVE are typically determined and controlled by a regulator, there is no certainty that tariffs or other regulatory costs will not be imposed, which may reduce the profitability of mining cryptographic currencies.

On-going and future regulatory changes or actions may alter the nature of an investment in the Company or restrict the use of cryptocurrencies in a manner that adversely affects the Company's operations. The effect of any future regulatory change on the Company or any cryptocurrency that the Company may mine is impossible to predict, but such change could be substantial and adverse to the Company. The jurisdictions in which HIVE operates may in the future curtail or outlaw, the acquisition, use or redemption of cryptocurrencies.

Permits and Licences

The operations of the Company may require licences and permits from various governmental authorities. There can be no assurance that the Company will be able to obtain all necessary licences and permits that may be required.

Server Failures

There is a risk of serious malfunctions in servers or central processing units and/or their collapse. HIVE works to reduce this risk by employing a team of experts with many years of experience in building and managing data centres. HIVE utilizes this team of experts that enables, among other things, control, management and reporting of malfunctions in real time, which enables ongoing control over the operation of the equipment, including its cooling. While malfunctions in central servers, or central processing units can only occur on a specific server farm or part of it or for short periods of time, such server crashes or failures may cause significant economic damage to the Company.

Global Financial Conditions

Global financial conditions over the last few years have been characterized by volatility and the bankruptcy of several financial institutions or the rescue thereof by governmental authorities. These factors may affect the ability of the Company to obtain equity or debt financing in the future on terms favourable to it. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. If such levels of volatility and market turmoil continue, the operations of the Company may suffer adverse impact and the price of the Common Shares may be adversely affected.

Tax Consequences

The transactions described herein may have tax consequences in Canada or another jurisdiction, depending on each particular existing or prospective shareholder's specific circumstances. Such tax consequences are not described herein, and this AIF is not intended to be, nor should it be construed to be, legal or tax advice to any particular shareholder. Existing and prospective shareholders should consult their own tax advisors with respect to any such tax considerations.

Environmental Regulations

All of the Company's operations will be subject to environmental regulations, which can make operations expensive or prohibitive. The continued evolvement of environmental regulations may lead to the imposition of stricter standards, more diligent enforcement, and heavier fines and penalties for noncompliance. The cost of compliance with changes in governmental regulations has a potential to reduce the profitability of operations or cause delays in the development of mining projects.

Environmental Liability

The Company may be subject to potential risks and liabilities associated with pollution of the environment through its use of electricity to mine cryptocurrencies. In addition, environmental hazards may exist on a property in which the Company directly or indirectly holds an interest which are unknown to the Company at present which have been caused by previous or existing owners or operators of the property which would result in environmental pollution. A breach of such legislation may result in the imposition of fines and penalties. To the extent the Company is subject to environmental liabilities, the payment of such liabilities or the costs that it may incur to remedy environmental pollution would reduce funds otherwise available to it and could have a material adverse effect on the Company. If the Company is unable to fully remedy an environmental problem, it might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The potential exposure may be significant and could have a material adverse effect on the Company.

The further development and acceptance of the cryptographic and algorithmic protocols governing the issuance of and transactions in cryptocurrencies is subject to a variety of factors that are difficult to evaluate.

The use of cryptocurrencies to, among other things, buy and sell goods and services and complete other transactions, is part of a new and rapidly evolving industry that employs digital assets based upon a computer-generated mathematical and/or cryptographic protocol. The growth of this industry in general, and the use of cryptocurrencies in particular, is subject to a high degree of uncertainty, and the slowing or stopping of the development or acceptance of developing protocols may adversely affect the Company's operations. A significant portion of cryptocurrency demand may be attributable to speculation. The failure of retail and commercial marketplaces to adopt cryptocurrency payment methods may result in increased volatility and/or a reduction in market prices, either of which may adversely impact the Company's operations and profitability. The factors affecting the further development of the industry, include, but are not limited to:

  Continued worldwide growth in the adoption and use of cryptocurrencies;

  Governmental and quasi-governmental regulation of cryptocurrencies and their use, or restrictions on or regulation of access to and operation of the network or similar cryptocurrency systems;

  Changes in consumer demographics and public tastes and preferences;

  The maintenance and development of the open-source software protocol of the network;

  The availability and popularity of other forms or methods of buying and selling goods and services, including new means of using fiat currencies;

  General economic conditions and the regulatory environment relating to digital assets; and

  Negative consumer sentiment and perception of BTC specifically and cryptocurrencies generally.

Acceptance and/or widespread use of cryptocurrency is uncertain

Currently, there is relatively small use of cryptocurrencies in the retail and commercial marketplace in comparison to relatively large use by speculators, thus contributing to price volatility that could adversely affect the Company's operations, investment strategies, and profitability.

As relatively new products and technologies, cryptocurrencies and their underlying networks have not been widely adopted as a means of payment for goods and services by major retail and commercial outlets. Conversely, a significant portion of cryptocurrency demand is generated by speculators and investors seeking to profit from the short-term or long-term holding of cryptocurrencies. The relative lack of acceptance of cryptocurrencies in the retail and commercial marketplace limits the ability of end-users to use them to pay for goods and services. A lack of expansion by cryptocurrencies into retail and commercial markets, or a contraction of such use, may result in increased volatility or a reduction in their market prices, either of which could adversely impact the Company's operations, investment strategies, and profitability.

Possibility of the Ethereum algorithm transitioning to proof of stake validation

Proof of stake is an alternative method in validating cryptocurrency transactions. Should the Ether algorithm shift from a proof of work validation method to a proof of stake method, mining ETH would require less energy and may render the Company less competitive as other miners are able to mine ETH with lower energy requirements. The HIVE facilities located in Iceland and Sweden, which are located in a cool climate and low energy cost environment may see their advantages decrease. The current proposal for Ethereum's shift to proof of stake has several unknown variables, including uncertainty over timing, execution and ultimate adoption; and there is not yet a definitive plan that is established and approved. As a result of these uncertainties, the Company cannot estimate the impact of a potential change to proof of stake on operations but may see its competitive advantages decrease over time; this may have a material adverse effect on the Company.

Company Cryptocurrency Risks

The Company may be required to sell its inventory of cryptocurrency to pay suppliers

The Company may sell its inventory of cryptocurrency to pay necessary expenses, irrespective of then-current cryptocurrency prices. Consequently, the Company's inventory of cryptocurrency may be sold at a time when the price is low, resulting in a negative effect on the Company's profitability.

Facility Developments

The continued development of existing and planned facilities is subject to various factors, and may be delayed or adversely affected by such factors beyond the Company's control, including delays in the delivery or installation of equipment by suppliers, difficulties in integrating new equipment into existing infrastructure, shortages in materials or labour, defects in design or construction, diversion of management resources, insufficient funding, or other resource constraints. Actual costs for development may exceed the Company's planned budget. Delays, cost overruns, changes in market circumstances and other factors may result in different outcomes than those intended.

The Company's operations, investment strategies, and profitability may be adversely affected by competition from other methods of investing in cryptocurrencies.

The Company competes with other users and/or companies that are mining cryptocurrencies and other potential financial vehicles, possibly including securities backed by or linked to cryptocurrencies through entities similar to the Company. Market and financial conditions, and other conditions beyond the Company's control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrencies directly which could limit the market for the Company's Common Shares and reduce their liquidity.

Regulation of cryptocurrency outside of Canada has led some mining companies to consider Canada as a jurisdiction in which to operate. This may increase competition to HIVE; however, the Company believes that only a few competitors exist that can compete with the speed and cost effectiveness of HIVE's current operations and buildout capabilities. Nevertheless, the Company's assumptions with respect to its competitors could be inaccurate and the Company may face unexpected competition in the form of a new entrant in the marketplace. Such competition could erode the Company's expected market share and could adversely impact the Company's profitability. Increased competition could result in increased network computing resources and consequently increased hash difficulty.

The Company's coins may be subject to loss, theft or restriction on access.

There is a risk that some or all of the Company's coins could be lost or stolen. Access to the Company's coins could also be restricted by cybercrime (such as a denial of service ("DDoS") attack) against a service at which the Company maintains a hosted online wallet. Any of these events may adversely affect the operations of the Company and, consequently, its investments and profitability.

The loss or destruction of a private key required to access the Company's digital wallets may be irreversible. The Company's loss of access to its private keys or its experience of a data loss relating to the Company's digital wallets could adversely affect its investments.

Cryptocurrencies are controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet's public key or address is reflected in the network's public Blockchain. The Company will publish the public key relating to digital wallets in use when it verifies the receipt of cryptocurrency transfers and disseminates such information into the network, but it will need to safeguard the private keys relating to such digital wallets. To the extent such private keys are lost, destroyed or otherwise compromised, the Company will be unable to access its coins and such private keys will not be capable of being restored by network. Any loss of private keys relating to digital wallets used to store the Company's cryptocurrency inventories could adversely affect its investments and profitability.

Incorrect or fraudulent coin transactions may be irreversible

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred coins may be irretrievable. As a result, any incorrectly executed or fraudulent coin transactions could adversely affect the Company's investments. Incorrectly executed transactions may be the result of computer or human error, despite rigorous controls to prevent such errors.

Coin transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the transaction. In theory, cryptocurrency transactions may be reversible with the control or consent of a majority of processing power on the network. Once a transaction has been verified and recorded in a block that is added to the Blockchain, an incorrect transfer of a coin or a theft of coin generally will not be reversible and the Company may not be capable of seeking compensation for any such transfer or theft. Although the Company's transfers of coins will regularly be made by experienced members of the management team, it is possible that, through computer or human error, or through theft or criminal action, the Company's coins could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts.

If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations

As the number of coins awarded for solving a block in the Blockchain decreases, the incentive for miners to continue to contribute processing power to the network will transition from a set reward to transaction fees. Either the requirement from miners of higher transaction fees in exchange for recording transactions in the Blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for the relevant coins and prevent the expansion of the network to retail merchants and commercial businesses, resulting in a reduction in the price of the relevant cryptocurrency that could adversely impact the Company's cryptocurrency inventory and investments.

In order to incentivize miners to continue to contribute processing power to the network, the network may either formally or informally transition from a set reward to transaction fees earned upon solving for a block. This transition could be accomplished either by miners independently electing to record on the blocks they solve only those transactions that include payment of a transaction fee or by the network adopting software upgrades that require the payment of a minimum transaction fee for all transactions. If transaction fees paid for the recording of transactions in the Blockchain become too high, the marketplace may be reluctant to accept network as a means of payment and existing users may be motivated to switch between cryptocurrencies or back to fiat currency. Decreased use and demand for coins may adversely affect their value and result in a reduction in the market price of coins.

If the award of coins for solving blocks and transaction fees are not sufficiently high, miners may not have an adequate incentive to continue mining and may cease their mining operations. Miners ceasing operations would reduce collective processing power, which would adversely affect the confirmation process for transactions (i.e., decreasing the speed at which blocks are added to the Blockchain until the next scheduled adjustment in difficulty for block solutions) and make the network more vulnerable to a malicious actor or botnet obtaining control in excess of fifty percent of the processing power. Any reduction in confidence in the confirmation process or processing power of the network may adversely impact the Company's mining activities, inventory of coins, and future investment strategies.

The price of coins may be affected by the sale of coins by other vehicles investing in coins or tracking cryptocurrency markets

To the extent that other vehicles investing in coins or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for coins, large redemptions of the securities of those vehicles and the subsequent sale of coins by such vehicles could negatively affect cryptocurrency prices and therefore affect the value of the inventory held by the Company.

Risk related to technological obsolescence and difficulty in obtaining hardware

To remain competitive, the Company will continue to invest in hardware and equipment at its facilities required for maintaining the Company's mining activities. Should competitors introduce new services/software embodying new technologies, the Company recognizes its hardware and equipment and its underlying technology may become obsolete and require substantial capital to replace such equipment. There can be no assurance that mining hardware will be readily available when the need is identified.

Equipment in the HIVE Facilities will require replacement from time to time. Shortages of graphics processing units may lead to unnecessary downtime as the Company searches for replacement equipment to ensure the HIVE Facilities are running smoothly. Moreover, there can be no assurance that new and unforeseeable technology, either hardware-based or software-based, will not disrupt the existing cryptocurrency industry. For example, the arrival of quantum computers, which are capable of solving certain types of mathematical problems fundamental to cryptocurrency more quickly and efficiently than traditional computers, may have a significant effect on the cryptocurrency industry.

Risks related to insurance

The Company intends to insure its operations in accordance with technology industry practice. However, given the novelty of cryptocurrency mining and associated businesses, such may be unavailable or uneconomical for the Company, or the nature or level may be insufficient to provide adequate insurance cover. The occurrence of an event that is not covered or fully covered by insurance could have a material adverse effect on the Company.

Bitcoin Halving Events

In May 2020, the Bitcoin block reward decreased from 12.5 to 6.25 Bitcoins per block (each such event, a "Bitcoin Halving"), and consequently the number of new Bitcoin issued to Miners has been reduced to approximately 900 per day, excluding transaction fees.

Given that profitability is required for self-acting agents to perform mining to continue to support the validation of transactions, the expected impact of the Bitcoin Halving suggests that market variables of Bitcoin price will adjust over time to ensure that mining remains profitable. The period of market normalization after the Bitcoin Halving to incentivizing profitability levels is unknown.

Management believes that revenue per Terahash will continue to normalize to levels that would allow Miners with competitive electricity pricing, sufficient scale of efficient mining operations, recent generation mining hardware and access to capital to remain profitable. If Bitcoin price and mining difficulty do not maintain or continue their trend of adjusting to pre-Bitcoin Halving profitability levels over time, or the period of market normalization after the Bitcoin Halving to pre-Bitcoin Halving profitability levels is too long, there is a risk that the Bitcoin Halving will render the Company unprofitable for a sustained time period such that it would be unable to continue as a going concern. The next Bitcoin Halving is expected to occur on or around May 2024.

Transactional Fees and Demand for Bitcoin

Currently, miners receive both rewards of new Bitcoin and transaction fees paid in Bitcoin by persons engaging in Bitcoin transactions on the Bitcoin blockchain for being the first to solve Bitcoin blocks. As the number of Bitcoins awarded for solving a block in a blockchain decreases through the halving events described above, the incentive for miners to continue to contribute to the Bitcoin network may transition from a set reward and transaction fees to solely transaction fees. This transition could be accomplished by miners independently electing to record in the blocks they solve only those transactions that include payment of the highest transaction fees. If transaction fees paid for Bitcoin transactions become too high, the marketplace may be reluctant to accept Bitcoin as a means of payment, and existing users may be motivated to switch from Bitcoin to another cryptocurrency or to fiat currency. Either the requirement from miners of higher transaction fees in exchange for recording transactions in a blockchain or a software upgrade that automatically charges fees for all transactions may decrease demand for Bitcoin and prevent the expansion of the Bitcoin network to retail merchants and commercial businesses, resulting in a reduction in the price of Bitcoin. Decreased use of and demand for Bitcoin may adversely affect its value and result in a reduction in the price of Bitcoin and, consequently, the value of our ordinary shares.

The decentralized nature of the governance of Bitcoin systems may lead to ineffective decision making that slows development or prevents a network from overcoming emergent obstacles. Governance of many Bitcoin systems is by voluntary consensus and open competition with no clear leadership structure or authority. To the extent lack of clarity in corporate governance of Bitcoin systems leads to ineffective decision making that slows development and growth of such cryptocurrencies, the value of our ordinary shares may be adversely affected.

Future Profits/Losses and Production Revenues/Expenses

Further development and acquisitions of server farms and the ongoing operation of the existing mining facilities will require additional capital and monthly expenses. The Company's operating expenses and capital expenditures may increase in subsequent years as needed consultants, personnel and equipment associated with the maintenance of the existing mining facilities and any other mining facilities the Company may acquire are added. There is no assurance that the Company will be successful in obtaining the required financing for these or other purposes, including for general working capital.

The amount and timing of expenditures will depend on the progress of ongoing development, the results of consultants' analyses and recommendations, the rate at which operating losses are incurred, the execution of any joint venture agreements with strategic partners, and other factors, many of which are beyond the Company's control. The Company's management tested and studied the cryptocurrency marketplace before developing its financial projections. The Company's forecasts and plans are built upon data available on the profitability of cryptocurrency, a new and unstable field. Despite the Company's confidence in achieving its projections, it may fail to meet its objectives and milestones.

Property and Other Insurance Risks

The Company's operations and computing equipment, including its Mining operations, are subject to all of the hazards and risks normally encountered for computing equipment, blockchain and digital asset companies. Such hazards include the loss of computing and Mining equipment resulting from natural disasters, including floods, fires, inclement weather, mudslides, earthquakes, or other similar events beyond the control of the Company or its suppliers, any of which could result in damage to, or destruction of, computing and/or Mining equipment, damage to life or property, environmental damage, and possible legal liability for which the Company may not be insured or is underinsured for. Further, any failure in the Company's software, including its ability to effectively manage our server farms, could have a material adverse effect on the Company's business, results of operations and financial condition.

There is a risk of serious malfunctions in servers or central processing units and/or their collapse

While the Company will maintain insurance against risks in the operation of its business and in amounts that it believes to be reasonable, such insurance will contain exclusions and limitations on coverage. If we incur losses that are material, our business, operating results and financial condition could be adversely affected, and we may not have recourse to an insurer. Even in the case of a loss for which that the Company maintains insurance, there is no guarantee that any such insurance coverage will be sufficient or that insurance proceeds will be paid to us.

Hazards associated with high-voltage electricity transmission and industrial operations may result in suspension of our operations or the imposition of civil or criminal penalties

The operations of the Company are subject to typical hazards associated with high-voltage electricity transmission and the supply of utilities to the facilities of the Company at an industrial scale, including explosions, fires, inclement weather, natural disasters, flooding, mechanical failure, unscheduled downtime, equipment interruptions, remediation, chemical spills, discharges or releases of toxic or hazardous substances or gases and other environmental risks. The hazards can cause personal injury and loss of life, severe damage to or destruction of property and equipment and environmental damage, and may result in suspension of operations and the imposition of civil or criminal penalties.

General Risk Factors

Limited Operating History

The Company has only a limited operating history upon which an evaluation of the Company and its prospects can be based. In particular, the Company has a limited history with its mining operations and remains in the early stage of development. The Company is subject to many risks common to venture enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources and the lack of revenues. There is no assurance that the Company will be successful in achieving a return on shareholders' investment or meeting other metrics of success.

The Company incurs substantial expenses in the establishment and operation of its business. A significant portion of the Company's financial resources have been and will continue to be, directed to the development of its business and related activities. The success of the Company will ultimately depend on its ability to generate cash from its business. There is no assurance that the required funds will be available for future expansion of the Company's business. If the Company does not have access to the required funds to continue the operation and development of its business and operational activities, and to the extent that it does not generate cash flow and income, the Company's long-term viability may be materially and adversely affected.

Future Capital Needs, Uncertainty of Additional Financing and Dilution

The ability of the Company to secure any required financing to sustain operations and expansion plans will depend on part upon prevailing capital market conditions and business success. There can be no assurance that the Company will be successful in its efforts to secure any additional financing or additional financing on terms satisfactory to management.

The Company currently anticipates that the internally generated funds will be sufficient for working capital requirements. However, the Company will need to raise additional funds in order to support more rapid expansion, develop new or enhanced services and products, respond to competitive pressures, acquire complementary businesses or technologies or take advantage of unanticipated opportunities. The Company may be required to raise additional funds through public or private financing, strategic relationships or other arrangements. There can be no assurance that such additional funding, if needed, will be available on terms attractive to the Company, or at all. Even if such funding is available, the Company cannot predict the size of future issues of the HIVE Shares or securities convertible into HIVE Shares or the effect, if any, that future issues and sales of the HIVE Shares will have on the price of the HIVE Shares.

Furthermore, any additional equity financing may be dilutive to shareholders and debt financing, if available, may involve restrictive covenants. If additional funds are raised through the issuance of equity securities, the percentage ownership of the shareholders of the Company will be reduced, shareholders may experience additional dilution in net book value per share, or such equity securities may have rights, preferences or privileges senior to those of the holders of the common shares. If adequate funds are not available on acceptable terms the Company may be unable to develop or enhance its business, take advantage of future opportunity or respond to competitive pressures, any of which could have a material adverse effect on the Company's business, financial condition and operating results.

Management of Growth

The Company has recently experienced, and may continue to experience, rapid growth in the scope of its operations. This growth has resulted in increased responsibilities for the Company's existing personnel, the hiring of additional personnel and, in general, higher levels of operating expenses. In order to manage its current operations and any future growth effectively, the Company will need to continue to implement and improve its operational, financial and management information systems, as well as hire, manage and retain its employees and maintain its corporate culture including technical and customer service standards. There can be no assurance that the Company will be able to manage such growth effectively or that its management, personnel or systems will be adequate to support the Company's operations.

Additional Funding Requirements and Dilution

Further acquisitions of additional data centres will require additional capital to fund ongoing operating and capital expenditures, and the Company will require funds to operate as a public company. There is no assurance that the Company will be successful in obtaining the required financing for these or other purposes, including for general working capital. Also, the issuance of additional securities and the exercise of purchase warrants, stock options and other convertible securities will result in dilution of the equity interests of any persons who are or may become hold shares of the Company.

Loss of Key Employees & Contractors

The Company will depend on a number of key employees and contractors, the loss of any one of whom could have an adverse effect on the Company. The Company will not have and is not expected to purchase key person insurance on such individuals, which insurance would provide the Company with insurance proceeds in the event of their death. Without key person insurance, the Company may not have the financial resources to develop or maintain its business until it replaces the individual. The development of the business of the Company will be dependent on its ability to attract and retain highly qualified management and mining personnel. The Company will face competition for personnel from other employers. If the Company is unable to attract or retain qualified personnel as required, it may not be able to adequately manage and implement its business plan.

Pandemics and COVID-19

The Company cautions that current global uncertainty with respect to the spread of the COVID-19 Virus ("COVID-19") and its effect on the broader global economy may have a significant negative effect on the Company. While the precise impact of COVID-19 on the Company remain unknown, rapid spread of COVID-19 may have a material adverse effect on global economic activity, and can result in volatility and disruption to global supply chains, operations, mobility of people and the financial markets, which could affect interest rates, credit ratings, credit risk, inflation, business, financial conditions, ability to visit and/or monitor the Company's facilities, results of operations and other factors relevant to the Company.

Conflicts of Interest

Certain of the officers and directors of the Company are also directors, officers or shareholders of other companies. Such associations may give rise to conflicts of interest from time to time. The directors of the Company will be required by law to act honestly and in good faith with a view to the best interests of the Company and to disclose any interest which they may have in any project or opportunity of the Company. If a conflict arises at a meeting of the Board, any director in a conflict will disclose his interest and abstain from voting on such matter. In determining whether or not the Company will participate in any project or opportunity, the director will primarily consider the degree of risk to which the Company may be exposed and its financial position at that time.

Liquid Market or Securities

Even though currently the Company's Common Shares, which trade on the TSXV, NASDAQ and FSE, have an active and liquid market, there can be no assurance than an active and liquid market for the Common Shares will continue or be maintained.

Dividends

To date, the Company has not paid any dividends on its outstanding securities and the Company does not expect to do so in the foreseeable future. Any decision to pay dividends on the Company's Common Shares will be made by the Board of Directors.

Interest Rate Risk

Interest rate risk is the risk that the future cash flows of a financial instrument will fluctuate because of changes in market interest rates. The Company has not entered into any derivative contracts to manage this risk. The Company will be exposed to interest rate changes on its investments that are expected to pay interest, and any credit facilities it may have that bear interest at a floating rate. Changes in the prime lending rate would affect earnings and could adversely affect the Company's profitability.

Currency Exchange Risk

The Company is exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations. In particular, exchange rate fluctuations may affect the costs that the Company incurs in its operations. Cryptocurrencies are generally sold in U.S. dollars and the Company's costs are incurred principally in Canadian dollars as well as other foreign currencies. The appreciation of non-U.S. dollar currencies against the U.S. dollar could increase the cost of mining in U.S. dollar terms. In addition, the Company holds cash balances in both U.S. dollars and Canadian dollars the values of which are impacted by fluctuations in currency exchange rates.

Risks Related to the Offering of Securities

Discretion over use of proceeds

The Company intends to allocate the net proceeds it will receive from an offering as described under "USE OF PROCEEDS" in this prospectus and the applicable prospectus supplement; however, the Company will have discretion in the actual application of the net proceeds. The Company may elect to allocate the net proceeds differently from that described in "USE OF PROCEEDS" in this prospectus and the applicable prospectus supplement if the Company believes it would be in the Company's best interests to do so. The Company's investors may not agree with the manner in which the Company chooses to allocate and spend the net proceeds from an offering. The failure by the Company to apply these funds effectively could have a material adverse effect on the business of the Company.

Absence of a public market for certain of the securities

There is no public market for the debt securities, warrants, subscription receipts, securities purchase contracts or units and, unless otherwise specified in the applicable prospectus supplement, the Company does not currently intend to apply for listing of the debt securities, warrants, subscription receipts, securities purchase contracts or units on any securities exchanges. If the debt securities, warrants, subscription receipts, securities purchase contracts or units are traded after their initial issuance, they may trade at a discount from their initial offering prices depending on prevailing interest rates (as applicable), the market for similar securities and other factors, including general economic conditions and the Company's financial condition. There can be no assurance as to the liquidity of the trading market for the debt securities, warrants, subscription receipts, share purchase contracts or units, or that a trading market for these securities will develop at all.

Unsecured debt securities

The Company carries on its business through corporate subsidiaries, and the majority of its assets are held in corporate subsidiaries. The Company's results of operations and ability to service indebtedness, including the debt securities, are dependent upon the results of operations of these subsidiaries and the payment of funds by these subsidiaries to the Company in the form of loans, dividends or otherwise. Unless otherwise indicated in the applicable prospectus supplement, the Company's subsidiaries will not have an obligation to pay amounts due pursuant to any debt securities or to make any funds available for payment on debt securities, whether by dividends, interest, loans, advances or other payments. In addition, the payment of dividends and the making of loans, advances and other payments to the Company by its subsidiaries may be subject to statutory or contractual restrictions. Unless otherwise indicated in the applicable prospectus supplement, the indenture governing the Company's debt securities is not expected to limit the Company's ability or the ability of its subsidiaries to incur indebtedness. Unless otherwise indicated in the applicable prospectus supplement, such indebtedness of the Company's subsidiaries would be structurally senior to the debt securities. As such, in the event of the liquidation of any subsidiary, the assets of the subsidiary would be used first to repay the obligations of the subsidiary, including indebtedness and trade payables, prior to being used by the Company to pay its indebtedness, including any debt securities. See "Description of Debt Securities".

Effect of changes in interest rates on debt securities

Prevailing interest rates will affect the market price or value of any debt securities. The market price or value of any debt securities may decline as prevailing interest rates for comparable debt instruments rise, and increase as prevailing interest rates for comparable debt instruments decline.

Effect of fluctuations in foreign currency markets on debt securities

Debt securities denominated or payable in foreign currencies may entail significant risk. These risks include, without limitation, the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential liquidity restrictions in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

Trading price of Common Shares and volatility

In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many companies have experienced wide fluctuations in price that have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continual fluctuations in price will not occur, and the trading price of the Company's shares may be subject to large fluctuations and may decline below the price at which an investor acquired its shares. The trading price may increase or decrease in response to a number of events and factors, which may not be within the Company's control nor be a reflection of the Company's actual operating performance, underlying asset values or prospects. Accordingly, investors may not be able to sell their securities at or above their acquisition cost.

Forward looking statements

Some statements contained in this prospectus are not historical facts, but rather are forward looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Without limiting the generality of the foregoing, such risks and uncertainties include interpretation of results, accidents, equipment breakdowns, labour disputes or other unanticipated difficulties with or interruptions in production, delays in development activities, political risks, the inherent uncertainty or production fluctuations and failure to obtain adequate financing on a timely basis.

USE OF PROCEEDS

Unless we otherwise indicate in a prospectus supplement relating to a particular offering, we currently intend to use the net proceeds from the sale of our securities for general corporate and working capital requirements, including to fund ongoing operations and/or working capital requirements, to repay indebtedness outstanding from time to time, to complete future acquisitions, including procuring cryptocurrency mining equipment and acquiring or expanding facilities to operate the miners, or for other corporate purposes as set forth in the prospectus supplement relating to the offering of the securities.

More detailed information regarding the use of proceeds from the sale of securities, including any determinable milestones at the applicable time, will be described in a prospectus supplement. We may also, from time to time, issue securities otherwise than pursuant to a prospectus supplement to this prospectus. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of the proceeds from the sale of such securities, unless otherwise stated in the applicable prospectus supplement.

During the financial year ended March 31, 2021, the Company had positive annual cash flow from operations. However, the Company expects cash flow from operations to potentially be unstable until the level of activity in its respective relevant business areas increases sufficiently. The Company's cash flow from operations may be affected in the future by the investment it is making to continue to develop its products and services. In the event that Company experiences negative operating cash flow, among other things (i) the Company may reduce expenses, or (ii) the Company may sell some of its assets to generate sufficient cash to meet its and the Company's obligations as they come due. If necessary, the proceeds from the sale of securities may be used to offset any such negative operating cash flow.

In addition, the operations of the Company may be adversely impacted by COVID-19 and the Company may exercise its discretion in the use of proceeds. In particular, COVID-19 has reduced the availability of and affected the timing of delivery of mining equipment. It has also reduced the mobility of the Company's technical personnel and access to the Company's data centres. Further, when mining equipment does become available, the Company anticipates that it may be subject to increased equipment costs and increased shipping costs, in each case attributable to supply chain disruption caused by COVID-19. See "RISK FACTORS - Risks Related to the Offering of Securities - Discretion over use of proceeds."

Business Objectives and Milestones

The Company's business objectives are to increase shareholder value and continue its operations as one of the largest publicly traded cryptocurrency mining and data centre companies in the world, powered by green energy. The Company's expectations are based on significant assumptions and are subject to significant risks. Readers should carefully review the Use of Proceeds section of this prospectus and should also read the discussions under the headings "CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS" and "RISK FACTOR".

The following are the milestones set out by the Company as of the date hereof:

  upgrading the memory cards for all of the Company's miners at each of its data centres from 4 GB to 8 GB. The Company is targeting March 2022 as the completion date for this upgrade. Due to COVID-19, the Company has revised its originally planned timeline of completion by December 2021 to reflect the availability of memory cards from suppliers. It has spent approximately $21 million on this upgrade as of the date hereof and it anticipates the total cost will be around $22 million;

  expanding our Bitcoin mining on the cloud. The Company purchased 1,240 ASIC miners in November 2020 at a cost of approximately $3.3 million and ordered a further 10,580 ASIC miners that were delivered throughout 2021, at a cost of $24.5 million;

  obtaining the Company's target of having 2,000 PH/s of Bitcoin cloud mining capacity by the end of March 2022. The Company presently has confirmed orders to achieve this target. The concentration of the suppliers of mining equipment as well as disruption to the supply chain as a result of COVID-19 has afforded significant bargaining power to the Company's suppliers. Moreover, the Company and its rivals within the industry compete fiercely to acquire new equipment for the purposes of both expanding their facilities and replacing existing equipment, which equipment quickly becomes obsolete as the network difficulty of a particular cryptocurrency increases; and

  obtaining the Company's target of having 10.0 EH/s of Bitcoin cloud mining capacity by the end of 2022. The Company anticipates that this may cost approximately $500 million, composed of: (i) approximately $149 million in costs related to the build-out and establishment of data centre facilities to house mining equipment; and (ii) approximately $363 million in costs related to the acquisition of mining equipment necessary to achieve the target of 10.0 EH/s. The Company expects that it will be able to fund approximately $12 million from its existing operations. Please see below for a summary of the steps in the Company's business plan.

Business Plan Summary

As of the date hereof, the Company has approximately 3 EH/s of Bitcoin mining capacity in its pipeline, i.e. purchases for which deposits have already been paid.

The Company has an additional 2.0 TH/s of Ethereum GPUs (approximately 28,300 cards) worth US$45M on order, which would bring its total ETH mining capacity to 6 TH/s. The 10MW infrastructure expansion in Sweden is being constructed for this and will be completed by the end of January 2022. These incoming 28,300 GPU cards would only consume 4MW of power, and the Company has 6MW of additional capacity for Bitcoin ASICs. Furthermore, there is 5MW of additional infrastructure capacity for Bitcoin ASICs coming online in Iceland via a hosting arrangement which is expected to be available by the middle of the 2022 calendar year.

This 6 TH/s of Ethereum mining capacity is equivalent to approximately 2 EH/s of Bitcoin mining capacity in terms of revenue and gross mining margin.

With order fulfillment as at the date hereof, and the placing of new deposits for immediate buying opportunities, the Company would therefore be at a total of 5.0 EH/s of equivalent Bitcoin mining capacity, resulting from the 3.0 EH/s of BTC mining capacity and 2.0 EH/s of Bitcoin mining capacity equivalent (from 6 TH/s of ETH mining) described herein.

A summary of the key macro items in the Company's business plan and associated capital expenditures is as follows:

1. Completion of orders for US$55M ASIC and US$45M GPU for approximately US$100M of capital expenditures, after which the Company would have 5.0 EH/s of Bitcoin mining capacity equivalent.

2. Acquisition of an additional 2.5 EH/s of Bitcoin ASICs which would cost approximately US$165M. This would require the establishment of an approximately 100MW data center and supporting infrastructure, which would cost approximately US$60M for land acquisition costs (green or brown field sites) to fully construct and build out, for an aggregate cost of approximately US$225M in capital expenditures.

3. Expansion of high performance computing business which will require US$35M of specialized servers in order to operate the GPUs.

The Company would require an aggregate of approximately US$360 million of capital expenditures to achieve these objectives and achieve over 7.5 EH/s of Bitcoin mining equivalent capacity by the end of the 2022 calendar year. In addition to the foregoing, the Company intends to continue to evaluate prospective acquisitions and transactions in order to acquire an additional 2.5 EH/s of Bitcoin mining equivalent capacity on this same time frame for an aggregate of 10.0 EH/s. The Company estimates that it may cost approximately US$140 million to US$240 million; however, as of the date hereof, the Company has not entered into any such binding agreement and there is no guarantee that such acquisition is completed on these terms or at all. This is the basis for the Company's proposed base of US$600 million.

The Company's Bitcoin mining capacity from existing sites are on track for the following:

  New Brunswick (70MW): Expanded from 45MW as of the date hereof to 70MW of capacity in Q1 2022;

  Quebec (30MW);

  Sweden (40MW): Boden facility to be expanded from 20MW to 36MW; Robertsfors facility has capacity of 4MW; and

  Iceland (4MW).

Repayment of Indebtedness

The Company uses the "return on investment" capital model to determine the optimal use of any proceeds that the Company receives, including for the purposes of repayment of the Company's indebtedness. As disclosed in the Company's interim financial statements for the period ended June 30, 2021, the Company acquired term loans worth a total of approximately US$11 million in connection with the acquisition of GPU Atlantic Inc. (the "GPU Term Loans"), and a loan payable of US$18,361,495 (the "Boden Loan Payable") related to the sale of the net assets of Boden Technologies AB ("Boden Technologies"). See "USE OF PROCEEDS - Repayment of Indebtedness - Sale of Boden Technologies AB".

The GPU Term Loans (which are held by Desjardins Bank) have a current interest rate of 3.33% over a 6 year period. The Company believes at this time that investing its capital elsewhere rather than immediately paying down these loans will produce a better return for our shareholders. Pursuant to the loan amortization schedules reviewed by the Company, the Company can make monthly principal payments towards the loans of C$116,666 and C$62,767 and be on track to satisfy the loans in 72 months while accruing a level of interest that the Company is comfortable with. These terms are more attractive to the Company than early repayment.

The loan payable that is held in relation to the sale of the net assets of Boden Technologies has an amortization term of 15 years. Similar to the term loans discussed above, the Company believes these terms are more beneficial than early repayment. The Company's plans at this time are therefore to not use working capital to pay down these loans.

Sale of Boden Technologies AB

On March 31, 2021, the Company entered into a share transfer agreement between TAX Group Holdings Sweden AB ("TGH") and the Company (the "Share Transfer Agreement"), pursuant to which the Company sold all of the issued and outstanding shares of Boden Tech to TGH. As a consequence of the Share Transfer Agreement, the Company recorded a loss on disposal of US$23,442,219 and the Boden Loan Payable. The non-cash loss on disposal recorded on the transaction arose as a result of the net assets being derecognized, offset partially by a contingent receivable. The purpose of this transaction was part of an operational restructuring to relieve the Company from an ongoing value-added tax assessment that the Swedish Tax Authority had undertaken with Boden Technologies.

The Boden Loan Payable arose as part of the sale of the operating assets of Boden Technologies to Bikupa Datacenter AB on November 23, 2020. See the 2021 AIF under the heading "GENERAL DEVELOPMENT OF THE BUSINESS - Fiscal 2021 - Bikupa Datacentre AB". The purchase price for the sale of the operating assets was determined based on the receipt of multiple third-party asset valuations that were obtained. The Boden Loan Payable has an amortization period of 15 years, and is contingently forgiven based on a favourable ruling from the Swedish Tax Authority on the ongoing value-added tax assessment being undertaken with Boden Technologies. See the 2021 AIF under the heading "GENERAL DEVELOPMENT OF THE BUSINESS - Fiscal 2020 - HIVE Sweden Facility Updates".

There was no business impact to the ongoing operations of the Company as a result of this transaction on March 31, 2021, as the operating assets had already been sold to Bikupa Datacenter AB on November 23, 2020. At the time of the sale of Boden Technologies to TGH, Boden Technologies had no ongoing operations or activities.  The ongoing impact of this transaction will be either the annual payment of principal and interest on the Boden Loan Payable over the 15-year amortization, or the forgiveness of the Boden Loan Payable amount if the value-added tax assessment undertaken with Boden Technologies by the Swedish Tax Authority is unsuccessful, which would be seen as a favourable ruling under the Share Transfer Agreement.

CONSOLIDATED CAPITALIZATION

Other than as set forth above under the headings "THE COMPANY - Summary Description of the Business - 2021 At-the-market Financing", "THE COMPANY - Summary Description of the Business - 2021 Special Warrant Financing", and "PRIOR SALES",there have been no material changes to the Company's consolidated capitalization since the date of the Company's unaudited condensed interim consolidated financial statements as at and for the three and six months ended September 30, 2021 which have not been disclosed in this Prospectus or the documents incorporated by reference. The applicable prospectus supplement will describe any material changes and the effect of such material changes on the share and loan capitalization of the Company that will result from the issuance of Securities (as hereinafter defined) pursuant to each prospectus supplement.

PRIOR SALES

Information in respect of the Company's Common Shares that we issued within the immediately preceding twelve month period, including Common Shares that we issued upon the exercise of stock options of the Company ("Options") and the Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs") and warrants, is summarized below:

Options

The following table summarizes details of the stock options to purchase an aggregate of 3,113,000 Common Shares issued by the Company during the 12-month period prior to the date of this prospectus:

Date of Issuance	Exercise Price per Option	Number of Options
December 23, 2020	C$2.16	8,000
January 20, 2021	C$2.85	20,000
February 11, 2021	C$3.14	10,000
February 23, 2021	C$5.00	1,000,000
April 6, 2021	C$5.03	175,000
April 29, 2021	C$3.67	550,000
June 4, 2021	C$2.99	50,000
October 7, 2021	C$3.70	900,000
November 10, 2021	C$5.07	300,000
December 8, 2021	C$4.20	100,000

RSUs

The following table summarizes details of the 250,000 RSUs issued by the Company during the 12-month period prior to the date of this prospectus:

Date of Issuance	Price per RSU	Number of RSUs
February 11, 2021	N/A	10,000
February 23, 2021	N/A	200,000
October 7, 2021	N/A	40,000

Warrants

The following table summarizes details of the warrants to purchase an aggregate of 6,500,000 Common Shares issued by the Company during the 12-month period prior to the date of this prospectus:

Date of Issuance	Exercise Price per Warrant (C$)	Number of Warrants
January 12, 2021	C$3.00	5,000,000(1)
July 12, 2021	C$3.11	1,500,000(2)

Notes:

(1)	Issued to US Global Investors in connection with a debenture.
(2)	Issued to Foundry LLC, in connection with the purchase of mining equipment.

Common Shares

The following table sets out details of an aggregate of 44,045,935 Common Shares issued by the Company during the 12 months prior to the date of this prospectus.

Date of Issuance	Price per	Number of	March 10, 2021	4.99	789,600(3)
	Common	Common	March 11, 2021	5.39	410,200(3)
	Share	Shares	March 12, 2021	5.38	33,400(3)
January 5, 2021	2.00	300,000(1)	March 12, 2021	N/A	26,000(2)
January 5, 2021	0.62	46,154(1)	March 12, 2021	2.00	46,154(1)
February 5, 2021	2.83	331,100(3)	March 15, 2021	5.06	41,100(3)
February 8, 2021	2.78	312,500(3)	March 16, 2021	2.00	266,666(1)
February 9, 2021	2.80	290,600(3)	March 17, 2021	5.02	2,800(3)
February 10, 2021	3.01	655,700(3)	March 19, 2021	4.82	86,200(3)
February 10, 2021	0.30	2,500,000(1)	March 19, 2021	2.00	45,769(1)
February 10, 2021	0.29	187,500(1)	March 22, 2021	4.93	38,700(3)
February 11, 2021	3.19	752,000(3)	March 23, 2021	4.69	82,300(3)
February 11, 2021	2.00	70,769(1)	March 24, 2021	2.00	56,269(1)
February 12, 2021	3.10	329,100(3)	March 26, 2021	4.25	26,500(3)
February 16, 2021	3.27	247,200(3)	March 30, 2021	4.24	15,100(3)
February 16, 2021	N/A	387,500(2)	March 31, 2021	4.31	66,000(3)
February 17, 2021	2.00	60,000(1)	March 31, 2021	2.00	70,769(1)
February 17, 2021	3.78	1,465,200(3)	April 5, 2021	4.78	205,900(3)
February 18, 2021	4.78	2,545,000(3)	April 6, 2021	5.00	122,900(3)
February 18, 2021	2.00	61,538(1)	April 7, 2021	5.38	167,000(3)
February 19, 2021	5.51	2,250,100(3)	April 12, 2021	5.11	44,400(3)
February 19, 2021	2.00	92,000(1)	April 12, 2021	2.00	40,769(1)
February 22, 2021	6.36	392,800(3)	April 12, 2021	N/A	1,000(2)
February 22, 2021	2.00	41,077(1)	April 13, 2021	5.21	10,700(3)
February 23, 2021	6.89	2,475,400(3)	April 14, 2021	5.06	54,600(3)
February 23, 2021	2.00	61,538(1)	April 15, 2021	5.15	29,400(3)
February 24, 2021	6.52	206,600(3)	April 15, 2021	C$5.35	5,000,000(4)
February 24, 2021	2.00	70,769(1)	April 20, 2021	C$3.83	4,000,000(5)
February 26, 2021	5.45	948,500(3)	April 23, 2021	4.06	15,000(3)
March 1, 2021	5.69	223,600(3)	April 26, 2021	3.93	35,000(3)
March 2, 2021	5.03	4,500(3)	April 28, 2021	3.86	74,100(3)
March 2, 2021	2.00	155,000(1)	April 28, 2021	2.00	2,500(1)
March 3, 2021	5.40	951,200(3)	April 29, 2021	3.98	1,300(3)
March 4, 2021	5.95	177,100(3)	April 29, 2021	2.00	36,154(1)
March 5, 2021	5.67	213,400(3)	May 4, 2021	4.24	299,300(3)
March 5, 2021	2.00	200,000(1)	May 7, 2021	4.36	50,900(3)
March 8, 2021	2.85	20,000(1)

May 11, 2021	3.96	59,100(3)	August 19, 2021	3.75	2,000(3)
May 11, 2021	N/A	388,500(2)	August 19, 2021	2.00	12,500(1)
May 14, 2021	3.85	19,100(3)	August 20, 2021	3.53	117,200(3)
May 18, 2021	3.46	337,800(3)	August 23, 2021	3.72	65,800(3)
May 20, 2021	3.15	6,000(3)	August 24, 2021	3.94	189,800(3)
May 25, 2021	3.06	211,800(3)	August 25, 2021	3.96	59,600(3)
May 25, 2021	N/A	25,000(2)	August 27, 2021	3.96	26,100(3)
May 26, 2021	3.07	3,600(3)	August 31, 2021	3.93	84,900(3)
May 27, 2021	3.01	48,400(3)	September 1, 2021	3.97	41,300(3)
May 28, 2021	3.16	82,300(3)	September 3, 2021	4.14	250,100(3)
May 31, 2021	3.30	33,700(3)	September 3, 2021	2.00	46,154(1)
May 31, 2021	N/A	25,000(2)	September 7, 2021	4.26	278,200(3)
June 2, 2021	3.05	1,900(3)	September 8, 2021	4.46	463,500(3)
June 3, 2021	3.04	19,100(3)	September 8, 2021	2.00	2,500(1)
June 4, 2021	3.10	49,900(3)	September 9, 2021	4.58	54,900(3)
June 11, 2021	3.02	48,300(3)	September 10, 2021	4.22	2,100(3)
June 11, 2021	N/A	1,000(2)	September 13, 2021	4.15	124,200(3)
June 14, 2021	3.03	6,900(3)	September 15, 2021	3.85	78,500(3)
June 16, 2021	3.12	141,400(3)	September 16, 2021	3.93	77,400(3)
June 21, 2021	3.19	158,800(3)	September 17, 2021	3.84	63,200(3)
June 25, 2021	2.87	8,400(3)	September 21, 2021	3.72	4,400(3)
June 28, 2021	2.91	6,300(3)	September 23, 2021	3.37	76,000(3)
June 30, 2021	2.87	25,100(3)	September 24, 2021	3.56	300,600(3)
July 2, 2021	3.32	265,200(3)	September 27, 2021	3.68	140,200(3)
July 5, 2021	3.69	305,700(3)	September 28, 2021	3.75	200(3)
July 6, 2021	3.73	47,000(3)	September 29, 2021	3.70	20,300(3)
July 7, 2021	3.78	500(3)	October 4, 2021	3.40	34,700(3)
July 12, 2021	N/A	1,000(2)	October 4, 2021	3.33	102,100(3)
July 13, 2021	3.18	18,500(3)	October 5, 2021	3.49	150,600(3)
July 14, 2021	3.14	11,300(3)	October 6, 2021	3.55	124,300(3)
July 20, 2021	0.30	75,000(1)	October 6, 2021	N/A	277,000(2)
July 26, 2021	2.89	8,600(3)	October 7, 2021	3.73	218,700(3)
July 28, 2021	3.18	341,000(3)	October 7, 2021	2.00	31,038(1)
July 30, 2021	3.04	31,100(3)	October 8, 2021	3.87	172,900(3)
August 4, 2021	3.20	100,000(3)	October 13, 2021	3.72	19,900(3)
August 6, 2021	3.46	47,100(3)	October 14, 2021	3.73	74,700(3)
August 9, 2021	3.71	226,400(3)	October 15, 2021	3.63	26,500(3)
August 10, 2021	3.84	212,600(3)	October 18, 2021	3.57	52,400(3)
August 11, 2021	3.85	551,200(3)	October 19, 2021	3.81	310,000(3)
August 13, 2021	4.11	225,000(3)	October 20, 2021	4.15	390,600(3)
August 13, 2021	N/A	76,000(2)	October 21, 2021	2.00	2,500(1)
August 17, 2021	3.93	56,200(3)	October 27, 2021	4.81	186,300(3)
August 18, 2021	3.87	12,700(3)	October 28, 2021	4.85	14,700(3)

November 1, 2021	4.44	328,000(3)	December 1, 2021	2.00	93,077(1)
November 2, 2021	4.71	441,400(3)	December 3, 2021	2.00	11,538(1)
November 3, 2021	4.62	326,000(3)	December 14, 2021	0.30	10,000(1)
November 4, 2021	5.10	539,700(3)	December 14, 2021	0.29	250,000(1)
November 4, 2021	2.00	22,538(1)	December 15, 2021	2.00	61,538(1)
November 10, 2021	2.00	34,769(1)	December 22, 2021	2.00	67,307(1)
November 12, 2021	2.00	123,538(1)	December 23, 2021	N/A	31,000(2)
November 15, 2021	0.62	500,000(1)	December 24, 2021	2.00	93,083(1)
November 15, 2021	2.00	130,769(1)	December 29, 2021	2.00	123,077(1)
November 17, 2021	N/A	326,000(2)	December 30, 2021	N/A	5,000(2)
November 19, 2021	2.00	25,307(1)	December 31, 2021	2.00	38,538(1)
November 23, 2021	2.00	53,769(1)

Notes:

(1) Issued in connection with the exercise of stock options.

(2) Issued in connection with the vesting of RSUs.

(3) Issued in connection with the ATM.

(4) Issued to GPU.One in connection with the acquisition of GPU Atlantic.

(5) Issued to DeFi Technologies as part of a share swap investment.

Pursuant to the Canaccord ATM Financing, the Company distributed Common Shares from time to time through Canaccord, as agent, for the distribution of Common Shares pursuant to the offering of Common Shares in accordance with the terms of the Canaccord Distribution Agreement. Pursuant to the Canaccord ATM Financing, the Company issued an aggregate of 25,399,900 Common Shares over the TSXV, for aggregate gross proceeds to the Company of C$116,547,218. The Common Shares were sold at prevailing market prices, for an average price per ATM Share of C$4.59. See "THE COMPANY - Summary Description of the Business - 2021 At-the-market Financing".

Special Warrants

On November 30, 2021, the Company announced that it had closed the offering of 19,170,500 Special Warrants for gross proceeds of $100,020,000. See "THE COMPANY - 2021 Special Warrant Financing".

TRADING PRICE AND VOLUME

The Common Shares trade on the: (i) TSXV under the symbol "HIVE"; (ii) NASDAQ under the symbol "HIVE"; and (iii) FSE under the symbol "HBF". The Common Shares traded on the OTCQX until June 30, 2021, and on July 1, 2021, HIVE's Common Shares began trading on the NASDAQ.

The following table sets out the price range and trading volume for the Common Shares, as reported by the TSXV, for each month since the beginning of the Company's most recently completed financial year:

Month	Price Range		Volume
	High (C$)	Low (C$)
January 1 to January 3, 2022	3.50	3.30	1,630,176
December, 2021	4.97	3.12	47,487,276
November, 2021	6.57	4.45	87,307,000
October, 2021	5.18	3.43	69,181,088
September, 2021	4.70	3.20	47,076,725
August, 2021	4.27	3.12	47,718,965
July, 2021	3.90	2.38	44,983,434
June, 2021	3.95	2.54	53,528,649
May, 2021	4.76	2.41	73,301,966

April, 2021	5.50	3.23	70,475,887
March, 2021	6.27	3.26	105,493,929
February, 2021	7.25	2.30	173,241,252
January, 2021	3.50	2.22	146,561,254
December, 2020	3.15	1.11	160,943,978
November, 2020	1.26	0.46	110,310,100
October, 2020	0.52	0.34	42,353,900
September, 2020	0.51	0.32	27,850,800
August, 2020	0.58	0.39	55,618,000
July, 2020	0.53	0.30	50,811,300
June, 2020	0.43	0.3	35,768,900
May, 2020	0.47	0.33	56,083,500
April, 2020	0.42	0.17	60,184,700

The following table sets out the price range and trading volume for the Common Shares, as reported by the Nasdaq, for each month since HIVE's Shares were began trading on the Nasdaq:

Month	Price Range		Volume
	High (US$)	Low (US$)
January 1 to January 3, 2022	2.73	2.55	6,579,094
December, 2021	3.91	2.43	181,614,700
November, 2021	5.60	3.56	309,620,600
October, 2021	4.21	2.70	188, 025,800
September, 2021	3.75	2.50	102,982,064
August, 2021	3.42	2.51	96,187,276
July, 2021	3.30	1.87	70,995,337

The following table sets out the price range and trading volume for the Common Shares, as reported by the OTCQX, for each month since the beginning of the Company's most recently completed financial year until HIVE Shares began trading on the Nasdaq:

Month	Price Range		Volume
	High (US$)	Low (US$)
June, 2021	3.20	2.05	39,109,925
May, 2021	3.87	2.00	46,407,082
April, 2021	4.50	2.58	56,420,968
March, 2021	4.96	2.60	81,865,740
February, 2021	5.75	1.79	149,167,688
January, 2021	2.77	1.74	118,197,188
December, 2020	2.48	0.86	130,820,415
November, 2020	0.97	0.30	68,363,600
October, 2020	0.39	0.23	27,935,300
September, 2020	0.39	0.24	19,784,800
August, 2020	0.45	0.29	34,793,600
July, 2020	0.39	0.20	27,110,500
June, 2020	0.32	0.20	15,478,700
May, 2020	0.34	0.23	28,915,900
April, 2020	0.31	0.12	21,407,400

The following table sets out the price range and trading volume for the Common Shares, as reported by the FSE, for each month since the beginning of the Company's most recently completed financial year:

Month	Price Range		Volume
	High (€)	Low (€)
January 1 to January 3, 2022	2.42	2.30	26,233
December, 2021	3.46	2.18	511,359
November, 2021	4.64	3.13	762,534
October, 2021	3.55	2.26	585,505
September, 2021	3.24	2.16	538,510
August, 2021	2.89	2.15	618,272
July, 2021	2.76	1.60	755,405
June, 2021	2.31	1.76	802,853
May, 2021	3.24	1.70	815,746
April, 2021	3.66	2.14	807,301
March, 2021	4.07	2.25	1,523,627
February, 2021	4.91	1.50	3,608,665
January, 2021	2.25	1.26	2,893,570
December, 2020	2.02	0.74	2,247,026
November, 2020	0.80	0.29	1,243,638
October, 2020	0.32	0.21	401,754
September, 2020	0.33	0.20	309,966
August, 2020	0.38	0.25	434,542
July, 2020	0.33	0.19	464,153
June, 2020	0.28	0.18	338,000
May, 2020	0.30	0.20	448,551
April, 2020	0.29	0.12	394,654

EARNINGS COVERAGE

If the Company offers debt securities having a term to maturity in excess of one year under this prospectus and any applicable prospectus supplement, the applicable prospectus supplement will include earnings coverage ratios giving effect to the issuance of such securities.

DESCRIPTION OF SHARE CAPITAL

Overview

The authorized capital of the Company consists of an unlimited number of Common Shares without par value and an unlimited number of preferred shares without par value. As of the date hereof, there are 390,628,999 Common Shares and no preferred shares issued and outstanding.

In addition, as of the date of this Prospectus, there were: (i) 14,341,233 Common Shares issuable upon the exercise of outstanding stock options of the Company ("Options") at a weighted average exercise price of C$1.26; (ii) 667,500 Common Shares issuable upon the conversion of outstanding restricted share units of the Company ("RSUs"); and (iii) 7,750,000 Common Shares reserved for issuance on exercise of 7,750,000 issued and outstanding Common Share purchase warrants of the Company with a weighted average exercise price of C$2.74, for a total of 413,387,732 Common Shares on a fully-diluted basis.

Common Shares

All of the Common Shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and entitlement to any dividends declared by the Company. The holders of the Common Shares are entitled to receive notice of, and to attend and vote at, all meetings of shareholders (other than meetings at which only holders of another class or series of shares are entitled to vote).

Each Common Share carries the right to one vote. Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, in the event of the liquidation, dissolution or winding-up of the Company, or upon any distribution of the assets of the Company among shareholders being made (other than by way of dividend out of monies properly applicable to the payment of dividends) the holders of the Common Shares are entitled to share equally.

Subject to the rights, privileges, restrictions and conditions attached to the preferred shares of the Company, the holders of the Common Shares are entitled to receive any dividends declared by the Company in respect of the Common Shares.

On June 15, 2021, Genesis filed an early warning report, pursuant to which Genesis disclosed that subsequent to a series of sales completed on January 29, 2020, it holds 31,003,316 common shares of the Company. Genesis also updated its SEDI profile to indicate that it had ceased to be a 10% security holder of the Company as of January 2020. As a consequence of such sales, the Genesis IRA has terminated and Genesis no longer has a right to subscribe for and receive Common Shares of the Company.

Consequently, the Company is relying exclusively on Genesis's SEDI profile and early warning reports to determine its shareholdings. As of the date hereof, to the Company's knowledge, Genesis holds 31,003,316 common shares and no warrants to purchase common shares of the Company, representing less than 10% of the Company's issued and outstanding common shares.

Any alteration of the rights attached to our Common Shares must be approved by at least two-thirds of the Common Shares voted at a meeting of our shareholders. Provisions as to the modification, amendment or variation of such rights or provisions are contained in the Company's articles and in the Business Corporations Act (British Columbia).

Preferred Shares

Preferred shares of the Company do not give the holders any right to receive notice of or vote at general or special meetings of the Company. As of the date of this Prospectus, no preferred shares were issued and outstanding.

DESCRIPTION OF DEBT SECURITIES

In this section describing the debt securities, the terms "Company" and "HIVE" refer only to HIVE Blockchain Technologies Ltd. without any of its subsidiaries.

The following description of the terms of debt securities sets forth certain general terms and provisions of debt securities in respect of which a prospectus supplement may be filed. The particular terms and provisions of debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such debt securities. Prospective investors should rely on information in the applicable prospectus supplement if it is different from the following information.

Debt securities may be offered separately or in combination with one or more other securities of the Company. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus. Convertible debt securities offered under this prospectus may only be convertible into other securities of the Company.

The Company will deliver, along with this prospectus, an undertaking to the securities regulatory authority in each province and territory of Canada that the Company will, if any debt securities are distributed under this prospectus and for so long as such debt securities are issued and outstanding, file the periodic and timely disclosure of any credit supporter similar to the disclosure required under Section 12.1 of Form 44-101F1.

Any prospectus supplement offering guaranteed debt securities will comply with the requirements of Item 12 of Form 44-101F1 or the conditions for an exemption from those requirements and will include a certificate from each credit supporter as required by section 21.1 of Form 44-101F1 and section 5.12 of NI 41-101.

The debt securities will be issued under one or more indentures (each, a "Trust Indenture"), in each case between the Company and a financial institution or trust company organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee (each, a "Trustee").

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. The particular terms and provisions of the debt securities and a description of how the general terms and provisions described below may apply to the debt securities will be included in the applicable prospectus supplement. The following description is subject to the detailed provisions of the applicable Trust Indenture. Accordingly, reference should also be made to the applicable Trust Indenture, a copy of which will be filed by the Company with the securities commissions or similar regulatory authorities in applicable Canadian offering jurisdictions, after it has been entered into, and will be available electronically at www.sedar.com.

General

The applicable Trust Indenture will not limit the aggregate principal amount of debt securities that may be issued under such Trust Indenture and will not limit the amount of other indebtedness that the Company may incur. The applicable Trust Indenture will provide that the Company may issue debt securities from time to time in one or more series and may be denominated and payable in U.S. dollars, Canadian dollars or any foreign currency. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be unsecured obligations of the Company.

The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series. The applicable Trust Indenture will also permit the Company to increase the principal amount of any series of the debt securities previously issued and to issue that increased principal amount.

Any prospectus supplement for debt securities supplementing this prospectus will contain the specific terms and other information with respect to the debt securities being offered thereby, including, but not limited to, the following:

  the designation, aggregate principal amount and authorized denominations of such debt securities;

  the percentage of principal amount at which the debt securities will be issued;

  whether payment on the debt securities will be senior or subordinated to other liabilities or obligations of the Company;

  the date or dates, or the methods by which such dates will be determined or extended, on which the Company may issue the debt securities and the date or dates, or the methods by which such dates will be determined or extended, on which the Company will pay the principal and any premium on the debt securities and the portion (if less than the principal amount) of debt securities to be payable upon a declaration of acceleration of maturity;

  whether the debt securities will bear interest, the interest rate (whether fixed or variable) or the method of determining the interest rate, the date from which interest will accrue, the dates on which the Company will pay interest and the record dates for interest payments, or the methods by which such dates will be determined or extended;

  the place or places the Company will pay principal, premium, if any, and interest, if any, and the place or places where debt securities can be presented for registration of transfer or exchange;

  whether and under what circumstances the Company will be required to pay any additional amounts for withholding or deduction for Canadian taxes with respect to the debt securities, and whether and on what terms the Company will have the option to redeem the debt securities rather than pay the additional amounts;

  whether the Company will be obligated to redeem or repurchase the debt securities pursuant to any sinking or purchase fund or other provisions, or at the option of a holder, and the terms and conditions of such redemption;

  whether the Company may redeem the debt securities at its option and the terms and conditions of any such redemption;

  the denominations in which the Company will issue any registered and unregistered debt securities;

  the currency or currency units for which debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars) or if payments on the debt securities will be made by delivery of Common Shares or other property;

  whether payments on the debt securities will be payable with reference to any index or formula;

  if applicable, the ability of the Company to satisfy all or a portion of any redemption of the debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued;

  whether the debt securities will be issued as global securities (defined below) and, if so, the identity of the depositary (defined below) for the global securities;

  whether the debt securities will be issued as unregistered securities (with or without coupons), registered securities or both;

  the periods within which and the terms and conditions, if any, upon which the Company may redeem the debt securities prior to maturity and the price or prices of which, and the currency or currency units in which, the debt securities are payable;

  any events of default or covenants applicable to the debt securities;

  any terms under which debt securities may be defeased, whether at or prior to maturity;

  whether the holders of any series of debt securities have special rights if specified events occur;

  any mandatory or optional redemption or sinking fund or analogous provisions;

  the terms, if any, for any conversion or exchange of the debt securities for any other securities of the Company;

  if applicable, any transfer restrictions in respect of disqualified holders or otherwise;

  rights, if any, on a change of control;

  provisions as to modification, amendment or variation of any rights or terms attaching to the debt securities;

  the Trustee under the Trust Indenture pursuant to which the debt securities are to be issued; whether the Company will undertake to list the debt securities of the series on any securities exchange or automated interdealer quotation system; and

  any other terms, conditions, rights and preferences (or limitations on such rights and preferences) including covenants and events of default which apply solely to a particular series of the debt securities being offered which do not apply generally to other debt securities, or any covenants or events of default generally applicable to the debt securities which do not apply to a particular series of the debt securities.

The Company reserves the right to include in a prospectus supplement specific terms pertaining to the debt securities which are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless stated otherwise in the applicable prospectus supplement, no holder of debt securities will have the right to require the Company to repurchase the debt securities and there will be no increase in the interest rate if the Company becomes involved in a highly leveraged transaction or has a change of control.

The Company may issue debt securities bearing no interest or interest at a rate below the prevailing market rate at the time of issuance, and offer and sell these securities at a discount below their stated principal amount. The Company may also sell any of the debt securities for a foreign currency or currency unit, and payments on the debt securities may be payable in a foreign currency or currency unit. In any of these cases, the Company will describe certain Canadian federal income tax consequences and other special considerations in the applicable prospectus supplement.

Unless otherwise indicated in the applicable prospectus supplement, the Company may issue debt securities with terms different from those of debt securities previously issued and, without the consent of the holders thereof, reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

Original purchasers of debt securities which are convertible into or exchangeable for other securities of the Company will be granted a contractual right of rescission against the Company in respect of the purchase and conversion or exchange of such debt security. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the debt security and the amount paid upon conversion or exchange, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion or exchange takes place within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible or exchangeable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Ranking and Other Indebtedness

Unless otherwise indicated in an applicable prospectus supplement, the debt securities will be direct unsecured obligations of the Company. The debt securities will be senior or subordinated indebtedness of the Company as described in the applicable prospectus supplement. If the debt securities are senior indebtedness, they will rank equally and rateably with all other unsecured indebtedness of the Company from time to time issued and outstanding which is not subordinated. If the debt securities are subordinated indebtedness, they will be subordinated to senior indebtedness of the Company as described in the applicable prospectus supplement, and they will rank equally and rateably with other subordinated indebtedness of the Company from time to time issued and outstanding as described in the applicable prospectus supplement. The Company reserves the right to specify in a prospectus supplement whether a particular series of subordinated debt securities is subordinated to any other series of subordinated debt securities.

The Board may establish the extent and manner, if any, to which payment on or in respect of a series of debt securities will be senior or will be subordinated to the prior payment of the Company's other liabilities and obligations and whether the payment of principal, premium, if any, and interest, if any, will be guaranteed and the nature and priority of any security.

Registration of Debt Securities

Debt Securities in Book Entry Form

Unless otherwise indicated in an applicable prospectus supplement, debt securities of any series may be issued in whole or in part in the form of one or more global securities ("Global Securities") registered in the name of a designated clearing agency (a "Depositary") or its nominee and held by or on behalf of the Depositary in accordance with the terms of the applicable Trust Indenture. The specific terms of the depositary arrangement with respect to any portion of a series of debt securities to be represented by a Global Security will, to the extent not described herein, be described in the prospectus supplement relating to such series. The Company anticipates that the provisions described in this section will apply to all depositary arrangements.

Upon the issuance of a Global Security, the Depositary or its nominee will credit, in its book-entry and registration system, the respective principal amounts of the debt securities represented by the Global Security to the accounts of such participants that have accounts with the Depositary or its nominee ("Participants"). Such accounts are typically designated by the underwriters, dealers or agents participating in the distribution of the debt securities or by the Company if such debt securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to Participants or persons that may hold beneficial interests through Participants. With respect to the interests of Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by the Depositary or its nominee. With respect to the interests of persons other than Participants, ownership of beneficial interests in a Global Security will be shown on, and the transfer of that ownership will be effected only through records maintained by Participants or persons that hold through Participants.

So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable Trust Indenture and payments of principal, premium, if any, and interest, if any, on the debt securities represented by a Global Security will be made by the Company to the Depositary or its nominee. The Company expects that the Depositary or its nominee, upon receipt of any payment of principal, premium, if any, or interest, if any, will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by Participants to owners of beneficial interests in a Global Security held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of such Participants.

Conveyance of notices and other communications by the Depositary to direct Participants, by direct Participants to indirect Participants and by direct and indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial owners of debt securities may wish to take certain steps to augment transmission to them of notices of significant events with respect to the debt securities, such as redemptions, tenders, defaults and proposed amendments to the Trust Indenture.

Owners of beneficial interests in a Global Security will not be entitled to have the debt securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such debt securities in certificated non-book-entry form, and will not be considered the owners or holders thereof under the applicable Trust Indenture, and the ability of a holder to pledge a debt security or otherwise take action with respect to such holder's interest in a debt security (other than through a Participant) may be limited due to the lack of a physical certificate.

No Global Security may be exchanged in whole or in part for debt securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any person other than the Depositary for such Global Security or any nominee of such Depositary unless: (i) the Depositary is no longer willing or able to discharge properly its responsibilities as Depositary and the Company is unable to locate a qualified successor; (ii) the Company at its option elects, or is required by law, to terminate the book-entry system through the Depositary or the book-entry system ceases to exist; or (iii) if provided for in the Trust Indenture, after the occurrence of an event of default thereunder (provided the Trustee has not waived the event of default in accordance with the terms of the Trust Indenture), Participants acting on behalf of beneficial holders representing, in aggregate, a threshold percentage of the aggregate principal amount of the debt securities then outstanding advise the Depositary in writing that the continuation of a book-entry system through the Depositary is no longer in their best interest.

If one of the foregoing events occurs, such Global Security shall be exchanged for certificated non-book-entry debt securities of the same series in an aggregate principal amount equal to the principal amount of such Global Security and registered in such names and denominations as the Depositary may direct.

The Company, any underwriters, dealers or agents and any Trustee identified in an accompanying prospectus supplement, as applicable, will not have any liability or responsibility for (i) records maintained by the Depositary relating to beneficial ownership interests in the debt securities held by the Depositary or the book-entry accounts maintained by the Depositary, (ii) maintaining, supervising or reviewing any records relating to any such beneficial ownership interests, or (iii) any advice or representation made by or with respect to the Depositary and contained in this prospectus or in any prospectus supplement or Trust Indenture with respect to the rules and regulations of the Depositary or at the direction of Participants.

Unless otherwise stated in the applicable prospectus supplement, CDS Clearing and Depository Services Inc. or its successor will act as Depositary for any debt securities represented by a Global Security.

Debt Securities in Certificated Form

A series of the debt securities may be issued in definitive form, solely as registered securities, solely as unregistered securities or as both registered securities and unregistered securities. Unless otherwise indicated in the applicable prospectus supplement, unregistered securities will have interest coupons attached.

In the event that the debt securities are issued in certificated non-book-entry form, and unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on the debt securities (other than a Global Security) will be made at the office or agency of the Trustee or, at the option of the Company, by the Company by way of cheque mailed or delivered to the address of the person entitled at the address appearing in the security register of the Trustee or electronic funds wire or other transmission to an account of the person entitled to receive such payments. Unless otherwise indicated in the applicable prospectus supplement, payment of interest, if any, will be made to the persons in whose name the debt securities are registered at the close of business on the day or days specified by the Company.

At the option of the holder of debt securities, registered securities of any series will be exchangeable for other registered securities of the same series, of any authorized denomination and of a like aggregate principal amount and tenor. If, but only if, provided in an applicable prospectus supplement, unregistered securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of any series may be exchanged for registered securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. In such event, unregistered securities surrendered in a permitted exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest will not be payable on such date for payment of interest in respect of the registered security issued in exchange for such unregistered security, but will be payable only to the holder of such coupon when due in accordance with the terms of the Trust Indenture. Unless otherwise specified in an applicable prospectus supplement, unregistered securities will not be issued in exchange for registered securities.

The applicable prospectus supplement may indicate the places to register a transfer of the debt securities in definitive form. Except for certain restrictions to be set forth in the Trust Indenture, no service charge will be payable by the holder for any registration of transfer or exchange of the debt securities in definitive form, but the Company may, in certain instances, require a sum sufficient to cover any tax or other governmental charges payable in connection with these transactions.

DESCRIPTION OF WARRANTS

General

This section describes the general terms that will apply to any warrants for the purchase of Common Shares, or equity warrants, or for the purchase of debt securities, or debt warrants.

We may issue warrants independently or together with other securities, and warrants sold with other securities may be attached to or separate from the other securities. Warrants will be issued under one or more warrant agency agreements to be entered into by us and one or more banks or trust companies acting as warrant agent.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute warrants that, according to their terms as described in the applicable prospectus supplement, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the warrants to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the warrants will be distributed.

This summary of some of the provisions of the warrants is not complete. The statements made in this prospectus relating to any warrant agreement and warrants to be issued under this prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable warrant agreement. You should refer to the warrant indenture or warrant agency agreement relating to the specific warrants being offered for the complete terms of the warrants. A copy of any warrant indenture or warrant agency agreement relating to an offering or warrants will be filed by the Company with the securities regulatory authorities in the applicable Canadian offering jurisdictions after we have entered into it, and will be available electronically on SEDAR at www.sedar.com.

The applicable prospectus supplement relating to any warrants that we offer will describe the particular terms of those warrants and include specific terms relating to the offering.

Original purchasers of warrants (if offered separately) will have a contractual right of rescission against us in respect of the exercise of such warrant. The contractual right of rescission will entitle such original purchasers to receive, upon surrender of the underlying securities acquired upon exercise of the warrant, the total of the amount paid on original purchase of the warrant and the amount paid upon exercise, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the exercise takes place within 180 days of the date of the purchase of the warrant under the applicable prospectus supplement; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the warrant under the applicable prospectus supplement. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

In an offering of warrants, or other convertible securities, original purchasers are cautioned that the statutory right of action for damages for a misrepresentation contained in the prospectus is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible securities, are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces or territories. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

Equity Warrants

The particular terms of each issue of equity warrants will be described in the applicable prospectus supplement. This description will include, where applicable:

  the designation and aggregate number of equity warrants;

  the price at which the equity warrants will be offered;

  the currency or currencies in which the equity warrants will be offered;

  the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

  the number of Common Shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each equity warrant;

  the terms of any provisions allowing or providing for adjustments in (i) the number and/or class of shares that may be purchased, (ii) the exercise price per share or (iii) the expiry of the equity warrants;

  whether we will issue fractional shares;

  whether we have applied to list the equity warrants or the underlying shares on a stock exchange;

  the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

  the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

  whether the equity warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

  material Canadian federal income tax consequences of owning the equity warrants;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the equity warrants; and

  any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants will be described in the related prospectus supplement. This description will include, where applicable:

  the designation and aggregate number of debt warrants;

  the price at which the debt warrants will be offered;

  the currency or currencies in which the debt warrants will be offered;

  the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

  the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

  the principal amount and designation of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

  the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

  the minimum or maximum amount of debt warrants that may be exercised at any one time;

  whether the debt warrants will be subject to redemption or call, and, if so, the terms of such redemption or call provisions;

  material Canadian federal income tax consequences of owning the debt warrants;

  whether we have applied to list the debt warrants or the underlying debt securities on an exchange;

  any terms, procedures and limitations relating to the transferability, exchange or exercise of the debt warrants; and

  any other material terms or conditions of the debt warrants.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

DESCRIPTION OF UNITS

HIVE may issue units, which may consist of one or more of Common Shares, warrants or any other security specified in the relevant prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder of each of the securities included in the unit. In addition, the relevant prospectus supplement relating to an offering of units will describe all material terms of any units offered, including, as applicable:

  the designation and aggregate number of units being offered;

  the price at which the units will be offered;

  the designation, number and terms of the securities comprising the units and any agreement governing the units;

  the date or dates, if any, on or after which the securities comprising the units will be transferable separately;

  whether we will apply to list the units or any of the individual securities comprising the units on any exchange;

  material Canadian income tax consequences of owning the units, including, how the purchase price paid for the units will be allocated among the securities comprising the units; and

  any other material terms or conditions of the units.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

We may issue subscription receipts separately or in combination with one or more other securities, which will entitle holders thereof to receive, upon satisfaction of certain release conditions (the "Release Conditions") and for no additional consideration, Common Shares, warrants, debt securities or any combination thereof. Subscription receipts will be issued pursuant to one or more subscription receipt agreements (each, a "Subscription Receipt Agreement"), the material terms of which will be described in the applicable prospectus supplement, each to be entered into between the Company and an escrow agent (the "Escrow Agent") that will be named in the relevant prospectus supplement. Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee. If underwriters, dealers, or agents are used in the sale of any subscription receipts, one or more of such underwriters or agents may also be a party to the Subscription Receipt Agreement governing the subscription receipts sold to or through such underwriter or agent.

The following description sets forth certain general terms and provisions of subscription receipts that may be issued hereunder and is not intended to be complete. The statements made in this prospectus relating to any Subscription Receipt Agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement. Prospective investors should refer to the Subscription Receipt Agreement relating to the specific subscription receipts being offered for the complete terms of the subscription receipts. We will file a copy of any Subscription Receipt Agreement relating to an offering of subscription receipts with the applicable securities regulatory authorities in Canada after it has been entered into it.

General

The prospectus supplement and the Subscription Receipt Agreement for any subscription receipts that we may offer will describe the specific terms of the subscription receipts offered. This description may include, but may not be limited to, any of the following, if applicable:

  the designation and aggregate number of subscription receipts being offered;

  the price at which the subscription receipts will be offered;

  the designation, number and terms of the Common Shares, warrants and/or debt securities to be received by the holders of subscription receipts upon satisfaction of the Release Conditions, and any procedures that will result in the adjustment of those numbers;

  the Release Conditions that must be met in order for holders of subscription receipts to receive, for no additional consideration, the Common Shares, warrants and/or debt securities;

  the procedures for the issuance and delivery of the Common Shares, warrants and/or debt securities to holders of subscription receipts upon satisfaction of the Release Conditions;

  whether any payments will be made to holders of subscription receipts upon delivery of the Common Shares, warrants and/or debt securities upon satisfaction of the Release Conditions;

  the identity of the Escrow Agent;

  the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of subscription receipts, together with interest and income earned thereon (collectively, the "Escrowed Funds"), pending satisfaction of the Release Conditions;

  the terms and conditions pursuant to which the Escrow Agent will hold the Common Shares, warrants and/or debt securities pending satisfaction of the Release Conditions;

  the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

  if the subscription receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commissions in connection with the sale of the subscription receipts;

  procedures for the refund by the Escrow Agent to holders of subscription receipts of all or a portion of the subscription price of their subscription receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

  any contractual right of rescission to be granted to initial purchasers of subscription receipts in the event that this prospectus, the prospectus supplement under which such subscription receipts are issued or any amendment hereto or thereto contains a misrepresentation;

  any entitlement of HIVE to purchase the subscription receipts in the open market by private agreement or otherwise;

  whether we will issue the subscription receipts as Global Securities and, if so, the identity of the Depositary for the Global Securities;

  whether we will issue the subscription receipts as unregistered bearer securities, as registered securities or both;

  provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms of the subscription receipts, including upon any subdivision, consolidation, reclassification or other material change of the Common Shares, warrants or other HIVE securities, any other reorganization, amalgamation, merger or sale of all or substantially all of the Company's assets or any distribution of property or rights to all or substantially all of the holders of Common Shares;

  whether we will apply to list the subscription receipts on any exchange;

  material Canadian federal income tax consequences of owning the subscription receipts; and

  any other material terms or conditions of the subscription receipts.

Original purchasers of subscription receipts will have a contractual right of rescission against us in respect of the conversion of the subscription receipts. The contractual right of rescission will entitle such original purchasers to receive the amount paid on original purchase of the subscription receipts upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion takes place within 180 days of the date of the purchase of the subscription receipts under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of purchase of the subscription receipts under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

Rights of Holders of Subscription Receipts Prior to Satisfaction of Release Conditions

The holders of subscription receipts will not be, and will not have the rights of, Shareholders. Holders of subscription receipts are entitled only to receive Common Shares, warrants and/or debt securities on exchange of their subscription receipts, plus any cash payments, if any, all as provided for under the Subscription Receipt Agreement and only once the Release Conditions have been satisfied. If the Release Conditions are not satisfied, holders of subscription receipts shall be entitled to a refund of all or a portion of the subscription price therefor and their pro rata share of interest earned or income generated thereon, if provided for in the Subscription Receipt Agreement, all as provided in the Subscription Receipt Agreement.

Escrow

The Subscription Receipt Agreement will provide that the Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the subscription receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the subscription receipts) at the time and under the terms specified by the Subscription Receipt Agreement. If the Release Conditions are not satisfied, holders of subscription receipts will receive a refund of all or a portion of the subscription price for their subscription receipts, plus their pro-rata entitlement to interest earned or income generated on such amount, if provided for in the Subscription Receipt Agreement, in accordance with the terms of the Subscription Receipt Agreement. Common Shares, warrants and or debt securities may be held in escrow by the Escrow Agent and will be released to the holders of subscription receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Modifications

The Subscription Receipt Agreement will specify the terms upon which modifications and alterations to the subscription receipts issued thereunder may be made by way of a resolution of holders of subscription receipts at a meeting of such holders or consent in writing from such holders. The number of holders of subscription receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Subscription Receipt Agreement will also specify that we may amend any Subscription Receipt Agreement and the subscription receipts without the consent of the holders of the subscription receipts to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision or in any other manner that will not materially and adversely affect the interests of the holders of outstanding subscription receipts or as otherwise specified in the Subscription Receipt Agreement.

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue share purchase contracts, representing contracts obligating holders to purchase from or sell to us a specified number of Common Shares, as applicable, at a future date or dates.

The price per Common Share and the number of Common Shares, as applicable, may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula or method set forth in the share purchase contracts. We may issue share purchase contracts in accordance with applicable laws and in such amounts and in as many distinct series as we may determine.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and beneficial interests in debt securities, or debt obligations of third parties, including U.S. treasury securities or obligations of the subsidiaries, securing the holders' obligations to purchase the Common Shares under the share purchase contracts, which we refer to in this prospectus as share purchase units. The share purchase contracts may require the Company to make periodic payments to the holders of the share purchase units or vice versa, and these payments may be unsecured or refunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under those contracts in a specified manner.

Holders of share purchase contracts are not shareholders of HIVE. The particular terms and provisions of share purchase contracts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such share purchase contracts. This description will include, where applicable: (i) whether the share purchase contracts obligate the holder to purchase or sell, or both purchase and sell, Common Shares, as applicable, and the nature and amount of those securities, or the method of determining those amounts; (ii) any conditions upon which the purchase or sale will be contingent and the consequences if such conditions are not satisfied; (iii) whether the share purchase contracts are to be settled by delivery, or by reference or linkage to the value or performance of Common Shares; (iv) any acceleration, cancellation, termination or other provisions relating to the settlement of the share purchase contracts; (v) the date or dates on which the sale or purchase must be made, if any; (vi) whether the share purchase contracts will be issued in fully registered or global form; (vii) the material income tax consequences of owning, holding and disposing of the share purchase contracts; and (vii) any other material terms and conditions of the share purchase contracts including, without limitation, transferability and adjustment terms and whether the share purchase contracts will be listed on a stock exchange.

The Company will deliver an undertaking to the securities regulatory authority in each of the provinces and territories of Canada, that it will not distribute share purchase contracts that, according to their terms as described in the applicable prospectus supplement, are "novel" specified derivatives within the meaning of Canadian securities legislation, separately to any member of the public in Canada, unless the offering is in connection with and forms part of the consideration for an acquisition or merger transaction or unless such prospectus supplement containing the specific terms of the share purchase contracts to be distributed separately is first approved by or on behalf of the securities commissions or similar regulatory authorities in each of the provinces and territories of Canada where the share purchase contracts will be distributed.

Original purchasers of share purchase contracts will be granted a contractual right of rescission against the Company in respect of the conversion, exchange or exercise of such share purchase contract. The contractual right of rescission will entitle such original purchasers to receive the amount paid upon conversion, exchange or exercise, upon surrender of the underlying securities gained thereby, in the event that this prospectus (as supplemented or amended) contains a misrepresentation, provided that: (i) the conversion, exchange or exercise takes place within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus; and (ii) the right of rescission is exercised within 180 days of the date of the purchase of the convertible, exchangeable or exercisable security under this prospectus. This contractual right of rescission will be consistent with the statutory right of rescission described under section 131 of the Securities Act (British Columbia), and is in addition to any other right or remedy available to original purchasers under section 131 of the Securities Act (British Columbia) or otherwise at law.

PLAN OF DISTRIBUTION

The Company may sell the securities of the Company offered by this prospectus (collectively, the "Securities"), separately or together, to or through underwriters, dealers or agents purchasing as principals for public offering and sale by them and also may sell Securities to one or more other purchasers directly or through agents. Each prospectus supplement will set forth the terms of the offering, including the name or names of any underwriters or agents, the purchase price or prices of the Securities (or the manner of determination thereof if offered on a non-fixed price basis, including sales in transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102), and the proceeds to the Company from the sale of the Securities.

The Securities may be sold from time to time in one or more transactions at a fixed price or prices which may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The prices at which the Securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of Securities at a fixed price or prices, the underwriters have made a reasonable effort to sell all of the Securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the Securities is less than the gross proceeds paid by the underwriters to the Company.

The sale of Common Shares may be effected from time to time in one or more transactions at non-fixed prices pursuant to transactions that are deemed to be "at-the-market distributions" as defined in NI 44-102, including sales made directly on the TSXV, Nasdaq, or other existing trading markets for the Common Shares. Sales of Common Shares under an "at-the-market distribution", if any, will be made pursuant to an accompanying prospectus supplement. The volume and timing of any "at-the-market distributions" will be determined at the Company's sole discretion.

Underwriters, dealers and agents who participate in the distribution of the Securities may be deemed to be underwriters, and any commissions received by them from the Company and any profit on the resale of the Securities by them may be deemed to be underwriting commissions under the U.S. Securities Act.

Underwriters, dealers and agents who participate in the distribution of the Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

Unless otherwise specified in the relevant prospectus supplement, in connection with any offering of Securities, other than an "at-the-market distribution", the underwriters, dealers or agents who participate in the distribution of Securities may over-allot or effect transactions intended to maintain or stabilize the market price of the Securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. No underwriter involved in an "at-the-market distribution", no affiliate of such an underwriter and no person or company acting jointly or in concert with such an underwriter may over-allot Common Shares in connection with the distribution or may effect any other transactions that are intended stabilize or maintain the market price of the Common Shares in connection with an "at-the-market distribution" including selling an aggregate number or principal amount of securities that would result in the underwriter creating an over-allocation position in the securities.

Unless stated to the contrary in any prospectus supplement, the Securities have not been registered under the U.S. Securities Act or any state securities laws and may not be offered, sold or delivered within the United States or to U.S. persons within the meaning of Regulation S under the U.S. Securities Act, except in certain transactions that are registered or exempt from the registration requirements of the U.S. Securities Act. In addition, until 40 days after the commencement of an offering of Securities, an offer or sale of the Securities within the United States or to U.S. persons by any dealer, whether or not participating in the offering, may violate the registration requirements of the U.S. Securities Act if such offer or sale is made otherwise than in accordance with an exemption from the registration requirements of the U.S. Securities Act. Each prospectus supplement with respect to the Company's securities being offered will set forth the terms of the offering, including:

  the person offering the securities;

  the name or names of any underwriters, dealers or other placement agents;

  the number and the purchase price of, and form of consideration for, our securities;

  any proceeds to the Company from such sale; and

  any commissions, fees, discounts and other items constituting underwriters', dealers' or agents' compensation.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe certain Canadian federal income tax consequences to an investor who is a non-resident of Canada or to an investor who is a resident of Canada of acquiring, owning and disposing of any of the Company's securities offered thereunder.

The applicable prospectus supplement may also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code of 1986, as amended), including, to the extent applicable, such consequences relating to debt securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special items.

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. Investors should read the tax discussion in any prospectus supplement with respect to a particular offering and consult their own tax advisors with respect to their own particular circumstances.

LEGAL MATTERS

Certain legal matters related to the Company's securities offered by this prospectus will be passed upon on the Company's behalf by Peterson McVicar LLP, with respect to matters of Canadian law. Certain legal matters relating to United States law related to the Company's securities offered by this prospectus will be passed upon on behalf of the Company by Kavinoky Cook, LLP. In addition, certain legal matters in connection with any offering of securities may be passed upon for any underwriters, dealers or agents by counsel to be designated at the time of the offering by such underwriters, dealers or agents.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditor of the Company is Davidson & Company LLP at its offices located at 1200 - 609 Granville Street, Vancouver, BC V7Y 1G6.

The transfer agent and registrar of the Company is Computershare Investor Services Inc. with its principal offices in Vancouver, British Columbia and Toronto, Ontario.

AGENT FOR SERVICE OF PROCESS

Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if the party has appointed an agent for service of process.

Certain directors of the Company reside outside of Canada. Frank Holmes, Dave Perrill, Susan McGee, and Ian Mann have appointed the following agents for service of process:

Name of Person	Name and Address of Agent
Frank Holmes	HIVE Blockchain Technologies Ltd. Suite 2500, 700 West Georgia Street, Vancouver, BC, V7Y 1B3
Dave Perrill
Susan McGee
Ian Mann

EXEMPTIVE RELIEF FROM NATIONAL INSTRUMENT 44-101

Pursuant to a decision of the Autorité des Marchés Financiers, the securities regulatory authority in the Province of Québec, dated December 22, 2020, the Company was granted relief from the requirement that this Prospectus and all documents incorporated by reference herein, as well as any prospectus supplement that relates to any future "at-the- market" distribution, must be in both the French and English languages. The Company is not required to file French versions of this Prospectus, the documents incorporated by reference herein or any prospectus supplement relating to an "at-the-market" distribution. This exemption was granted on the condition that this prospectus, together with any prospectus supplement, and any documents incorporated by reference in the prospectus or any prospectus supplement, be translated into French if the Company offers securities to Québec purchasers in connection with an offering other than in relation to an "at-the-market" distribution.

STATUTORY RIGHTS OF WITHDRAWAL AND RESCISSION

Securities legislation in some provinces and territories of Canada provides purchasers of securities with the right to withdraw from an agreement to purchase securities and with remedies for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser are not sent or delivered to the purchaser. However, purchasers of securities under an at-the-market distribution by HIVE do not have the right to withdraw from an agreement to purchase the securities and do not have remedies of rescission or, in some jurisdictions, revisions of the price, or damages for non-delivery of the prospectus, prospectus supplement, and any amendment relating to securities purchased by such purchaser because the prospectus, prospectus supplement, and any amendment relating to the securities purchased by such purchaser will not be sent or delivered, as permitted under Part 9 of NI44-102.

Securities legislation in some provinces and territories of Canada further provides purchasers with remedies for rescission or, in some jurisdictions, revisions of the price or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contains a misrepresentation.

Those remedies must be exercised by the purchaser within the time limit prescribed by securities legislation. Any remedies under securities legislation that a purchaser of securities distributed under an at-the-market distribution by HIVE may have against HIVE or its agents for rescission or, in some jurisdictions, revisions of the price, or damages if the prospectus, prospectus supplement, and any amendment relating to securities purchased by a purchaser contain a misrepresentation will remain unaffected by the non-delivery of the prospectus referred to above.

In an offering of warrants, or other convertible, exchangeable or exercisable securities, investors are cautioned that the statutory right of action for damages under Canadian securities laws for a misrepresentation contained in the prospectus or a prospectus supplement (or any amendment thereto) is limited, in certain provincial and territorial securities legislation, to the price at which the warrants, or other convertible, exchangeable or exercisable securities are offered to the public under the prospectus offering. This means that, under the securities legislation of certain provinces and territories, if the purchaser pays additional amounts upon conversion, exchange or exercise of such securities, those amounts may not be recoverable under the statutory right of action for damages that applies in those provinces.

The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights, or consult with a legal advisor.

CERTIFICATE OF THE COMPANY

Dated: January 4, 2022

This amended and restated short form base shelf prospectus, together with the documents incorporated in this prospectus by reference, will, as of the date of a particular distribution of securities under the prospectus, constitute full, true and plain disclosure of all material facts relating to the securities offered by this amended and restated prospectus and the supplement as required by the securities legislation of each of the provinces and territories of Canada.

(Signed) "Frank Holmes"	(Signed) "Darcy Daubaras"
Frank Holmes Interim Chief Executive Officer	Darcy Daubaras Chief Financial Officer

On Behalf of the Board of Directors

(Signed) "Ian Mann"	(Signed) "Dave Perrill"
Ian Mann Director	Dave Perrill Director

PART II

INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR
PURCHASERS

Indemnification of Directors and Officers.

Hive Blockchain Technologies Ltd. ("we", "us" or "our company") is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the "Act").

Under Section 160 of the Act, we may, subject to Section 163 of the Act:

(1) indemnify an individual who:

· is or was a director or officer of our company;

· is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

· at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an "eligible party"), against all eligible penalties to which the eligible party is or may be liable; and

(2) after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

"eligible penalty" means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

"eligible proceeding" means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (a) is or may be joined as a party, or (b) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

"proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the Act, and subject to Section 163 of the Act, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the Act, and subject to Section 163 of the Act, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the Act, the eligible party will repay the amounts advanced.

Under Section 163 of the Act, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

· if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

· if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

· if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

· in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the Act, as the case may be, in respect of the proceeding.

Under Section 164 of the Act, and despite any other provision of Part 5, Division 5 of the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the Act, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

· order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

· order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

· order the enforcement of, or payment under, an agreement of indemnification entered into by us;

· order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the Act; or

· make any other order the court considers appropriate.

Section 165 of the Act provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the Act, we must indemnify a director, former director or alternate director and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the Act, we may agree to indemnify and may indemnify any person (including an eligible party). We have entered into indemnity agreements with certain of our directors and officers.

Pursuant to our articles, the failure of an eligible party to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of a person (or his or her heirs or legal personal representatives) who:

· is or was a director, alternate director, officer, employee or agent of our company;

· is or was a director, alternate director, officer, employee or agent of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

· at our request, is or was, or holds or held a position equivalent to that of, a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity,

against any liability incurred by him or her as a director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Exhibits

The following exhibits have been filed as part of this Registration Statement:

Exhibit	Description
4.1	Annual Information Form for the year ended March 31, 2021, dated as at September 23, 2021(incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 40-F filed with the SEC on September 24, 2021 (File No. 001-40398)).
4.2	Amended Annual Information Form for the year ended March 31, 2021, dated as at September 23, 2021 (incorporated by reference to Exhibit 99.9 to the Company’s Current Report on Form 6-K filed with the SEC on January 3, 2022 (File No. 001-40398)).
4.3	Audited Consolidated Financial Statements for the years ended March 31, 2021 and 2020 (incorporated by reference to Exhibit 99.2 to the Company’s Annual Report on Form 40-F filed with the SEC on September 24, 2021 (File No. 001-40398)).
4.4	Annual Management’s Discussion and Analysis for the year ended March 31, 2021 (incorporated by reference to Exhibit 99.3 to the Company’s Annual Report 40-F filed with the SEC on September 24, 2021 (File No. 001-40398)).
4.5	Unaudited Condensed Interim Consolidated Financial Statements for the three and six months ended September 30, 2021 and 2020 (incorporated by reference to Exhibit 99.5 to the Company’s Current Report on Form 6-K filed with the SEC on November 16, 2021 (File No. 001-40398)).
4.6	Management’s Discussion and Analysis for the three and six months ended September 30, 2021 and 2020 (incorporated by reference to Exhibit 99.6 to the Company’s Current Report on Form 6-K filed with the SEC on November 16, 2021 (File No. 001-40398)).
4.7	Information Circular dated November 9, 2021 with respect to the annual general meeting of the Company’s shareholders (“Shareholders”) held on December 21, 2021 (incorporated by reference to Exhibit 99.6 to the Company’s Current Report on 6-K filed with the SEC on December 3, 2021 (File No. 001-40398)).
4.8	Material Change Report dated February 26, 2021 relating to the Company’s acquisition of GPU Atlantic Inc. (incorporated by reference to Exhibit 99.26 to the Company’s Registration Statement on Form 40-F filed with the SEC on May 10, 2021(File No. 001-40398)).
4.9	Material Change Report dated April 8, 2021 relating to the Company’s fiscal year end cryptocurrency inventory (incorporated by reference to Exhibit 99.30 to the Company’s Registration Statement on Form 40-F filed with the SEC on May 10, 2021 (File No. 001-40398)).
4.10	Material Change Report dated April 20, 2021 relating to the completion of the acquisition of a 50 megawatt data centre campus in New Brunswick from GPU.One Holding Inc. (incorporated by reference to Exhibit 99.102 to the Company’s Registration Statement on Form 40-F filed with the SEC on May 10, 2021 (File No. 001-40398)).
4.11	Material Change Report dated May 10, 2021 relating to the sale of the Company’s Norwegian subsidiary Kolos Norway AS (incorporated by reference to Exhibit 99.106 to the Company’s Registration Statement on Form 40-F/A filed with the SEC on May 13, 2021 (File No. 001-40398)).
4.12	Material Change Report dated May 28, 2021 relating to the confirmation from Bodens Energi Nät AB for the supply of an additional 10 MW of green energy electricity for the Company’s GPU data centre in Sweden, the continual mining of Ethereum Classic and the continuation of the Company’s strategy to holding coins in cold wallets (incorporated by reference to Exhibit 99.108 to the Company’s Registration Statement on Form 40-F/A filed with the SEC on June 15, 2021 (File No. 001-40398)).
4.13	Material Change Report dated June 17, 2021 relating to the approval to list the Common shares on the Nasdaq (incorporated by reference to Exhibit 99.110 to the Company’s Registration Statement on 40-F/A filed with the SEC on June 28, 2021 (File No. 001-40398)).
4.14	Material Change Report dated June 21, 2021 relating to the expansion in Sweden with a 4.6MW facility (incorporated by reference to Exhibit 99.112 to the Company’s Registration Statement on 40-F/A filed with the SEC on June 28, 2021 (File No. 001-40398)).

4.15	Material Change Report dated June 30, 2021 relating to Nasdaq listing date (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on July 6, 2021 (File No. 001-40398)).
4.16	Material Change Report dated July 2, 2021 relating to joining the NVIDIA Partner Network Cloud Service Provider program and the entering into of purchaser agreements for NVIDA GPU’s (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on July 6, 2021 (File No. 001-40398)).
4.17	Material Change Report dated July 2, 2021 relating to the Company’s long term high performance computing strategy beyond Ethereum 2.0 (incorporated by reference to Exhibit 99.6 to the Company’s Current Report on Form 6-K filed with the SEC on July 6, 2021 (File No. 001-40398)).
4.18	Material Change Report dated July 12, 2021 relating to the acquisition of cryptocurrency mining equipment (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on July 13, 2021 (File No. 001-40398)).
4.19	Material Change Report dated July 30, 2021 relating to the Company’s operation gash rate and the acquisition of cryptocurrency and mining equipment (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on August (File No. 001-40398)).
4.20	Material Change Report dated July 30, 2021 relating to the Company’s operation has rate and the acquisition of cryptocurrency mining equipment (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on August 5, 2021 (File No. 001-40398)).
4.21	Material Change Report dated July 30, 2021 relating to the filing of the Company’s annual financial statements (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on August 5, 2021 (File No. 001-40398)).
4.22	Material Change Report dated August 5, 2021 relating to Company’s request to be granted a management cease trade order (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on August 6, 2021 (File No. 001-40398)).
4.23	Material Change Report dated August 13, 2021 relating to the acquisition of cryptocurrency mining equipment (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on August 17, 2021(File No. 001-40398)).
4.24	Material Change Report dated August 19, 2021 relating to the appointment of Aydin Kilic as President and Chief Operating Officer (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on August 20, 2021(File No. 001-40398)).
4.25	Material Change Report dated August 24, 2021 relating to the appointment of Johanna Thörnblad to the position of Country President in Sweden for the Company’s Swedish Data Centres (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on August 26, 2021 (File No. 001-40398)).
4.26	Material Change Report dated August 30, 2021 relating to achievement of the Company’s target of 1 exahash per second of Bitcoin mining hashrate (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on September 1, 2021 (File No. 001-40398)).
4.27	Material Change Report dated September 9, 2021 relating to the acquisition of cryptocurrency mining equipment and the Company holding over 1,000 Bitcoins in its cold wallets (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on September 15, 2021(File No. 001-40398)).
4.28	Material Change Report dated September 13, 2021 relating to the acquisition of cryptocurrency mining equipment (incorporated by reference to Exhibit 99.5 to the Company’s Current Report on Form 6-K filed with the SEC on September 15, 2021 (File No. 001-40398)).
4.29	Material Change Report dated September 13, 2021 relating to the construction of the Company’s data centre in New Brunswick and that the Company’s Nasdaq ticker will be changing to HIVE (incorporated by reference to Exhibit 99.6 to the Company’s Current Report on Form 6-K filed with the SEC on September 15, 2021 (File No. 001-40398)).

4.30	Material Change Report dated September 24, 2021 relating to the Company’s fiscal year end 2021 financial results.
4.31	Material Change Report dated October 4, 2021 relating to the Company’s fiscal year 2021 first quarter financial results (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on October 15, 2021 (File No. 001-40398)).
4.32	Material Change Report dated October 6, 2021 relating to the appointment of Diana Biggs to the board of directors of the Company’s subsidiary HIVE Blockchain Switzerland AG (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on October 15, 2021 (File No. 001-40398)).
4.33	Material Change Report dated October 13, 2021 relating to an update on the Company’s ATM Financing (incorporated by reference to Exhibit 99.6 to the Company’s Current Report on Form 6-K filed with the SEC on October 15, 2021 (File No. 001-40398)).
4.34	Material Change Report dated October 21, 2021 relating to the acquisition of the crypto currency mining equipment (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on October 28, 2021 (File No. 001-40398)).
4.35	Material Change Report dated October 26, 2021 relating to the restatement of the Company’s interim financial statements for the period ended June 30, 2021 and 2020, and the corresponding management’s discussion and analysis (incorporated by reference to Exhibit 99.9 to the Company’s Current Report on Form 6-K filed with the SEC on October 28, 2021 (File No. 001-40398)).
4.36	Material Change Report dated October 27, 2021 relating to the C$450,000 strategic investment of the Company in Network Entertainment, Inc. and containing certain market information (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on November 16, 2021 (File No. 001-40398)).
4.37	Material Change Report dated November 9, 2021 relating to a proposed $110,020,000 bought deal private placement financing (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on November 16, 2021 (File No. 001-40398)).
4.38	Material Change Report dated November 17, 2021 relating to the Company’s earnings report for the second quarter ended September 30, 2021(incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on December 3, 2021 (File No. 001-40398)).
4.39	Material Change Report dated November 22, 2021 relating to the production figures from the Company’s global Bitcoin and Ethereum mining operations for the month of October 2021, the Company’s BTC HODL position and the announcement of a new team member in New Brunswick (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on December 3, 2021(File No. 001-40398)).
4.40	Material Change Report dated November 30, 2021 relating to the closing of a $115,023,000 bought deal private placement financing (incorporated by reference to Exhibit 99.11 to the Company’s Current Report on Form 6-K filed with the SEC on December 3, 2021 (File No. 001-40398)).
4.41	Material Change Report dated December 1, 2021 relating to the Company’s investment in Titan.IO, Inc. (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on January 3, 2022 (File No. 001-40398)).
4.42	Material Change Report dated December 22, 2021 relating to the results from the Company’s shareholder meeting and a corporate update (incorporated by reference to Exhibit 99.6 to the Company’s Current Report on Form 6-K filed with the SEC on January 3, 2022 (File No. 001-40398)).
4.43	Material Change Report dated December 31, 2021 relating to the refiling of the Company’s annual information form for the year ended March 31, 2021 (incorporated by reference to Exhibit 99.8 to the Company’s Current Report on Form 6-K filed with the SEC on January 3, 2022 (File No. 001-40398)).

4.44	Annual Information Form for the year ended March 31, 2022, dated as at July 19, 2022 (incorporated by reference to Exhibit 99.1 to the Company’s Annual Report on Form 40-F filed with the SEC on July 22, 2022 (File No. 001-40398)).
4.45	Audited Consolidated Financial Statements for the years ended March 31, 2022 and 2022 (incorporated by reference to Exhibit 99.2 to the Company’s Annual Report on Form 40-F filed with the SEC on July 22, 2022 (File No. 001-40398)).
4.46	Annual Management’s Discussion and Analysis for the year ended March 31, 2022 (incorporated by reference to Exhibit 99.3 to the Company’s Annual Report 40-F filed with the SEC on July 22, 2022 (File No. 001-40398)).
4.47	Unaudited Condensed Interim Consolidated Financial Statements for the three months ended June 30, 2022 and 2021 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 6-K filed with the SEC on August 18, 2022 (File No. 001-40398)).
4.48	Management’s Discussion and Analysis for the three months ended June 30, 2022 and 2021(incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on August 17, 2022 (File No. 001-40398)).
4.49	The Company’s statement of executive compensation for the year ended March 31, 2022 and filed on August 18, 2022 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on August 23, 2022 (File No. 001-40398)).
4.50	Material Change Report dated April 8, 2022 related to its March 2022 cryptocurrency production (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on May 13, 2022 (File No. 001-40398)).
4.51	Material Change Report dated May 4, 2022 related to its April 2022 cryptocurrency production (incorporated by reference to Exhibit 99.4 to the Company’s Current Report on Form 6-K filed with the SEC on May 13, 2022 (File No. 001-40398)).
4.52	Material Change Report dated May 11, 2022 related to the proposed consolidation (the “Consolidation”) of the Common Shares on the basis of five (5) pre-Consolidation Common Shares for one (1) post-Consolidation Common Share (incorporated by reference to Exhibit 99.6 to the Company’s Current Report on Form 6-K filed with the SEC on May 13, 2022 (File No. 001-40398)).
4.53	Material Change Report dated May 24, 2022 related to the completion of the Consolidation (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on May 25, 2022 (File No. 001-40398)).
4.54	Material Change Report dated June 9, 2022 related to the production figures from the Company’s Bitcoin and Ethereum mining operations for the month of May 2022 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on June 27, 2022 (File No. 001-40398)).
4.55	Material Change Report dated July 5, 2022 related to the delay in certain annual filings, including the Company’s annual report on Form 40-F and the 2022 (incorporated by reference to Exhibit 99.3 to the Company’s Current Report on Form 6-K filed with the SEC on July 8, 2022 (File No. 001-40398)).
4.56	Material Change Report dated July 7, 2022 related to the production figures from the Company's Bitcoin and Ethereum mining operations for the month of June 2022 (incorporated by reference to Exhibit 99.5 to the Company’s Current Report on Form 6-K filed with the SEC on July 8, 2022 (File No. 001-40398)).
4.57	Material Change Report dated July 13, 2022 related to an update regarding the Company’s delayed annual filings (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on July 18, 2022 (File No. 001-40398)).
4.58	Material Change Report dated July 20, 2022 related to the Company's financial review and results for the year ended March 31, 2022
4.59	Material Change Report dated August 5, 2022 related to related to the production figures from the Company’s Bitcoin and Ethereum mining operations for the month of July 2022 (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 6-K filed with the SEC on August 8, 2022 (File No. 001-40398)).

4.60	Material Change Report dated August 16, 2022 related to the Company's earnings report for the first quarter ended June 30, 2022 (incorporated by reference to Exhibit 99.6 to the Company's Current Report on Form 6-K filed with the SEC on August 17, 2022 (File No. 001-40398)).
4.61	Material Change Report dated August 17, 2022, which amended Material Change Report dated August 16, 2022, in order to present the actual press release disseminated on August 16, 2022 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 6-K filed with the SEC on August 23, 2022 (File No. 001-40398)).
4.62	Material Change Report dated August 26, 2022 related to the grant of stock options and restricted share units to certain employees, officers and consultants of the Company.
4.63

Material Change Report dated April 21, 2021 relating to the Company’s the closing of the share swap transaction with DeFi Technologies, Inc. and containing certain market information (incorporated by reference to Exhibit 99.104 to the Company’s Registration Statement on Form 40-F filed with the SEC on May 10, 2021(File No. 001-40398)).

5.1	Consent of Davidson & Company LLP
6.1	Power of Attorney (included on the signature page to this Registration Statement)
7.1	Form of Senior Indenture
7.2	Form of Subordinated Indenture
107	Calculation of Filing Fee Table

PART III

UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking.

The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the SEC staff, and to furnish promptly, when requested to do so by the SEC staff, information relating to the securities registered pursuant to this Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process.

(a) Concurrently with the initial filing of this Registration Statement, the Registrant filed with the SEC a written irrevocable consent and power of attorney on Form F-X.

(b) Any change to the name or address of the Registrant's agent for service shall be communicated promptly to the SEC by amendment to Form F-X referencing the file number of this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas, on September 2, 2022

HIVE BLOCKCHAIN TECHNOLOGIES LTD.

By:
/s/ Frank Holmes
Name:	Frank Holmes
Title:	Executive Chairman

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Holmes and Darcy Daubaras, or either of them, his true and lawful attorneys-in-fact and agents, each of whom may act alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and any and all additional registration statements (including amendments and post-effective amendments thereto) in connection with any increase in the amount of securities registered with the SEC, and to file the same, with all exhibits thereto, and other documents and in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his said attorneys-in-fact and agents or any of them or his substitute or substitutes may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title	Date

/s/ Frank Holmes	Director & Executive Chairman	September 2, 2022
Frank Holmes	(Principal Executive Officer)

/s/ Dave Perrill	Director	September 2, 2022
Dave Perrill

/s/ Ian Mann	Director	September 2, 2022
Ian Mann

/s/ Susan McGee	Director	September 2, 2022
Susan McGee

/s/ Marcus New	Director	September 2, 2022
Marcus New

/s/ Darcy Daubaras	Chief Financial Officer	September 2, 2022
Darcy Daubaras	(Principal Financial Officer)

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on September 2, 2022.

COGENCY GLOBAL INC. as authorized representative for HIVE BLOCKCHAIN TECHNOLOGIES LTD.

By:	/s/Colleen A. De Vries
Name: Colleen A. De Vries
Title: Sr. Vice President on behalf of Cogency Global Inc.